                                                                   Exhibit 10.15

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                                   $15,000,000

                                 LOAN AGREEMENT

                          Dated as of September 1, 1998

                                     Between

                       THE NEW YORK RESTAURANT GROUP, INC.

                                       and

                                FLEET BANK, N.A.

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

                                    TABLE OF CONTENTS

SECTION 1.   DEFINITIONS ..................................................    1
      1.1    Defined Terms ................................................    1
      1.2    Accounting Terms; UCC Terms ..................................   12
      1.3    Certain Matters of Construction ..............................   12

SECTION 2.   AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENT
             AND TERM LOAN ................................................   12
      2.1    Revolving Loan Commitment ....................................   12
      2.2    Revolving Loan Note ..........................................   12
      2.3    Procedure for Requesting Advances ............................   13
      2.4    Interest on the Revolving Loan Note ..........................   14
      2.5    Restrictions with Respect to Working Capital Advances ........   14
      2.6    Term Loan ....................................................   14
      2.7    Term Note ....................................................   14
      2.8    Interest on the Term Note ....................................   14
      2.9    Prepayment ...................................................   15
      2.10   Interest Payments; Default Rate; Manner of Payments ..........   15
      2.11   Additional Provisions regarding LIBOR Loans ..................   17
      2.12   Indemnities ..................................................   19
      2.13   Increased Costs ..............................................   20
      2.14   [INTENTIONALLY OMITTED] ......................................   20
      2.15   Taxes ........................................................   20
      2.16   Use of Proceeds ..............................................   22
      2.17   Letters of Credit ............................................   22

SECTION 3.   REPRESENTATIONS AND WARRANTIES ...............................   23
      3.1    Financial Condition ..........................................   23
      3.2    Due Existence and Authority; Compliance with Law .............   23
      3.3    Power and Authority; Authorization; Enforceable Obligations ..   24
      3.4    Legal Bar ....................................................   24
      3.5    No Material Litigation .......................................   24
      3.6    No Default ...................................................   25
      3.7    No Burdensome Restrictions ...................................   25
      3.8    Taxes ........................................................   25
      3.9    Federal Regulations ..........................................   25
      3.10   Liens on Properties ..........................................   25
      3.11   Security Interest ............................................   25
      3.12   Ownership, Leasehold Interests and Liens .....................   26
      3.13   Information ..................................................   26
      3.14   Tradenames ...................................................   26
      3.15   Solvency .....................................................   26
      3.16   Brokers ......................................................   26

      3.17   Management Agreements ........................................   26
      3.18   Consents of Restaurant Owners ................................   27
      3.19   Leases .......................................................   27
      3.20   Environmental Compliance .....................................   27
      3.21   No Material Adverse Change ...................................   28
      3.22   No Default under Revolving Loan ..............................   29
      3.23   Leases .......................................................   29
      3.24   Year 2000 Compliance .........................................   29

SECTION 4.   CONDITIONS PRECEDENT .........................................   30
      4.1    Conditions to Initial Advance ................................   30
      4.2    Conditions to All Extensions of Credit .......................   33

SECTION 5.   AFFIRMATIVE COVENANTS ........................................   34
      5.1    Compliance with Laws, Etc ....................................   34
      5.2    Preservation of Existence ....................................   34
      5.3    Financial Information and Compliance Certificates ............   34
      5.4    Defaults .....................................................   35
      5.5    Insurance ....................................................   35
      5.6    Preservation of Properties ...................................   35
      5.7    Taxes ........................................................   35
      5.8    Notice of Litigation .........................................   36
      5.9    Alan Stillman ................................................   36
      5.10   Security Agreement and Projects ..............................   36
      5.11   New Restaurants ..............................................   36

SECTION 6.   FINANCIAL COVENANTS ..........................................   36
      6.1    Covenants ....................................................   36
      6.2    Financial Covenants related to Affiliates ....................   37

SECTION 7.   NEGATIVE COVENANTS ...........................................   37
      7.1    Indebtedness for Borrowed Money ..............................   37
      7.2    Mergers and Sales of Assets ..................................   38
      7.3    Loans; Investments ...........................................   38
      7.4    Liens ........................................................   38
      7.5    Contingent Liabilities .......................................   38
      7.6    Sales of Receivables; Sale - Leasebacks ......................   38
      7.7    INTENTIONALLY OMITTED ........................................   39
      7.8    Nature of Business ...........................................   39
      7.9    Accounting Changes ...........................................   39
      7.10   Transactions with Affiliates .................................   39
      7.11   Operating Loss ...............................................   39
      7.12   Dividends and Distributions ..................................   39

SECTION 8.   EVENTS OF DEFAULT ............................................   40

SECTION 9.   MISCELLANEOUS ................................................   42
      9.1    Notices ......................................................   42
      9.2    No Waiver; Cumulative Remedies ...............................   43
      9.3    Survival of Representations and Warranties ...................   43
      9.4    Payment of Expenses; Examination .............................   43
      9.5    Waiver of Jury Trial, Setoff and Counterclaim ................   44
      9.6    Waiver of Automatic Stay .....................................   44
      9.7    Modification and Waiver ......................................   45
      9.8    Severability .................................................   45
      9.9    Successors and Assigns .......................................   45
      9.10   Governing Law; Consent to Jurisdiction .......................   45
      9.11   Entire Agreement .............................................   45
      9.12   Interest Adjustment ..........................................   45
      9.13   Rates ........................................................   46
      9.14   Section Titles ...............................................   46
      9.15   Counterparts .................................................   46
      9.16   Taxes ........................................................   46
      9.17   Tax Treatment ................................................   47

      LOAN AGREEMENT, dated as of September 1, 1998, between THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "Borrower"), with its chief place of business at 1114 First Avenue, New York, New York 10021, and FLEET BANK, N.A., a national banking association (the "Bank"), with a place of business at 1185 Avenue of the Americas, New York, New York 10036.

      In consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS.

      1.1 Defined Terms. In addition to the defined terms appearing above or defined in subsequent Sections of this Agreement, as used herein the following terms shall have the following meanings:

      "Adjusted LIBOR Rate" shall mean, the LIBOR Rate, adjusted for any increases in the LIBOR Reserve Percentage, plus the Applicable Margin with respect to any LIBOR Interest Period.

      "Adjusted Net Income" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the aggregate income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, which shall be an amount equal to revenues and other proper items of income, less the aggregate for the Borrower and its Subsidiaries on a consolidated basis of any and all items that are treated as expenses under GAAP (including, without limitation, Federal, state and local income taxes).

      "Adjusted Prime Rate" shall mean a per annum rate equal to 5/8 of one percent in excess of the Prime Rate.

      "Advance" shall mean an advance of funds made by the Bank to the Borrower subject to and in accordance with the terms of Sections 2.1 and 4.2.

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
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      "Agreement" shall mean this Loan Agreement, as the same from time to time may be amended, supplemented or modified, and any appendices, exhibits or schedules hereto.

      "Agreement Regarding Fees" shall mean the Agreement Regarding Fees dated of even date herewith between the Bank and the Borrower.

      "Applicable Margin" shall mean three hundred twenty-five (325) basis points.

      "Appraisal" shall mean an MAI appraisal of the value of a parcel of Mortgaged Property, determined on an "as-is" fair market value basis or the prospective fee simple or leasehold estimate, as the case may be, of market value assuming completion per plans and specifications, performed by an independent appraiser selected by the Bank who is not an employee of the Borrower or any of its Subsidiaries, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Bank, including, without limitation, FIRREA, and otherwise acceptable to the Bank.

      "Appraised Value" shall mean the fair market value of a parcel of Mortgaged Property, determined by the most recent Appraisal of such parcel, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Bank in its good faith business judgment.

      "Availability" shall mean the amount, computed on a daily basis, by which the Commitment exceeds the sum of the outstanding principal of the Loans and the face amount of any outstanding Letters of Credit.

      "Borrowing Notice" shall mean a written notice by the Borrower of any requested Advance hereunder, substantially in the form attached hereto as Exhibit A and as set forth in Section 2.3.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed, and on which the Bank's offices are open for business as usual.

      "Capital Expenditures" shall mean for any period, the aggregate amount of all payments made by any Person, directly or indirectly, for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, but without duplication, all amounts paid or payable with respect to Capitalized Lease Obligations and interest under Capitalized Leases which are required to be capitalized in accordance with GAAP.


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      "Capitalized Lease" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

      "Capitalized Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "CERCLA" shall have the meaning given in Section 3.19.

      "Charges" shall have the meaning given in Section 9.12.

      "Closing Date" shall mean the date of this Agreement.

      "Commencement Date" shall have the meaning given in Section 2.12.

      "Commitment" shall mean the obligation of the Bank to make the Revolving Loan to the Borrower during the Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1, subject to increase or reduction in accordance with the terms hereof.

      "Commitment Letter" shall mean the letter agreement between the Borrower and the Bank, dated as of August 7, 1998, as it may be amended from time to time.

      "Commitment Period" shall mean the period from and including the date hereof to and including the Termination Date or such earlier date as the Commitment shall terminate as provided in Section 8 or otherwise.

      "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of (a)(i) consolidated earnings, including management fee income generated by restaurants managed, but not owned, by the Borrower or its Subsidiaries, before interest, taxes, depreciation and amortization of the Borrower and its Subsidiaries, plus
(ii) any non-cash extraordinary or non-recurring charges, less (iii) Capital Expenditures not funded by any external financing source, including, without duplication, payments under any Capitalized Lease, computed in accordance with GAAP, less (iv) income taxes paid less (v) dividends paid or declared, to (b) the sum of (i) current payments on long-term debt, plus (ii) consolidated interest.

      "Construction Budget" shall mean the complete and detailed budget of all direct and indirect costs which will be incurred in connection with construction of the Improvements with respect to the Projects, which Construction Budget has been approved by the Bank, in its sole discretion.

      "Construction Consultant" shall mean any outside construction consultant engaged by the Bank at Borrower's cost and expense, which Construction Consultant shall (i) verify that Improvements can be completed for the amount available for such Project in the Construction Budget; (ii) advise the Bank as to whether the final plans and specifications for a Project are satisfactory for the completion of the Improvements; (iii) make monthly inspections and certify that Improvements are being completed in accordance with the approved plans and specifications; and (iv) review and approve construction contracts to be entered into by the Borrower or any Subsidiary in connection with construction of any Projects.

      "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Conversion Date" shall mean the date of conversion of the Advances with respect to a Project to a Term Loan pursuant to Section 2.6.

      "Cost of Funds" shall mean the Bank's cost of funds as determined by the Bank in its sole discretion.

      "Default" shall mean the occurrence of any of the events specified in this Agreement which would give rise to an "Event of Default", whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

      "Designated Subsidiary" means a Subsidiary designated as such by the Borrower and as to which the Bank has agreed in writing to, and not revoked, such designation. As of the Closing Date, the Designated Subsidiaries are listed on Schedule 2.

      "Disputed Taxes" shall mean taxes the validity and amount of which are being contested in good faith, and as to which no executable lien has been entered, or if such a lien has been entered, the Borrower has established segregated reserves reasonably satisfactory to the Bank with respect thereto.

      "Dollars" and "$2" shall mean dollars in lawful currency of the United States of America.

      "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) Adjusted Net Income, plus
(b) Interest Expense, plus (c) depreciation and amortization, plus (d) any non-cash extraordinary or non-recurring charges, plus (e) Federal, state and local income taxes, computed in accordance with GAAP.

      "Environmental Engineer" shall mean a firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to the Bank.

      "Environmental Laws" shall have the meaning given in Section 3.19(a).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall mean any of the events specified in this Agreement under "Events of Default"; provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Fixed Rate Loan" shall mean a Term Loan bearing interest at a rate equal to the Cost of Funds plus three and one quarter percent (3.25%) per annum.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

      "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      "Hazardous Substances" shall have the meaning given in Section 3.19(b).

      "Improvements" shall mean capital, base building and/or tenant improvements consisting of rehabilitation, refurbishment, replacement and improvements to the Mortgaged Property to be performed by the Borrower or any Subsidiary in connection with any Project.

      "Indebtedness" shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) except items in dispute, all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond 120 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all Guarantees of such Person, and (i) all obligations of such Person upon which interest charges are customarily paid.

       "Indemnity Agreement" shall mean the Indemnity Agreement Regarding Hazardous Materials made by the Borrower and each Subsidiary in favor of the Bank, pursuant to which such parties agree to indemnify the Bank with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Bank.

       "Indemnity Period" shall have the meaning given in Section 2.12.

       "Installment Payment Date" shall mean any date on which all or any portion of the principal amount and the interest accrued on a Term Loan is due and payable, as set forth in Section 2.7.

       "Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries for the applicable period of determination thereof, the interest expense of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent required to be included in interest expense in accordance with GAAP, and
(c) the portion of any Capitalized Lease Obligation allocable to interest expense.

       "Interest Rate" shall mean, with respect to each Note, the applicable rate of interest such Note shall bear from time to time pursuant to Sections 2.4, 2.8 and 2.10.

       "Internal Revenue Code" shall mean the Internal Revenue Code, as amended and regulations and rulings promulgated thereunder.

       "Las Vegas Mortgage" shall have the meaning assigned to such term in
Section 4.1(j).

       "Las Vegas Property" shall mean the leasehold interest in the Real Property more particularly described on Schedule 2(A) as the "Las Vegas Property".

       "Leases" shall mean the leases, licenses and agreements, whether written or oral, relating to the use or occupancy of the space in or on the Mortgaged Property, which Leases have been approved by the Bank, in its sole discretion.

       "Letter of Credit" shall mean any Letter of Credit issued by the Bank for the account the Borrower in accordance with Section 2.17, as the same may be amended, supplemented or extended in accordance with its terms.

       "LIBOR Interest Period" shall mean a certain period of 1, 2, 3, 4 or 6 months, selected by the Borrower, in connection with requesting an Adjusted LIBOR Rate for a particular LIBOR Loan.

       "LIBOR Loan" shall mean a Loan as to which the Borrower has requested and the Bank has agreed, will bear interest at an Adjusted LIBOR Rate for an applicable LIBOR Interest Period.

       "LIBOR Rate" shall mean the per annum rate of interest quoted by the Bank at approximately 9:00 a.m. New York time two (2) Business Days prior to the first day of the relevant LIBOR Interest Period for the offering to leading banks in the London interbank market of United States dollar deposits for such LIBOR Interest Period in an amount similar to the principal amount of the portion of the Loan selected by the Borrower to bear interest at such rate for such LIBOR Interest Period.

       "LIBOR Reserve Percentage" shall mean, with respect to any LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on the day the Adjusted LIBOR Rate is determined, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). With respect to increases in the LIBOR Reserve Percentage, the Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any such increase.

       "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction), except for protective filings of financing statements under the UCC or comparable law of any jurisdiction with respect to any true leases of property by the Borrower or any of its Subsidiaries.

       "Loan" or "Loans" shall mean any loan made by the Bank to the Borrower hereunder, including an Advance under the Revolving Loan or a Term Loan.

      "Loan Documents" shall mean this Agreement and each document, agreement and instrument executed in connection herewith or pursuant hereto, including, without limitation, the Notes, the Subsidiaries' Guarantees, the Security Agreement, the Indemnity Agreement, the Agreement Regarding Fees and the Mortgages.

      "Maturity Date" shall mean the date that all or a portion of the outstanding principal balance of a Loan is due and payable pursuant to the terms hereof, which shall include without limitation (a) with respect to the Revolving Loan, the Termination Date, and (b) with respect to the Term Loan, the Installment Payment Date and the final Maturity Date of the Term Loan.

      "Maximum Rate" shall have the meaning given in Section 9.12.

      "Mortgages" shall mean, collectively, the mortgages, deeds of trust and other security agreement now or hereafter given from the Borrower or any Subsidiary to the Bank encumbering the Real Properties and securing the Loan, including, without limitation, the Las Vegas Mortgage, the New Orleans Mortgage, and the Washington Mortgage, as the same may be modified, amended, extended, replaced, consolidated or otherwise supplemented from time to time.

      "Mortgaged Property" shall mean, collectively, the New Orleans Property, the Las Vegas Property and the Washington Property, which is conveyed to and accepted by the Bank as security for the Obligations in connection with the Loans.

      "Net Worth" shall mean the shareholders' equity, including preferred stock, as reflected on the Borrower's balance sheet, less all intangibles (i.e., good will and other similar items), computed in accordance with GAAP.

      "New Orleans Mortgage" shall have the meaning assigned to such term in
Section 4.1(j).

      "New Orleans Property" shall mean the Real Property more particularly described on Schedule 2(B) as the "New Orleans Property".

      "Notes" shall mean collectively the Revolving Loan Note and the Term Note.

      "Obligations" shall mean any and all sums owing under the Loan Documents and all other obligations of the Borrower, direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by the Bank, whether created directly or acquired by assignment or otherwise.

      "Offering" shall mean a public offering whereby securities of the Borrower are sold to an underwriter for reoffering to the public pursuant to an effective registration statement under the Securities Act.

      "Original Loan" shall mean that certain loan, made by the Bank to the Borrower (formerly The New York Restaurant Group, L.L.C.) in the aggregate principal amount of $8,000,000.00, pursuant to that certain Loan Agreement, dated as of March 19, 1997, between the Borrower and the Bank.

      "Other Taxes" shall have the meaning given in Section 2.15.

      "Permitted Liens" shall mean (a) liens for taxes not yet due and payable, and tax liens relating to taxes due and payable, the validity and amount of which are being diligently contested in good faith and as to which the Borrower has segregated adequate reserves to the reasonable satisfaction of the Bank; provided, that, any liens for any amount in excess of $100,000 arising from the failure of the Borrower or any Subsidiary to pay or withhold any employment related tax obligations shall not be "Permitted Liens", (b) mechanic's, worker's, materialmen's or other liens arising in the ordinary course of business, (c) liens arising in connection with purchase money obligations; provided such obligations arise in the ordinary course of business on ordinary and customary terms, (d) those certain liens described in Schedule 1, (e) liens existing on the personal property of any Subsidiary prior to it becoming a Subsidiary of the Borrower, and (f) liens and encumbrances in favor of any one or more landlord covering the machinery, equipment, furniture, furnishings, fixtures, tools and motor vehicles related to the specific restaurant leased from such landlord, but which liens and encumbrances do not cover any wine inventory or art of the Borrower or any Subsidiary; provided, that, in no event shall the sum of all such Permitted Liens described in clauses (a), (b), (c) and
(e) above exceed an aggregate of $1,000,000.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

      "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA, and/or such other Sections of ERISA applicable to entities of a type such as the Borrower, in respect of which the Borrower is an "employer" as defined in
Section 3(5) of ERISA, and/or such other Sections of ERISA applicable to the Borrower.

      "Post Default Rate" shall mean at any time a rate of interest equal to the Prime Rate plus two percent (2%) per annum.

      "Prime Loan" shall mean a Loan bearing interest at the Adjusted Prime
Rate.

      "Prime Rate" shall mean the floating rate of interest per annum established from time to time by the Bank as its "prime rate", which rate shall not necessarily be the lowest rate offered by the Bank for commercial or other types of loans.

      "Project(s)" shall mean the development and construction of new restaurants by the Borrower and/or its Subsidiaries in New Orleans, Louisiana and Las Vegas, Nevada. New restaurant development and construction by the Borrower and/or its Subsidiaries in Washington, D.C. is subject to (i) the Borrower maintaining its consolidated earnings as set forth in Section 6.1(c) for the third and fourth fiscal quarters of 1998 and (ii) the completion of the development, construction and opening of the new restaurants in New Orleans, Louisiana and Las Vegas, Nevada.

      "Project Availability" shall mean 90% of the Construction Budget with respect to a specific Project, less the face amount of any Letter of Credit issued with respect to such Project.

      "Project Costs" shall mean, with respect to any Project, the acquisition, development and start-up costs payable to third parties not affiliated with the Borrower with respect to such Project (including, without limitation, lease acquisition costs, the cost of leasehold improvements, trademarks, tradenames, liquor and other licenses, wine, art and management contracts).

      "Rate Determination Day" shall have the meaning given in Section 2.8(b).

      "Real Properties" shall mean the real properties listed on Schedule 2(D) and all other real property and interests in real property now owned or hereafter acquired by the Borrower or the Subsidiaries. Real Property shall include, without limitation, (i) land, (ii) any and all rights, easements, licenses and privileges appurtenant thereto, (iii) any and all improvements from time to time located thereon, (iv) any and all fixtures, equipment, machinery, appliances, furniture, furnishings and other tangible personal property now or hereafter attached thereto, installed therein or used or intended to be used in connection therewith (other than personal property of tenants) and (v) in the case of a Real Property held in whole or in part pursuant to a ground lease, such leasehold estate.

      "Release" shall have the meaning given in Section 3.19(c)(iii).

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Requirements of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Revolving Loan" shall mean the Advances made during the Commitment Period pursuant to Section 2.1. The Revolving Loan may include one or more LIBOR Loans from time to time.

      "Revolving Loan Note" shall mean the Note referred to in Section 2.2, substantially in the form attached hereto as Exhibit B.

      "Sale" shall mean the sale or sales of (i) all or substantially all of the assets of the Borrower or (ii) in excess of 50% of the voting securities of the Borrower to an individual or other legal entity.

      "Securities Act" shall mean the Securities Act of 1933, as amended and regulations and rulings promulgated thereunder.

      "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of the date hereof, by the Borrower and its Subsidiaries which are parties thereto, substantially in the form attached hereto as Exhibit C.

      "Stepdown Default" shall have the meaning given in Section 2.10.

      "Subsidiaries' Guaranty" shall mean the unconditional Guaranty by the Borrower's Subsidiaries which are parties thereto of the Borrower's obligations with respect to the Loans, substantially in the form attached hereto as Exhibit D.

      "Subsidiary" shall mean as of any date each of the Borrower's then existing, direct or indirect, corporate, limited liability company or partnership subsidiaries. A list of the Borrower's current Subsidiaries is attached hereto as Schedule 2.

      "Tax Credit" shall have the meaning given in Section 2.15.

      "Taxes" shall have the meaning given in Section 2.15.

      "Termination Date" shall mean July 31, 1999 or, if such date is not a Business Day, the Business Day next succeeding such date.

      "Term Loan" shall mean a Loan made pursuant to Section 2.6. A Term Loan may be a Prime Loan or a Fixed Rate Loan.

      "Term Note" shall have the meaning given in Section 2.7.

      "UCC" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

      "Washington Mortgage" shall have the meaning assigned to such term in
Section 4.1(j).

      "Washington Property" shall mean the leasehold interest in the Real Property more particularly described on Schedule 2(C) as the "Washington Property".

      "Working Capital Advances" means Advances borrowed by the Borrower for use by the Borrower or its Subsidiaries for working capital purposes.

       "Working Capital Sublimit" shall mean $1,000,000 of the aggregate principal amount available to the Borrower for Working Capital Advances.

      1.2 Accounting Terms; UCC Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York, to the extent the same are used or defined therein.

      1.3 Certain Matters of Construction. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section", "Exhibit" or "Schedule" shall refer to the relevant Section of, or Exhibit or Schedule to, this Agreement, unless specifically indicated to the contrary. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

      SECTION 2. AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENT AND TERM LOAN.

      2.1 Revolving Loan Commitment. Subject to the terms and conditions and relying on the representations and warranties set forth herein, the Bank will make available Advances to the Borrower from time to time during the Commitment Period. Each Advance may be in an amount not to exceed the Availability as of the date of such Advance. The aggregate principal amount at any one time outstanding shall not exceed the lower of (i) $15,000,000 or (ii) 75% of the Appraised Value of the Mortgaged Property (the "Commitment") less the sum of (i) the aggregate initial principal amount of the Term Loan and (ii) the aggregate face amount of all outstanding Letters of Credit. During the Commitment Period, the Borrower may use the Commitment for obtaining Loans by borrowing, paying, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof.

      2.2 Revolving Loan Note. Advances made by the Bank to the Borrower pursuant to Section 2.1 shall be evidenced by that certain Revolving Loan Note in the form attached hereto as Exhibit B (the "Revolving Loan Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Advances made by the Bank to the Borrower, with interest thereon as hereinafter described. The Revolving Loan Note shall (i) be dated the date hereof, and (ii) mature on the Termination Date. The Borrower hereby expressly authorizes the Bank to record on the schedule attached to the Revolving Loan Note the amount and date of each Advance and drawing under a Letter of Credit, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Loan in accordance with the terms hereof. All such notations shall be deemed to be correct absent manifest error.

       2.3 Procedure for Requesting Advances. The Borrower may borrow during the Commitment Period on any Business Day by giving the Bank irrevocable notice of a request for an Advance hereunder at least three (3) Business Days before a proposed borrowing, (the "Borrowing Notice"). Such Borrowing Notice shall (a) identify the Project to which such proposed borrowing relates or identify such proposed borrowing as a Working Capital Advance, and (b) state whether the Borrower requests the Advance to bear interest at the Adjusted LIBOR Rate, and if so, for what LIBOR Interest Period. Notwithstanding the foregoing, the Bank agrees that the initial Advance to be made on the date hereof shall be in the amount of $5,936,784.93 and shall be used solely for the following purposes: (i) to repay all interest and principal outstanding under the Original Loan; and
(ii) to repay that certain mortgage currently encumbering the New Orleans Property. In no event shall any Advance exceed the Availability as of the date of such Advance. Any Borrowing Notice relating to a specific Project shall include a certification by the chief executive officer or chief financial officer of the Borrower that the advanced sum will be used only for Project Costs incurred in connection with such Project and that the conditions set forth in Sections 4.2(a) - (f) have been satisfied. Such Borrowing Notice shall set forth the actual amounts of such costs certified by the Borrower's chief financial officer and shall be accompanied by certificates from the Construction Consultant certifying that (i) the Improvement can be completed for the amount available for construction from the construction budget approved by Bank, and
(ii) the final plans and specifications are satisfactory for the completion of the Improvements. The Borrowing Notice shall also be accompanied by lien waivers from the general contractor and all material subcontractors engaged in the performance of the work being funded by such Advance. The Borrowing Notice and certifications required pursuant to the Revolver Loan shall be substantially in the forms attached as Exhibit A. In no event may the amount of Advances with respect to any Project exceed the Project Availability. A Borrowing Notice shall be submitted in writing (including, without limitation, via facsimile transmission) and shall be sufficient if received by 1:00 p.m. New York time on the date on which such Notice is to be given. If any such Borrowing Notice is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within one (1) Business Day thereafter. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section), Advances will be made by credits to the Borrower's demand deposit account maintained with the Bank. Any request by the Borrower for an Advance shall constitute a representation and warranty by the Borrower, as more particularly set forth in Section 4.2. If Borrower fails to request that an Advance under the Revolving Loan be a LIBOR Loan, or if the Adjusted LIBOR Rate is not available in the Bank's sole discretion, such Advance shall bear interest at the Adjusted Prime Rate.

      2.4 Interest on the Revolving Loan Note. Until the earlier of (a) the date upon which it is repaid in full, or (b) the occurrence of the Conversion Date relating thereto, each Advance made during the Commitment Period shall bear interest, at: (i) the Adjusted Prime Rate, or (ii) subject to availability and at the Borrower's request, the Adjusted LIBOR Rate.

      2.5 Restrictions with Respect to Working Capital Advances. Each Advance or portion of an Advance designated by the Borrower as a Working Capital Advance shall be repaid in full, together with all interest thereon, no later than 90 days after the date of such Advance, subject to renewal.

      2.6 Term Loan. On July 31, 1999, all sums advanced under the Revolving Loan to fund each Project and which are then outstanding (up to an aggregate amount not to exceed $12,200,000.00) will be converted to a term loan (a "Term Loan"). The date of conversion of such Advances shall be referred to as the "Conversion Date."

      2.7 Term Note. The Term Loan shall be evidenced by a Term Note dated as of the applicable Conversion Date (the "Term Note"), payable to the order of the Bank and representing the obligation of the Borrower to repay the principal amount of the Term Loan. The Term Loan shall be repaid in 36 equal monthly installments of principal together with accrued interest, based on a fifteen
(15) year straight-line amortization schedule, payable commencing on the last business day of the month following the Conversion Date, and on the last business day of each month thereafter (each an "Installment Payment Date"), with the balance due on July 31, 2002.

      2.8 Interest on the Term Note. (a) Interest on the Term Note shall be calculated, at the Borrower's option, in one or more of the following manners:
(i) a variable Interest Rate equal to the Adjusted Prime Rate or (ii) a fixed Interest Rate to be determined as provided in Section 2.8(b).

            (b) At any time, commencing 30 days prior to the Conversion Date for the Term Loan and continuing during the term of the Term Loan, the Borrower may, by written notice to the Bank, request no later than 10:00 a.m. New York time on a Business Day (the "Rate Determination Day") that the Bank provide a quotation for a fixed interest rate to apply to the Term Loan for the remainder of its term. The Bank shall, by 12:00 p.m. New York time on the Rate Determination Day, advise the Borrower by telephone notice of the proposed Term Loan fixed rate, which shall be the Cost of Funds for the remaining term of the Term Loan plus three and one quarter percent (3.25%) per annum. The Borrower shall accept or reject the proposed rate by telephone notice to the Bank no later than 3:00 p.m. New York time on the Rate Determination Day. If the Borrower accepts such rate, then commencing on the first Business Day following the Rate Determination Day, the Term Loan shall bear interest at such agreed rate, provided, that in no event shall such rate take effect during a LIBOR Interest Period. If the Borrower rejects the quoted rate or fails to accept such rate within such time period, then, unless the Borrower and the Bank otherwise agree or the Borrower makes an additional request for a quotation for a fixed interest rate pursuant to this Section 2.8(b), the Term Loan shall continue to bear interest at a variable rate determined in accordance with clause 2.8(a)(i) above. The Borrower may request a fixed rate quotation with respect to the Term Loan no more frequently than once every six (6) months; provided, that once a fixed rate has been accepted, such rate shall apply to the remainder of the term of the Term Loan.

      2.9 Prepayment.

            (a) Voluntary. The Borrower may prepay any Loan bearing a variable rate of interest in whole or in part without premium or penalty; provided, however, that (i) in the event of any prepayment of a LIBOR Loan, the Borrower will be required to indemnify the Bank to the extent set forth in Sections 2.11 and 2.12, and (ii) in the event of any prepayment of the Term Loan, the Bank shall have received not less than five (5) Business Days' irrevocable notice of the intended prepayment. The Borrower may prepay the Term Loan bearing a fixed rate of interest; provided, that, such prepayment shall be accompanied by payment of such amounts as the Bank shall determine in its sole discretion pursuant to Section 2.12. All prepayments shall be accompanied by payment of accrued interest on the amount being prepaid through the date of prepayment. Any amount prepaid on account of a Revolving Loan may be reborrowed in accordance with and subject to the provisions of Section 2.1. Any partial prepayment of the Term Loan shall be applied to the last maturing installments in inverse order of its respective maturities. Except as set forth in the preceding sentence, no partial prepayment of the Term Loan shall affect the regular installments of principal and interest due thereunder.

            (b) Mandatory. (i) The entire outstanding principal amount of the Loans, together with any accrued and unpaid interest, shall be due and payable without further notice or demand upon the consummation of any Offering or Sale.

                  (ii) No later than 120 days after the end of each fiscal year of the Borrower, the Borrower shall make a mandatory prepayment, to be applied against the outstanding principal balance of the Loans, in an amount equal to twenty-five percent (25.0%) of the amount by which (A) the sum of(i) the Adjusted Net Income for such year, plus (ii) all non-cash items of the Borrower and its Subsidiaries on a consolidated basis for such year; less (B) Capital Expenditures actually paid by the Borrower during such year from any source other than directly or indirectly by borrowings hereunder, exceeds $3,500,000. Such payments shall be applied first against the Revolving Loan, next against the outstanding Term Loan.

      2.10 Interest Payments: Default Rate: Manner of Payments.

            (a) Interest accrued on each Loan shall be due and payable, without duplication, at the following times:

                  (i) with respect to Advances under the Revolving Loan, and subject to the provisions of Section 2.4, in arrears commencing on the first day of the first month following such Advance and on the first day of each and every month thereafter up to and including the first to occur of (A) the final Conversion Date, or (B) repayment in full of all Advances and interest thereon;

                  (ii) with respect to the Term Loan, in arrears commencing on the first day of the first month following the Conversion Date of the Term Loan and on the first day of each and every month thereafter up to and including the final Maturity Date of the Term Loan; and

                  (iii) with respect to any portion of any Loan repaid or prepaid pursuant to this Agreement (other than prepayments pursuant to Section 2.9(b)(iii)), on the date of such repayment or prepayment, as the case may be.

            (b) All interest hereunder shall be computed on a 360-day year calculated on the actual number of days elapsed (365/360) on the outstanding principal amount of such Loan determined at the close of each day.

            (c) If any payment of principal or interest becomes due on a day on which banks in the City, County and State of New York are required or permitted by law to remain closed, such payment shall be made on the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension; provided, however, that if the result of any such extension would be to extend the date of the maturity of any LIBOR Loan into another calendar month, the payment shall be made on the immediately preceding Business Day. No LIBOR Interest Period may expire after the Conversion Date with respect to the related Advance.

            (d) Subject to Section 2.15, all payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to any Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank by automatic deductions from an account of the Borrower established at the Bank no later than the date of the initial Advance (and the Borrower hereby authorizes and directs the Bank to charge any such account of the Borrower for any such payments) or, if directed by the Bank, by the wiring of immediately available Federal Funds to the Bank, into such account or accounts as the Bank may designate.

            (e) Any payment, whether of principal, interest, fees, expenses or otherwise, due from the Borrower to the Bank under this Agreement or any other Loan Document, shall, if not received by the tenth day after the due date therefor, include a late charge of two percent (2%) of the amount not paid. In addition, if all or a portion of the principal or interest of any Loan shall not be received within ten (10) days after the due date therefor (whether at the stated or any accelerated maturity of such Loan) or if any fee or other amount due hereunder shall not be paid when due, or upon the occurrence of any other Event of Default, then all Loans, and all installments of interest, fees, expenses or other amounts then due or thereafter coming due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) at the Post Default Rate until the earlier to occur of (i) the date such amount is paid, and (ii) if the Post Default Rate has become payable solely as a result of an Event of Default (a "Stepdown Default") other than a payment default or a default under Section 8(f), the date such Stepdown Default has been cured. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay any interest and/or late charges shall not be construed so as to waive the requirement for payment on the same date that payment is to be made to the Bank as set forth in this Agreement, nor shall acceptance of payment of such sums be deemed a waiver of any Default or Event of Default.

      2.11 Additional Provisions regarding LIBOR Loans. Notwithstanding anything contained herein to the contrary, if the Bank determines, in its reasonable discretion, that it is unable for any reason to quote or determine a rate based upon a LIBOR Rate, the Borrower shall not be entitled to elect an Adjusted LIBOR Rate until such time as the Bank shall quote or determine such rates.

      Subject to the preceding paragraph, at any time that the Borrower elects an Adjusted LIBOR Rate as the interest rate to be paid with respect to any Loan, that election shall be irrevocable and the Bank's record of such election of the Adjusted LIBOR Rate and/or of the associated LIBOR Interest Period shall be conclusive upon the Borrower.

      If the Borrower has not timely and effectively elected an Adjusted LIBOR Rate as the Interest Rate to be paid by it with respect to any Loan, then the Interest Rate shall be the Adjusted Prime Rate until such an election is made.

      Notwithstanding anything contained herein to the contrary, if the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that:

            (y) the LIBOR Rate does not accurately reflect the cost to the Bank of making or maintaining a LIBOR Loan, and/or

            (z) if by reason of circumstances affecting the interbank market, funds are not available to the Bank to make or maintain loans hereunder based upon the LIBOR Rate or that adequate and reasonable means do not exist for ascertaining the LIBOR Rate with respect to a proposed LIBOR Loan, then the Bank shall give notice of such inability and/or determination to the Borrower at least one day prior to the first day of the proposed LIBOR Interest Period. If such notice is given, until such notice has been withdrawn by the Bank, no further LIBOR Loans shall be made. The Borrower, in such event, shall, at the Borrower's option, on the last day of any LIBOR Interest Period either prepay such LIBOR Loan or convert such LIBOR Loan into a Prime Loan.

      If during the term of any LIBOR Loan there occurs a change in law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, and such change has made it unlawful for the Bank to make a LIBOR Loan or to maintain any then-extant LIBOR Loan, then the right of the Borrower to request a LIBOR Loan shall be suspended and, as to any then-extant LIBOR Loan, the Borrower shall, upon demand from the Bank, either prepay such LIBOR Loan or convert such LIBOR Loan to a Prime Loan, as elected by the Borrower and will reimburse the Bank for any losses sustained or costs incurred as provided in the prepayment indemnity provisions set forth below, unless the Borrower may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the Adjusted LIBOR Rate to the end of the current interest period at which time the interest rate shall convert to the Adjusted Prime Rate.

      Immediately upon the termination of the condition which led to the suspension of the right of the Borrower to elect a LIBOR Rate, the Bank will so notify the Borrower and the right to such election shall be reinstated.

      In the event that any time or from time to time any domestic or foreign requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority:

            (a) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by (including, without limitation, all eurocurrency funding by and all "Eurocurrency liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System of), any office of the Bank; or

            (b) does or shall impose on the Bank any other condition, or change therein;

and the Bank determines that the result of any of the foregoing (a) and (b) is to increase the cost to the Bank of utilizing a LIBOR Interest Period hereunder, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank pursuant to a Note or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it pursuant to a Note, then the Bank shall promptly give notice to the Borrower of such event and determination and in any such case the Borrower shall pay to the Bank, on demand, from time to time as specified by the Bank, such additional amount or amounts as will compensate and indemnify the Bank for such additional cost, reduction or payment. A certificate of the Bank as to the additional amounts payable pursuant to this paragraph delivered to the Borrower, shall be final, conclusive and binding on the Borrower absent manifest error, if made reasonably and in good faith. In such event, at the option of the

Borrower and upon ten (10) Business Days' prior notice given by the Borrower to the Bank, the obligation of the Bank to make LIBOR Loans hereunder shall forthwith terminate and LIBOR Loans then outstanding, if any, shall be prepaid or converted into a Prime Loan subject to subparagraphs (a) and (b) of the prepayment indemnity provisions set forth below. The protection of this paragraph shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed.

      2.12 Indemnities. The Borrower hereby indemnifies and agrees to hold harmless the Bank and its officers, directors, employees and agents against and from any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) which may be instituted or asserted against or incurred by such indemnified Person arising out of, in any way connected with, or as a consequence of any of the following:

            (a) the use of any proceeds of any of the Loans; or

            (b) this Agreement, any of the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, and consummation of the transactions contemplated hereby and thereby; or

            (c) default in payment of the principal amount of any Loan or any part thereof or interest accrued thereon, or any other amount due in connection with any of the Loan Documents; or

            (d) the occurrence of any other Default or Event of Default under this Agreement; or

            (e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such indemnified Person is a party thereto; or

            (f) the failure of the Borrower to borrow a LIBOR Loan after agreement shall have been reached on the amount, interest rate, and the Interest Period thereof; or

            (g) the receipt or recovery by the Bank, whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Loan or a Fixed Rate Loan prior to the last day of an Interest Period or Maturity Date, as the case may be, applicable thereto; or

            (h) the conversion, prior to the last day of an applicable Interest Period, of a LIBOR Loan to a Prime Loan or a Fixed Rate Loan.

      Without limiting the effect of the foregoing, the amount to be paid by the Borrower to the Bank in order to indemnify the Bank for any loss occasioned by any of the events described in the preceding clauses (f), (g) and (h), and as liquidated damages therefor (and regardless of whether same are reasonable), shall be equal to the excess, discounted to its present value as of the date so received or recovered by the Bank, of (i) the amount of interest which otherwise would have accrued on the principal amount so received or recovered at the rate of interest applicable to the principal amount of the Loan (prior to default) during the period (the "Indemnity Period") which shall commence on the date of such receipt or recovery (the "Commencement Date"), and shall end, as to the whole or each part of the principal amount so received or recovered, on the date or dates determined by applying such amount to the last maturing installments thereof in inverse order of their respective maturities over (ii) the amount of interest which would be earned by the Bank during the Indemnity Period if it invested the whole or each part of the principal amount so received or recovered (as the case may be) on the Commencement Date at the rate per annum determined by the Bank as the rate it would bid in the London interbank market for a deposit of Eurodollars in an amount approximately equal to such principal amount (or part thereof) for a period of time comparable to the Indemnity Period.

      A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank or such other indemnified Person set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank or such other indemnified Person within ten (10) days of receipt of any such certificate. The provisions of this Section 2.12 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any or all of the Obligations, the invalidity or unenforceability of any term of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Bank or any other indemnified Person.

      2.13 Increased Costs. If the Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any Governmental Authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing any of the Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower will pay to the Bank on demand such additional amounts as the Bank may determine to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this Section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to them by the Bank within ten (10) days of receipt of any such certificate.

      2.14 [INTENTIONALLY OMITTED]

      2.15 Taxes. (i) Subject to the other provisions of this Section 2.15 and Sections 9.16 and 9.17, any and all payments by the Borrower under this Agreement and any other Loan

Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed on (or measured by) the net income, total receipts, or capital of the Bank and franchise taxes imposed on the Bank; and (ii) all taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed on the Bank by the United States by means of withholding taxes if and to the extent that such withholding taxes (x) shall be in effect and shall be applicable under applicable laws and regulations (including judicial and administrative interpretations thereof) to the Bank on the Closing Date, or on the effective date of an assignment in the case of an assignee, or, if such withholding taxes result therefrom, changes any other office from which the Bank makes or maintains any other extension of credit under this Agreement, or (y) result from the failure of the Bank to comply with Section 2.15(e) or (f) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deduction (including deductions applicable to additional sums payable under this Section 2.15), the Bank shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (a) Notwithstanding anything to the contrary set forth herein, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

            (b) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to the Bank, the Borrower will furnish to the Bank, at its address referred to in Section 9.1, the original or a certified copy of a receipt or other evidence reasonably satisfactory to the Bank.

            (c) If the Bank shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Taxes or Other Taxes actually paid to or on behalf of the Bank, by the Borrower (a "Tax Credit"), the Bank shall promptly notify the Borrower of such Tax Credit. If in the reasonable opinion of the Borrower, any amount has been paid to or on behalf of the Bank pursuant to subsection (a) or (b) of this Section with respect to Taxes or Other Taxes which are not correctly or legally asserted, the Bank will cooperate with the Borrower (such cooperation to be without expense or liability to the Bank) in seeking to obtain a refund of such amount. If such Tax Credit is received by the Bank, in the form of cash, the Bank shall as soon as practicable pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by the Bank in the form of cash, the Bank shall pay the Borrower an amount equal to the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for the Bank's taxable period which includes the period in which the Bank receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by the Bank to the Borrower pursuant to this subsection (d) shall not exceed the actual amount of cash refunded to, or credits received and usable by, the Bank from a taxing authority. In determining the amount of any Tax Credit, the Bank may use such apportionment and attribution rules as the Bank customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower further agrees promptly to return to the Bank the amount paid to the Borrower with respect to a Tax Credit by the Bank if such Bank is required to repay, or is determined to be ineligible for, a Tax Credit for such amount.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section shall survive the payment in full of the obligations hereunder for a period expiring concurrently with the expiration of the statute of limitations applicable to claims made by the taxing authorities to collect Taxes or Other Taxes.

            (e) The Bank agrees that it will cooperate with the Borrower to minimize amounts payable by the Borrower under this Section; provided, however, that the Bank shall not be obligated by reason of this subsection (g) to disclose any information regarding its tax affairs or tax computations or to reorder its tax or other affairs or tax or other planning or to take any action which, in the sole judgment of the Bank, would result in any tax, cost or expense to such Bank or would otherwise be disadvantageous to the Bank, or relocate its office.

            (f) Notwithstanding anything in this Agreement to the contrary, tax matters shall be governed solely by this Section 2.15, Sections 9.16 and 9.17; other sections, including Sections 2.11, 2.13 and 9.4, shall not apply to any taxes.

            2.16 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to fund the Projects of the Borrower or its Subsidiaries and, subject to the sublimit restrictions in Section 2.5, to meet working capital needs.

            2.17 Letters of Credit. At the request of the Borrower and subject to the Availability, during the Commitment Period, the Bank may issue for the account of the Borrower one or more letters of credit (each a "Letter of Credit") to secure lease obligations of the Borrower and its Subsidiaries. The principal amount of any outstanding Letters of Credit shall reduce the Availability pursuant to this Agreement, and any drawings under a Letter of Credit shall be deemed to be an Advance under the Revolving Loan pursuant to Sections 2.1 and 4.2. In addition to the fees set forth herein, the Borrower agrees to pay a letter of credit fee to be determined by the Bank and any and all usual and customary charges imposed by the Bank with respect to any such Letters of Credit. Borrower further agrees to execute and deliver and to cause the Subsidiaries to execute and deliver any customer documentation reasonably required by the Bank in connection with the issuance of any such Letter of Credit. Notwithstanding the foregoing, in no event shall the expiration date of any Letter of Credit be later than the last business day prior to the Termination Date.

      SECTION 3. REPRESENTATIONS AND WARRANTIES.

      In order to induce the Bank to enter into this Agreement and to make the financial accommodations herein provided for, the Borrower hereby covenants, represents and warrants to the Bank that:

      3.1 Financial Condition. The Borrower has previously furnished to the Bank true and complete copies of the combined balance sheets as at December 30, 1996 and December 29, 1997 and the related combined statements of income and owners' equity for the fifty-two-week period ended December 30, 1996 and December 29, 1997, respectively, of the Borrower and its Subsidiaries, certified, with respect to the December 30, 1996 financial statements, by Goldstein Golub Kessler & Company, P.C., and with respect to the December 29, 1997 financial statements, a draft has been provided by an independent accounting firm acceptable to the Bank. The Borrower also has furnished to the Bank certain unaudited financial statements of the Borrower as follows: a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of June 30, 1998, and consolidated and consolidating statements of operations of the Borrower and its Subsidiaries for the six month period then ended (collectively, the "June Financial Statements"). Except as set forth in Schedule 3.1(A), the June Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as of the date and for the fiscal period shown therein on a basis consistent with prior periods, subject to year-end audit adjustments. Except as provided in Schedule 3.1(A) and the other Schedules to this Agreement, none of the Borrower or its Subsidiaries have any material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing statements or in the notes thereto. Since the date of the aforementioned financial statements, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower and its Subsidiaries, considered as a whole, except as disclosed in
Schedule 3.1(B) attached hereto.

      3.2 Due Existence and Authority; Compliance with Law. The Borrower and its Subsidiaries (other than any Designated Subsidiary) (a) are duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation, (b) have the power and authority and the legal right to own and operate their property, and to conduct the business in which they are currently engaged, (c) are duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where their ownership or operation of property or the conduct of their business require such qualification, and (d) are in compliance with all Requirements of Law, except to the extent that the failure to so qualify as a foreign entity as required by clause (c) of this Section or to comply with all Requirements of Law as required by clause (d) of this

Section could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or its Subsidiaries (other than any Designated Subsidiary), considered individually and as a whole, and could not materially adversely affect the ability of the Borrower or any of its Subsidiaries to perform their obligations under this Agreement or any of the other Loan Documents.

      3.3 Power and Authority; Authorization; Enforceable Obligations. The Borrower and its Subsidiaries have the power and authority and the legal right to make, execute, deliver and perform their obligations under this Agreement and the other Loan Documents to which they are a party, and to borrow hereunder, and have taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents to which they are a party, and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower or any of its Subsidiaries) or any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. This Agreement and the other Loan Documents will be duly executed and delivered on behalf of the Borrower and each of its Subsidiaries which is a party thereto, and this Agreement and the other Loan Documents, when executed and delivered, will each constitute the legal, valid and binding obligations of the Borrower and each of its Subsidiaries which is a party thereto, enforceable against the Borrower and its Subsidiaries in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

      3.4 Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowings hereunder and the use of the proceeds thereof by the Borrower or its Subsidiaries, will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of the Borrower or any of its Subsidiaries pursuant to any Requirement of Law or Contractual Obligation, except those in favor of the Bank provided herein.

      3.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against the Borrower or any of its Subsidiaries (other than any Designated Subsidiary) or against any of their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or its Subsidiaries (other than any Designated Subsidiary), considered individually and as a whole.

      3.6 No Default. Neither the Borrower nor any of its Subsidiaries (other than any Designated Subsidiary) is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to be materially adverse to the business, operations, property or financial or other condition of the Borrower or its Subsidiaries (other than any Designated Subsidiary), considered individually and as a whole, or which could materially and adversely affect the ability of the Borrower or its Subsidiaries to perform their respective obligations under this Agreement or any of the other Loan Documents. No Default or Event of Default has occurred and is continuing.

      3.7 No Burdensome Restrictions. No Contractual Obligation of the Borrower or any of its Subsidiaries (other than any Designated Subsidiary) and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee could reasonably be expected to materially adversely affect, the business, operations, property or financial or other condition of the Borrower or its Subsidiaries (other than any Designated Subsidiary), considered individually and as a whole.

      3.8 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all tax returns which, to the knowledge of the Borrower and its Subsidiaries, are required to be filed by the Borrower or any of its Subsidiaries, and have paid all taxes shown to be due and payable by the Borrower or any of its Subsidiaries on said returns or on any assessments made against them or any of their property, except for Disputed Taxes.

      3.9 Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged nor will they engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect). No part of the proceeds of any Loans hereunder will be used for "purchasing" or "carrying" "margin stock" (as so defined) or for any purpose which violates the provisions of the Regulations of such Board of Governors.

      3.10 Liens on Properties. There are no Liens of any nature whatsoever on any Real Property, property or asset of the Borrower or any of its Subsidiaries, except for Liens in favor of the Bank or Permitted Liens. The Borrower is not a party to any contract, agreement, lease or instrument (other than this Agreement and the other Loan Documents) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on the property or assets of the Borrower or any of its Subsidiaries or otherwise result in a violation of any Loan Document, except for Permitted Liens.

      3.11 Security Interest. Upon execution and delivery of the Security Agreement and filing of the Forms UCC-1 and compliance with the provisions of the Security Agreement, the Security Agreement will have created in favor of the Bank a valid and perfected, first priority security interest in that portion of the Collateral which is of a type in which a security interest is perfected by filing of a financing statement under the UCC.

      3.12 Ownership, Leasehold Interests and Liens. The Borrower and/or its Subsidiaries has good, marketable and insurable fee simple title (or good, marketable and insurable leasehold interest in the case of any leasehold properties), and good title (or valid leasehold interests in the case of any leasehold properties) in all of the Real Property, and none of such Real Properties is subject to any Lien, except for Permitted Liens.

      3.13 Information. No report (if prepared by the Borrower, any of its Affiliates, or, if not prepared by the Borrower or its Affiliates, to the extent that information contained therein was supplied by the Borrower or any of its Affiliates), information, exhibit, any financial statement, document, book or record furnished or to be furnished by the Borrower or any of its Affiliates (other than projections as set forth below) to the Bank pursuant to the Commitment Letter, this Agreement or any other Loan Document is inaccurate in any material respect as of the date it is or will be dated or (except as otherwise disclosed to the Bank, as the case may be, at such time) as of the date so furnished, contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances under which they were made, in each case, considered in light of all of the information furnished to the Bank at or prior to such time. Any financial projections furnished to the Bank are, or will have been, based on good faith projections of, and assumptions believed to be reasonable by, the management of the Borrower as of the date such statements were prepared.

      3.14 Tradenames. The Borrower has no tradenames, fictitious names, assumed names or "doing business as" names, except as set forth on Schedule 3.13.

      3.15 Solvency. Both before and after giving effect to the transactions contemplated by this Agreement: (i) the Borrower will not have an unreasonably small amount of capital for the operation of the business in which it is engaged and is proposed to be engaged, and (ii) the Borrower anticipates that it will be able to pay its Indebtedness as it or any part thereof becomes due.

      3.16 Brokers. No broker or finder has acted on behalf of the Borrower or its Subsidiaries to obtain, make or close the Commitment Letter, this Agreement or any of the Loans, and the Borrower has no obligations to any Person in respect of any finder's or brokerage fees or commissions in connection with any of the foregoing. The Borrower and its Subsidiaries indemnify and agree to hold harmless the Bank against and from any and all claims by any Person for any such fees or commissions.

      3.17 Management Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any management, consulting or similar agreement with any other Person with respect to the business, operations or other assets of the Borrower or any of its Subsidiaries, except for the management agreements listed on Schedule 3.16.

      3.18 Consents of Restaurant Owners. The Borrower shall seek, with respect to those management agreements noted on Schedule 3.16 which require the consent of the respective restaurant owner, the consent of such restaurant owners to the assignment to the Bank of the Borrower's and its Subsidiaries' right, title and interest under such management agreements.

      3.19 Leases. Neither the Borrower nor any of its Subsidiaries is a party to any real property leases, except for the leases listed on Schedule 3.18.

      3.20 Environmental Compliance. The Borrower or an affiliate or agent thereof has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Mortgaged Property and the operations conducted thereon, and is familiar with the present condition and usage of the Mortgaged Property and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties:

            (a) With respect to the Mortgaged Property, none of the Borrower, or any operator of the Mortgaged Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Mortgaged Property, and would have a material adverse effect on the environment or the business, assets or financial condition of any such Person.

            (b) The Borrower has not received any notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

            (c) With respect to the Mortgaged Property, except as specifically set forth in the environmental site assessment reports for the Mortgaged Property, each of which has been provided to the Bank on or before the date hereof: (i) no portion of the Mortgaged Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by the Borrower or the operators of its properties, no Hazardous Substances have been generated or are being used on the Mortgaged Property except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Mortgaged Property, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of Borrower, which Release would have a material adverse effect on the value of any of the Mortgaged Property or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Mortgaged Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Mortgaged Property; and (v) to the best of Borrower's knowledge and belief, any Hazardous Substances that have been generated on any of the Mortgaged Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Borrower without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

            (d) Neither the Borrower nor Mortgaged Property is required by any applicable Environmental Law to perform Hazardous Substances site assessments, or remove or remediate Hazardous Substances, or give notice to any governmental agency or to record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby.

       3.21 No Material Adverse Change. Except as set forth on Schedule 3.20 since December 29, 1997, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole, as shown on or reflected in the balance sheet of the Borrower and its Subsidiaries, as of December 29, 1997, or its consolidated statement of operations or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or its Subsidiaries taken as a whole.

      3.22 No Default under Revolving Loan. There has been no payment default by the Borrower or any Subsidiary under the Revolving Loan.

      3.23 Leases. The Borrower has delivered to the Bank true copies of the Leases and any amendments thereto relating to the Mortgaged Property.

      3.24 Year 2000 Compliance. (a) All of the Internal MIS Systems of the Borrower and its Subsidiaries will be Year 2000 Compliant on or before June 30, 1999.

            (b)(i) To the Borrower's knowledge, all vendors of products or services to the Borrower, its Subsidiaries and their respective products, services and operations, are Year 2000 Compliant, except for vendors whose failure to be Year 2000 Compliant would not have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or its Subsidiaries ("Immaterial Vendors"). To the knowledge of Borrower after a reasonably diligent investigation, each such vendor will continue to furnish its products or services to the Borrower, without interruption or material delay, on and after January 1, 2000.

                  (ii) The Borrower and its Subsidiaries agree to enter into appropriate agreements with each of their vendors (other than Immaterial Vendors) certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customization, modifications, maintenance and the like are Year 2000 Compliant. All such vendor agreements shall include appropriate indemnification by the vendor or its products, services or operations fail to be Year 2000 Compliant or if the products, services or operations fail to conform to or meet the terms of the vendor warranties, representations or other contractual terms.

            (d) Borrower and its Subsidiaries agree to furnish the Bank with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies and facilities of the Borrower, its Subsidiaries and their vendors.

            (e) For purposes of this Section 3.24, the following terms shall have the meanings specified below:

      "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the business of the Borrower and its Subsidiaries by or on behalf of the Borrower and its Subsidiaries, including payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources and e-mail systems of the Borrower and its Subsidiaries.

      "Year 2000 Compliant" means that (1) the products, services or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including leap year calculations), and (2) neither the performance nor the functionality nor the provision by the Borrower and its Subsidiaries of products, services and other item(s) will be affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the products, services and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s) and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Borrower's supply of the product(s), service(s) and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

      SECTION 4. CONDITIONS PRECEDENT.

      4.1 Conditions to Initial Advance. The obligation of the Bank to make the initial Advance to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

            (a) Note. The Bank shall have received the Revolving Loan Note, conforming to the requirements hereof and duly executed by the Borrower, evidencing the Borrower's obligation to pay all Advances.

            (b) Subsidiaries' Guaranty. The Bank shall have received the Subsidiaries' Guaranty, duly executed by each of its Subsidiaries which is a party thereto.

            (c) Security Agreement. The Bank shall have received the Security Agreement, duly executed by the Borrower and each of its Subsidiaries which is a party thereto, together with UCC-1 financing statements executed by each such entity in favor of the Bank and evidence satisfactory to the Bank and its counsel of filing of such financing statements and perfection of the security interests relating thereto.

            (d) Indemnity Agreement. The Bank shall have received the Indemnity Agreement, duly executed, acknowledged and delivered by the Borrower and each of its Subsidiaries which is a party thereto.

            (e) Assignment of Insurance. The Bank shall have received a valid and enforceable assignment of the life insurance policy described in Section 5.9.

            (f) Legal Opinion. The Bank shall have received a favorable opinion of counsel to the Borrower, in form and substance reasonably acceptable to the Bank and its counsel, which form of opinion is attached hereto as Exhibit G.

            (g) Certificates and Resolutions. The Bank shall have received (i) copies of the resolutions of the manager of the Borrower and of the members or other appropriate authority of its Subsidiaries authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of each such entity; and
(ii) a certificate of the Secretary or an Assistant Secretary of the Borrower and its Subsidiaries certifying the names and true signatures of the officers and authorized signatories of each such entity authorized to sign any and all documents to be delivered by each such entity or as required or contemplated hereunder.

            (h) Commitment Letter. The Borrower shall have satisfied all the terms and conditions of the Commitment Letter, and no default shall have occurred thereunder, except as waived by the Bank.

            (i) Assignments of Management Agreement. The Bank shall have received confirmation that the assignment, duly executed by Restaurant Group Management Services, L.L.C., of such Subsidiary's right, title and interest in and to the Management Agreement, dated April 18, 1996, by and between 37 East 50th Street Corporation and Restaurant Group Management Services, L.L.C., is still in full force and effect.

            (j) Mortgages. The Bank shall have received evidence that the Mortgages have been recorded, creating a valid first priority Lien on the Las Vegas Property (the "Las Vegas Mortgage"), the New Orleans Property (the "New Orleans Mortgage"), and the Washington Property (the "Washington Mortgage") which Mortgages shall be in the form of Exhibit E (with such changes as are necessary or appropriate so as to conform to the law and practice of the state in which each Mortgaged Property is located).

            (k) Environmental Reports. The Bank shall have received environmental site assessment reports for the Mortgage Property prepared by the Environmental Engineer, which indicate the condition of the Mortgaged Property and such other properties and any buildings thereon and which set forth no qualifications except those that are acceptable to the Bank in its sole discretion, and disclosing that each piece of Mortgage Property and any building thereon is free of oil, underground storage, asbestos or asbestos-containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Bank in its sole discretion), and which reports are otherwise in form and substance satisfactory to the Bank.

            (l) Appraisals. The Bank shall have received Appraisals of the Mortgaged Property in form and substance satisfactory to the Bank prior to the date hereof.

            (m) Building Permit. The Bank shall have received evidence satisfactory to it, in its sole discretion, that the plans and specifications for the Projects have been approved by all appropriate governmental entities, and that Improvements, if constructed in accordance with the approved plans and specifications, will comply with all applicable laws, including, without limitation, all zoning laws and building codes, rules and regulations.

            (n) Plans. The Bank shall have received the final plans and specifications for the construction of the Improvements certified by the Borrower's Construction Consultant and reviewed by an independent engineer engaged by the Bank, which plans shall comply with all federal, state and local governmental requirements.

            (o) Estoppel Certificates. The Bank shall have received an estoppel certificate in form and substance satisfactory to the Bank, in its sole discretion, from the landlord under any lease entered into by the Borrower or any Subsidiary in respect of the Las Vegas Property and the Washington Property.

            (p) Operating Accounts. The Borrower shall have transferred to accounts at the Bank all of its cash management, cash concentration and operating accounts, except for such operating accounts as may be required to be maintained by Borrower in jurisdictions where the Bank does not conduct banking operations.

            (q) Title Insurance. Borrower shall have delivered to the Bank a title insurance policy or a title binder or a certificate of title of Title Serv, as agent for a nationally recognized title insurance company, containing the agreement of the Title Company to issue its policy of title insurance insuring the lien of the Mortgage, which title insurance policy shall be in an amount specified by the Banks and in no event less than the principal amount of the Loan. The title insurance policy shall contain such endorsements and affirmative insurance as the Banks may require, including, without limitation, a revolving credit endorsement.

            (r) Survey. Borrower shall have delivered to the Bank an ALTA/ACSM survey for each Real Property showing a state of facts satisfactory to the Bank in all respects.

            (s) Construction Budgets. The Bank shall have received budgets that shall set forth the aggregate amount of funds to be expended to make the Improvements on the Projects, and which budgets are in form and substance satisfactory to the Bank.

            (t) Certificates, Permits, etc. Borrower shall deliver to the Bank copies of all necessary certificates, authorizations, permits and licenses required to permit the construction, completion and contemplated use of the applicable Mortgaged Property, as issued by the appropriate governmental authorities (and, to the extent assignable, Borrower hereby assigns all such certificates, authorizations, permits and licenses to the Bank as additional security for the repayment of the Loans and the obligations of Borrower pursuant to the Loan Documents).

            (u) Assignment of Management Agreement. The Bank shall have received an assignment, in form and substance acceptable to the Bank, duly executed by Restaurant Group Management Services, L.L.C., of such Subsidiary's right, title and interest in and to the Management Agreement, dated April 18, 1996, by and Between 37 East 50th Street Corporation and Restaurant Group Management Services, L.L.C.

            (v) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

      4.2 Conditions to All Extensions of Credit. The obligation of the Bank to make any Loan to be made by it hereunder or to convert any Advance to the Term Loan is subject to the satisfaction of the following conditions precedent at the time of such requested Advance or conversion:

            (a) Representations and Warranties. The representations and warranties made by the Borrower herein, in the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such extension of credit as if made on and as of such date, except to the extent expressly made with respect to another date.

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date an extension of credit is to be made or after giving effect to the extension of credit to be made on such date.

            (c) Lien Waivers, etc. Borrower shall have delivered to Lender (i) such waivers of lien from contractors, subcontractors and materialmen as may be requested or required by the Bank, or as may be required by Title Serv, as agent for a nationally recognized title insurance company, in order to induce Title Serv, as agent for a nationally recognized title insurance company, to insure each advance of the Loan against all mechanic's or materialmen's liens for labor furnished and materials supplied, and (ii) a general contractor's and major subcontractors' letter in form and substance satisfactory to Bank, providing that such general contractor and/or major subcontractor will complete work in connection with such Project in the event Borrower Defaults;

            (d) Title Continuation. Prior to each advance of a Loan, the Title Company shall have issued a written continuation of title showing no exceptions to title other than those exceptions previously approved by the Bank in writing;

            (e) Evidence of Payment. Prior to each advance of a Loan, Borrower shall, upon request of the Bank, furnish the Bank with evidence satisfactory to the Bank showing payment of all bills and charges for which advances of a Loan have been made pursuant to this Agreement.

            (f) Compliance with Laws, Contracts. Borrower shall at all times be in compliance with all applicable laws, rules, restrictions, orders and regulations, and shall not be in default pursuant to any agreement in connection with the Loan or any Project.

      Each borrowing and requested borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of each such borrowing and requested borrowing that the conditions in clauses (a) through (f) of this Section have been satisfied.

      SECTION 5. AFFIRMATIVE COVENANTS.

      The Borrower hereby agrees that, so long as any of the Obligations remain outstanding and unpaid, or the Commitment remains in effect, the Borrower will:

      5.1 Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to its business and properties (including, without limitation, any fiscal and accounting rules and regulations) and maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

      5.2 Preservation of Existence. Observe in all material respects all procedures required to preserve and maintain its legal existence, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified to do business and in good standing in each jurisdiction where the nature of its business requires it to do so, except where the failure to be so qualified and in good standing would not have a material adverse effect on the financial condition of the Borrower or its ability to perform its obligations under this Agreement or any other Loan Document to which it is a party.

      5.3 Financial Information and Compliance Certificates.

            (a) Keep their books of account in accordance with good accounting practices and furnish to the Bank, within 120 days after the last day of each fiscal year, consolidated balance sheets of the Borrower and its Subsidiaries as at such last day of the fiscal year and statements of income and retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP and certified by a firm of independent certified public accountants reasonably satisfactory to the Bank; and, within 45 days after the close of each of the first three quarters of each fiscal year, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail and certified by the chief financial or accounting officer of the Borrower as having been prepared in accordance with GAAP (subject to year-end adjustments). The Borrower will also furnish, within forty-five days after the end of a calendar month, monthly profit and loss statements of each existing and new restaurant owned or managed by the Borrower or any of its Subsidiaries, internally prepared and certified by the chief financial officer of the Borrower. The Borrower will, with reasonable promptness, furnish such other data as may be reasonably requested by the Bank, including, without limitation, copies of all material contracts and agreements, and will at all times and from time to time permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from the books and records of the Borrower.

            (b) At the same time as it delivers the financial statements called for by Section 5.3(a), the Borrower shall deliver a certificate of the chief executive officer and the chief financial or accounting officer of the Borrower evidencing a computation of compliance with the provisions of Section 6 and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default. Together with their delivery of annual certified financial statements, the Borrower's certified public accountants shall also deliver a certificate stating that such accountants have no knowledge of any Default or Event of Default, which shall be addressed to the Borrower and the Bank.

      5.4 Defaults. Promptly notify the Bank of any Default or Event of Default, setting forth the details of such Default or Event of Default and the actions which the Borrower is taking or proposes to be taken with respect thereto.

      5.5 Insurance. Maintain policies of hazard, general liability insurance, business interruption insurance and other insurance as the Bank may reasonably request (including, without limitation, the insurance more particularly described in the Security Agreement) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and naming the Bank as an additional insured and loss payee thereon as its interest may appear. All such insurance shall be reasonably satisfactory to the Bank and its counsel as to form, amount and insurer.

      5.6 Preservation of Properties. Maintain and preserve all of their respective properties which are used or which are useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

      5.7 Taxes. Duly pay and discharge all taxes or other claims which might become a Lien upon any of their respective properties, except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor, and so long as the failure to pay such taxes would not give rise to a Lien which is not a Permitted Lien.

      5.8 Notice of Litigation. Promptly notify the Bank of any litigation, legal proceeding or dispute affecting the Borrower or any of its Subsidiaries (other than (i) disputes in the ordinary course of business involving amounts less than $100,000 or (ii) litigation arising in the ordinary course of business which the Borrower reasonably believes to be covered by insurance and not reasonably likely, even if adversely determined, to have a material adverse effect on the Borrower or any Subsidiary (other than any Designated Subsidiary)) whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

      5.9 Alan Stillman. Employ and continue to employ Alan Stillman as a key officer of the Borrower and maintain in force a $5,000,000 life insurance policy on the life of Alan Stillman, which life insurance shall be assigned to the Bank free and clear of any other liens, claims or assignments. Notwithstanding the foregoing, in the event of the death or disability of Alan Stillman, the Borrower shall have 60 days in which to obtain the consent of the Bank to replacement senior management reasonably satisfactory to the Bank.

      5.10 Security Agreement and Projects. Cause each future Subsidiary of the Borrower (other than a Designated Subsidiary) to execute and deliver a counterpart of the Subsidiaries' Guaranty and the Security Agreement promptly upon the formation of such Subsidiary and cause each contractor providing services in connection with a Project to submit a contractor's final affidavit upon the completion of the Improvements at a specific Project in form and substance satisfactory to Bank.

      5.11 New Restaurants. Each new restaurant established by Borrower or its Subsidiaries shall have a positive monthly EBITDA for at least one full month no later than the twelfth month after such new restaurant's opening, such positive EBITDA to be demonstrated by the new restaurant's monthly profit and loss statement provided to the Bank in accordance with Section 5.3 above.

      SECTION 6. FINANCIAL COVENANTS.

      6.1 Covenants. The Borrower hereby agrees that, so long as any of the Obligations remain outstanding and unpaid, or the Commitment remains in effect (whichever is later):

            (a) Consolidated Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries on a consolidated basis will maintain a Consolidated Fixed Charge Coverage Ratio, calculated on a rolling four-quarter basis, of not less than
1.25 to 1.0 from January 1, 1999 through September 30, 1999; and of 1.50 to 1.0 thereafter.

            (b) Consolidated EBITDA. The Consolidated EBITDA of the Borrower and its Subsidiaries shall be not less than: a loss of ($12,000) for the third fiscal quarter of 1998; $406,000 for the fourth fiscal quarter of 1998; $2,063,000 for the first fiscal quarter of 1999; $2,336,000 for the second fiscal quarter of 1999, $982,000 for the third fiscal quarter of 1999; $4,303,000 for the fourth fiscal quarter of 1999, $2,991,000 for the first fiscal quarter of 2000; $3,179,000 for the second fiscal quarter of 2000; $2,079,000 for the third fiscal quarter of 2000; and $4,952,000 for the fourth fiscal quarter of 2000.

      6.2 Financial Covenants related to Affiliates. Manhattan Ocean Club Associates, L.L.C., La Cite Associates, L.L.C. and Atlantic & Pacific Grill Associates, L.L.C., on a combined basis, shall achieve and maintain a combined EBITDA before management fees paid to the Borrower of at least $2,650,000 as of December 31, 1997; $2,950,000 as of December 31, 1998; $3,070,000 as of December
31, 1999; provided, that such management fees are eliminated upon consolidation.

      SECTION 7. NEGATIVE COVENANTS.

      The Borrower hereby agrees that, so long as any of the Obligations remain outstanding and unpaid, or the Commitment remains in effect, neither the Borrower nor any Subsidiary will:

      7.1 Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness for borrowed money, except:

            (a) Indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower;

            (b) Indebtedness which existed on the date of this Agreement and is set forth on Schedule 7.1(b);

            (c) the letters of credit identified on Schedule 7.1(c) or any replacement thereof, which secure lease obligations of the Borrower or any of its Subsidiaries; and

            (d) subordinated debt; provided, that, (i) immediately prior to and after assuming such debt, the Borrower is in compliance with all of the financial covenants set forth in Sections 6.1 and 6.2, and (ii) the Borrower is not in default under this Agreement or any other Loan Document, and (iii) the creditor of such debt agrees to subordinate its position pursuant to a subordination agreement acceptable to the Bank;

provided, however, that in no event may the Borrower incur any Indebtedness otherwise permitted under clause (c) above if such Indebtedness would cause the Borrower to violate any other covenant herein and in no event shall the aggregate amount of Indebtedness permitted under clause (c) above exceed $10,000,000 (including the debt related to the contemplated Projects, each as described on Schedule 1).

      7.2 Mergers and Sales of Assets. Enter into any merger or consolidation or liquidate, wind up or dissolve the Borrower or any Subsidiary or sell, transfer or lease or otherwise dispose of all or any substantial part of their respective assets (other than sales of inventory and obsolete equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity.

      7.3 Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person, except (a) investments in United States Government obligations, certificates of deposit or money market funds of any banking institution with combined capital and surplus of at least $200,000,000, (b) capital contributions or loans or advances to Subsidiaries, (c) reasonable loans to any employee of the Borrower or its Subsidiaries not exceeding $75,000 per employee and not exceeding in the aggregate $250,000 outstanding at any time, and (d) reasonable and customary expense advances made to employees of the Borrower and its Subsidiaries in the ordinary course of their business.

      7.4 Liens. Except as specifically contemplated by the Loan Documents, create, incur, assume or permit to exist any Lien (other than Permitted Liens) which is prior to or equal in priority to the Liens created by the Loan Documents on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof.

      7.5 Contingent Liabilities. Assume, endorse, be or become liable for or guarantee any obligation of (a) any Person which is not an Affiliate of the Borrower and a member of the Borrower's consolidated group for financial reporting purposes, excluding, however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, or (b) an Affiliate of the Borrower which is a member of the Borrower's consolidated group for financial reporting purposes, without the prior written consent of the Bank, which consent will not be unreasonably withheld so long as such proposed action would not (i) result in a violation by the Borrower of any financial covenant set forth in this Agreement or any of the other Loan Documents, or (ii) otherwise result in any Default or Event of Default. Notwithstanding the foregoing, so long as such guarantee does not cause the Borrower to violate any financial covenant contained in the Loan Documents, the Borrower or any of its Subsidiaries may (i) guarantee the lease obligations of any of its wholly-owned Subsidiaries in connection with the acquisition or development of a Project; provided, that, any such lease is at a market rate rental and with a third-party landlord or (ii) guarantee Indebtedness that is otherwise permissible under
Section 7.1(c) or (d).

      7.6 Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

      7.7 INTENTIONALLY OMITTED.

      7.8 Nature of Business. Materially alter the nature of their business.

      7.9 Accounting Changes. Make any change in their accounting treatment or financial reporting practices, except as required or permitted by GAAP.

      7.10 Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property or assets from, or sell, transfer or lease any property or assets to, or enter into any other transaction with, any Affiliate, except that as long as no Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

      7.11 Operating Loss. Suffer or permit any of its Subsidiaries to suffer any aggregate operating loss for two consecutive fiscal quarters which exceeds $400,000; provided, however, that (a) for purposes of determining whether the Borrower and its Subsidiaries have suffered such a loss, any Project Costs incurred by the Borrower or its Subsidiaries shall be excluded, (b) any non-cash extraordinary or non-recurring charges (not to exceed $1,000,000 in the aggregate) shall be excluded, and (c) the results of operations of any Subsidiary established for purposes of opening a new restaurant shall be excluded from any calculation related to compliance with this Section 7.11 for any fiscal quarter which includes at least one full month of the first twelve calendar months following the commencement of operations of the new restaurant operated by such Subsidiary.

      7.12 Dividends and Distributions. Declare or pay or cause its Subsidiaries to declare or pay, directly or indirectly, any dividend or distribution to any shareholder, member or partner, except that (a) with respect to any fiscal year in which the Borrower is a limited liability company, the Borrower may declare and pay dividends or distributions to its members in an amount equal to the income tax liability the Borrower would have had for such year if the Borrower were an individual subject to federal, State of New York and City of New York income tax at the highest applicable marginal tax rate in effect in each such jurisdiction for such year; and (b) direct and indirect wholly-owned and consolidated Subsidiaries of the Borrower may declare and pay dividends and distributions to their respective shareholders, partners or members.

      SECTION 8. EVENTS OF DEFAULT.

      Upon and after the occurrence of any of the following events (each an Event of Default):

            (a) The Borrower shall fail to pay any interest on or principal of any of the Notes when due, or shall fail to pay any other amount payable hereunder or under any other Loan Document; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or in any of the other Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the other Loan Documents shall prove to have been false in any material respect on or as of the date made or deemed made; or

            (c) The Borrower shall have failed to repay any Working Capital Advance within the time period set forth in Section 2.5; or

            (d) The Borrower shall breach any other covenant or default in the observance or performance of any other provision contained in this Agreement or any other Loan Document; provided, however, that, except for a breach of the covenants set forth in Sections 7.2, 7.4, 7.8, 7.11 or 7.12 of this Agreement, if such breach or default is susceptible of cure, such breach or default shall not constitute an Event of Default unless such default shall continue unremedied for a period of 30 days after written notice thereof is given to the Borrower by the Bank; provided, further, that if such default is susceptible of cure, and the Borrower is diligently proceeding to effectuate such cure, but such cure can not be completed within such 30 day period, such period may be extended, at the reasonable discretion of the Bank, for such reasonable period (not to exceed an aggregate of 120 days) as the Bank may permit so long as the Borrower continues to diligently pursue such cure; or

            (e) At any time after the date hereof, the Bank shall not have a valid prior perfected first Lien and security interest in the Mortgaged Properties and the other collateral intended to be covered by the Security Agreement; or

            (f)(i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

                  (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

                  (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this
Section 8(f); or

                  (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g)(i) The Borrower or any of its Subsidiaries shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, such Reportable Event shall continue unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or such proceedings shall continue for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) - (iv) above, such event or condition could reasonably be expected to subject the Borrower and any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Borrower and its Subsidiaries, considered as a whole; or

            (h) The rendition by any court of a final judgment against the Borrower or any of its Subsidiaries which shall not be satisfactorily stayed, discharged, vacated, bonded or set aside within 60 days of the making thereof; or the attachment of any property of the Borrower or any of its Subsidiaries which has not been released or provided for to the reasonable satisfaction of the Bank within 60 days after the making thereof; or

            (i) The Subsidiaries' Guaranty shall cease to be in full force and effect as to any Subsidiary which is a party thereto; or

              (j) Alan Stillman and/or his wife shall fail to control, directly or indirectly, at least 22% of the voting interests or stock of the Borrower; or

              (k) The Borrower or any Subsidiary shall breach or default in its obligations under any Indebtedness with respect to which the damages for such breach or default might reasonably be expected to exceed $100,000; or

              (l) The Borrower or any Subsidiary shall fail to pay any due and unpaid taxes, except for Disputed Taxes the existence of which does not cause the Borrower to violate any other covenant in this Agreement;

then, in any such event, any or all of the following actions may be taken: (x) the Bank may, at its option and without giving any prior notice to the Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitment and all obligations of the Bank to make Revolving Loans or convert any Advances into the Term Loan shall immediately terminate; and (y) the Bank may, at its option and without giving any prior notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Loans to the contrary notwithstanding.

      SECTION 9. MISCELLANEOUS.

      9.1 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been duly given or made when delivered by hand, or by telecopy, receipt acknowledged, or five (5) calendar days after having been deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of any Note:

             The Borrower:       The New York Restaurant Group, Inc.
                                 1114 First Avenue
                                 New York, New York 10021
                                 Attn: Mr. Mark K. Levine, Executive Vice
                                       President

             with a copy to:     Hutchins, Wheeler & Dittmar
                                 101 Federal Street
                                 Boston, Massachusetts 02110
                                 Attn: Cornelius J. Chapman, Esq.

             The Bank:           Fleet Bank, N.A.
                                 1185 Avenue of the Americas
                                 New York, New York 10036
                                 Attn: Mr. Judah Zweiter, Vice President

             with a copy to:     Robinson Silverman Pearce
                                      Aronsohn & Berman LLP
                                 1290 Avenue of the Americas
                                 New York, New York 10104
                                 Attn: Walter H. Curchack, Esq.

      9.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

      9.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

      9.4 Payment of Expenses; Examination.

            (a) In addition to the reasonable fees, costs and expenses payable to the Bank pursuant to Section 2.11 of this Agreement, and pursuant to any of the other Loan Documents or otherwise, the Borrower agrees to pay or reimburse the Bank promptly for all its reasonable out-of-pocket costs and expenses incurred in connection with (i) the preparation of, or any amendment, modification or waiver of, or consent with respect to, or any payment under or termination of, any or all of the Loan Documents, including, without limitation, the reasonable fees and disbursements of attorneys for the Bank, (ii) the enforcement or preservation of any rights under this Agreement, any Note, any of the other Loan Documents or any other instrument or agreement entered into in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of attorneys for the Bank, (iii) any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement, any Note, any of the other Loan Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of attorneys for the Bank, and (iv) the transactions contemplated hereby, including, without limitation, search fees, recording and filing fees and fees and costs of appraisers, engineers, or other experts retained by the Bank.

            (b) The Borrower agrees that (i) at any time but not exceeding once in a calendar year or (ii) after an Event of Default has occurred, at any time and from time to time, the

Bank may conduct, at the Borrower's expense, (A) an examination of the Borrower's books and records, and (B) field examinations with respect to any Project. The obligations set forth in this Section 9.4 shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section 9.4 shall survive the payment of the Notes and the termination of this Agreement.

      9.5 Waiver of Jury Trial, Setoff and Counterclaim. THE BORROWER AND THE BANK IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS AGREEMENT) IN WHICH THEY SHALL BE ADVERSE PARTIES WAIVE THE RIGHT OF TRIAL BY JURY AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OF ANY KIND OR DESCRIPTION IN ANY SUCH LITIGATION.

      9.6 Waiver of Automatic Stay. THE BORROWER AGREES THAT, IN THE EVENT THAT THE BORROWER SHALL (i) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE U.S. CODE, AS AMENDED ("BANKRUPTCY CODE"), (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (iv) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR, OR (v) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS, THE BANK SHALL THEREUPON BE ENTITLED AND THE BORROWER IRREVOCABLY CONSENTS TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE BANK AS PROVIDED FOR HEREIN, IN ANY NOTE, OR ANY OTHER LOAN DOCUMENTS DELIVERED IN CONNECTION HEREWITH AND AS OTHERWISE PROVIDED BY LAW, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND WILL NOT CONTEST ANY MOTION BY THE BANK SEEKING RELIEF FROM THE AUTOMATIC STAY AND THE BORROWER WILL COOPERATE WITH THE BANK, IN ANY MANNER REQUESTED BY THE BANK, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

      9.7 Modification and Waiver. No modification or waiver of, or with respect to, any provision of this Agreement or any document or instrument delivered in connection therewith shall be effective unless and until it shall be in writing and signed by the Bank and the Borrower, and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

      9.8 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank, and any attempt at such assignment without such consent shall be void, and at the option of the Bank, be deemed a default under this Agreement. The term "Bank" as used in this Agreement shall be deemed to include the Bank and its successors, endorsees and assigns, and any Loan connected with or contemplated by this transaction may be assigned, serviced and/or participated in (either in whole or in part) by the Bank and/or its successors and assigns.

      9.10 Governing Law; Consent to Jurisdiction. This Agreement, the Notes and any documents and instruments delivered in connection herewith and therewith and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and the Borrower consents to the jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Bank under this Agreement, the Notes and any document and instrument related hereto.

      9.11 Entire Agreement. This Agreement and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Obligations contain the entire agreement between the parties relating to the subject matter hereof and thereof. The Borrower expressly acknowledges that the Bank has not made and the Borrower is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof.

      9.12 Interest Adjustment. Notwithstanding anything to the contrary contained in this Agreement or in the Notes, if at any time the applicable rate of interest payable on any Note, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for in this Agreement, the Notes or in any other document executed in connection herewith or therewith, or otherwise contracted for, charged, received, taken or reserved by the Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable under the Notes held by the Bank, together with all Charges payable to the Bank, shall be limited to the Maximum Rate. The Borrower hereby agrees to give the Bank prior written notice in the event that any interest payment made to the Bank with respect to any Note will cause the total interest payments collected in any one year to be illegal under applicable law. In the event that the interest referred to hereunder or the Note would be illegal in the Bank's opinion, the Bank reserves the right to reduce the interest payable by the Borrower or apply any sum in excess of the maximum collectible interest in reduction of principal.

      9.13 Rates. The Borrower hereby acknowledges that neither the Prime Rate nor the LIBOR Rate is necessarily the lowest rate charged by the Bank for commercial or other types of loans, it being understood that the Prime Rate and the LIBOR Rate are only two of the bases for computing interest on loans made by the Bank, and that by computing interest at the Prime Rate or the LIBOR Rate, the Bank is not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers.

      9.14 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties hereto.

      9.15 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      9.16 Taxes. With respect to an assignee of the Loan to whom Section 2.15(e) applies or any participant, the Borrower shall not be required to pay any amount pursuant to Section 2.15 that is greater than the amount which it would have been required to pay had no interest in this Agreement or any other Loan Document been transferred (including for these purposes through participation). The transferor of such interest shall be obligated to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonably attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement or any other Loan Document, which Taxes would not have been incurred or payable if such transferee had delivered to the Borrower, and did in fact so deliver, duly completed and valid forms or other documentation entitling such participant to receive payment under this Agreement or any other Loan Document without deduction or withholding of any Taxes.

      9.17 Tax Treatment. Without limiting the application of any other provision of this Agreement, if any interest in any Loan Document is transferred by the Bank to any transferee, the transferor shall use its reasonable best efforts to cause such transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.15(e).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    THE NEW YORK RESTAURANT GROUP, INC.


                                     By: /s/ Mark K. Levine
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     FLEET BANK, N.A.


                                     By: /s/ Judah Zweiter
                                         --------------------------------------
                                         Name: Judah Zweiter
                                         Title: Vice President

                                    EXHIBIT A

                                Borrowing Notice


                                 [SEE ATTACHED]

                            FORM OF BORROWING NOTICE

                                                                          [Date]

Fleet Bank, N.A.
1185 Avenue of the Americas
New York, NY 10036
Attention: Judah Zweiter

Dear Sirs:

      The undersigned, The New York Restaurant Group, Inc. (the "Borrower"), refers to the Loan Agreement, dated as of September 1, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Loan Agreement"), between the Borrower and Fleet Bank, N.A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. The Borrower hereby gives you notice pursuant to
Section 2.3 of the Loan Agreement that it requests an Advance under the Loan Agreement, and in that connection sets forth below the terms on which such Advance is requested to be made:

(A) Identify Project
  or state for working capital(1)                      _________________

(B) If for a Project, total
  Project Costs                                        _________________

  Amount Requested (if for a Project,
  not to exceed 90% of actual
  Project Costs)                                       _________________

(C) Interest

  (i) Adjusted LIBOR Rate                              _________________

      Applicable LIBOR Interest Period                 ___________months

 (ii) Adjusted Prime Rate                              _________________

----------
(1) If for working capital, subject to Working Capital Sublimit.

      [If the advance under the particular Borrowing Notice is to fund a particular Project, the following certification by the chief executive officer or the chief financial officer of the Borrower must be included.]

      The sum requested under this Borrowing Notice will be used only for Improvements in connection with the Project identified herein and that the conditions set forth in Sections 4.2(a) - (f) have been satisfied.

      The undersigned is the Chief Financial Officer or Chief Executive Officer of The New York Restaurant Group, Inc., and hereby certifies pursuant to Section
2.3 of the Loan Agreement that the total cost identified in (B) above, to my knowledge, reflects actual Project Costs incurred for the particular Project identified herein.

      Attached hereto and made part of this Borrowing Notice are (A) certificates from the Construction Consultant certifying that (i) the Improvement can be completed for the amount available for construction from the construction budget approved by Bank, and (ii) the final plans and specifications are satisfactory for the completion of the Improvements; and (B) lien waivers from the general contractor and all material subcontractors engaged in the performance of the work being funded by such Advance

      Upon acceptance of any or all of the Loans made by the Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.2 of the Loan Agreement have been satisfied.


                                     Very truly yours,

                                     THE NEW YORK RESTAURANT GROUP, INC


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                               REVOLVING LOAN NOTE

$15,000,000.00
New York, New York

                                                               September 1, 1998

                  THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, N.A. (the "Bank") on July 31, 1999, at the office of the Bank specified in Section 9.1 of the Loan Agreement, dated as of even date herewith, between the Borrower and the Bank, as amended from time to time (as so amended, the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at (i) the Adjusted Prime Rate, or (ii) subject to availability and at the Borrower's request, the Adjusted LIBOR Rate. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable in arrears commencing on the first day of the first month following any Loan made by the Bank to the Borrower pursuant to Section
2.1 of the Agreement, and on the first day of each and every month thereafter, as more particularly set forth in, and subject to the terms and conditions of, the Agreement. All Loans made by the Bank pursuant to Section 2.1 of the Agreement and all payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, and after the occurrence of any Event of Default, this Note shall bear interest at the Post Default Rate, and in the event that any amount payable hereunder or in connection herewith remains unpaid for a period of 10 days after its due date, the Borrower shall also be subject to a late charge of two percent (2%) of the amount not paid when due, all as more particularly set forth in Section 2.10(e) of the Agreement, and all of such interest and late charges shall be payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

            This Note is the Revolving Loan Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement), as provided therein.

            Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable, in each case as provided in the Agreement. This Note is secured by the Mortgages, the collateral described in the Security Agreement and by the Subsidiaries' Guaranty.

            The Borrower, for itself and its legal representatives, successors and assigns, and all endorsers, guarantors or any others who may at any time become liable for payment hereunder, hereby (i) consents to any and all extensions of time, renewals, waivers, or modifications or substitutions or releases of security that may be granted or consented to by the Bank or the holder hereof with regard to the time of payment hereunder, the security held for payment hereunder, or any other provision hereof, and (ii) waives presentment, demand, protest and notice of protest, notice of dishonor, notice of non-payment, notice of maturity, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption of insolvency laws, and all other notices applicable hereto, and agrees to pay, to the extent permitted by law, all fees, costs and expenses incurred by or on behalf of the Bank or the holder hereof in the collection hereof, including legal costs and reasonable attorneys' fees and expenses.

            This Note has been issued pursuant to the terms of the Agreement, and is subject to all of the terms and conditions thereof.

            This Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower consents to the jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Bank or any holder under this Note, and the Borrower waives the right of trial by jury and the right to interpose any setoff or counterclaim of any kind or description with respect to any such action.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                     THE NEW YORK RESTAURANT
                                     GROUP, INC.


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President

                         SCHEDULE TO REVOLVING LOAN NOTE
                             DATED SEPTEMBER 1, 1998
                                       BY
                       THE NEW YORK RESTAURANT GROUP, INC.
                                       TO
                                FLEET BANK, N.A.

               Advances and Payments of Principal and Interest

----------------------------------------------------------------------------------------------
           Amount of  Amount of Principal    Amount of       Unpaid Principal      Notation
  Date      Advance     Paid or Prepaid     Interest Paid   Balance of Advances      Made By
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

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==============================================================================================

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the ___ day of September, 1998, before me personally came Mark K. Levine, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President of The New York Restaurant Group, Inc., the corporation described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the directors of said corporation.


                          -----------------------------
                                  Notary Public

                               SECURITY AGREEMENT

            FOR VALUE RECEIVED, and to induce FLEET BANK, N.A., a national banking association having an office at 1185 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as "Secured Party"), to extend credit and other financial accommodations to THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation having its chief place of business at 1114 First Avenue, New York, New York 10021 (the "Borrower"), the Borrower, The Manhattan Ocean Club Associates, L.L.C., a New York limited liability company, La Cite Associates, L.L.C., a Delaware limited liability company, Atlantic & Pacific Grill Associates, L.L.C., a New York limited liability company, Mrs. Parks Sub, LLC, a Delaware limited liability company, New York RGI Sub, LLC, a Delaware limited liability company, Restaurant Group Management Service, LLC, a New York limited liability company, S & W Chicago, LLC, a Delaware limited liability company, S & W of Miami, L.L.C., a Delaware limited liability company, MOC D.C., L.L.C., a Delaware limited liability company, S & W Las Vegas, L.L.C., a Delaware limited liability company, S & W New Orleans, L.L.C., a Delaware limited liability company, S & W D.C., L.L.C., a Delaware limited liability company, Manhattan Ocean Holdings, Inc., a Delaware corporation, Cite Holdings, Inc., a Delaware corporation, Atlantic & Pacific Grill Holdings, Inc., a Delaware corporation, MPM Holdings, Inc., a Delaware corporation, NYRGI Holdings, Inc., a Delaware corporation, Restaurant Group Management Holdings, Inc., a New York corporation, S & W Chicago Holdings, Inc., a Delaware corporation, MOC D.C. Holdings, Inc., a Delaware corporation, S & W New Orleans Holdings, Inc., a Delaware corporation, and S & W D.C. Holdings, Inc., a Delaware corporation (the twenty-two (22) foregoing entities referred to herein as the "Subsidiaries") (the Borrower and the Subsidiaries collectively referred to as "Debtor") hereby agree that Secured Party shall have the rights, remedies and benefits hereinafter set forth.

                                    ARTICLE 1

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Collateral" shall mean all of Debtor's now existing and hereafter arising interests in and to all of the following, whether now existing or owned or hereafter created or acquired, wherever located, including substitutions, accessions, additions and replacements thereto and thereof:

            (a) all accounts, contract rights, chattel paper, documents, instruments, notes, acceptances, drafts and general intangibles (including, but not limited to, all of Debtor's now existing and hereafter arising choses in action and tax and duty refunds, all now owned and hereafter acquired franchises, licenses, permits, patents, patent applications, trademarks, tradenames and copyrights, and all rights thereunder and registrations thereof); Debtor's interest in the goods represented thereby and all returned, reclaimed and repossessed goods with respect thereto; all of Debtor's rights as an unpaid vendor (including stoppage in transit, replevin, reclamation and resale), all additional amounts due to Debtor from any account debtor irrespective of whether such additional amounts have been specifically assigned to Secured Party; all guaranties, letters of credit and other agreements or property securing or relating to any of the items referred to above; all monies, deposits (general or special), securities, instruments, credits and other property of Debtor now or hereafter actually or constructively held or received by, or in transit in any manner to or from, Secured Party or any entity which at any time participates in Secured Party's financing of Debtor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, or placed in any safe deposit box leased by Secured Party or such other entity to Debtor; and all rights and remedies of Debtor under or in connection with all of the foregoing;

            (b) all inventory, including raw materials, wine inventory and all other goods, all right, title and interest of Debtor therein and thereto;

            (c) all machinery, equipment, furniture, furnishings, fixtures, and all attachments, components, accessories and parts therefor or installed thereon or affixed thereto;

            (d) all of Debtor's leasehold interests in equipment, premises or facilities leased from third parties;

            (e) all of Debtor's books, records, ledger sheets, ledgers, files, orders, invoices and shipping receipts (including, without limitation, computer programs, tapes and related electronic data processing software) relating to all of the foregoing;

            (f) all of the Borrower's interest in the stock identified on Schedule B hereto or membership interests in the Subsidiaries that are limited liability companies;

            (g) all works of art owned by the Debtor; and

            (h) any and all products and proceeds of the foregoing in any form, whether from the voluntary or involuntary disposition thereof, including, without limitation, accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, equipment, fixtures, all insurance proceeds and all claims by Debtor against third parties for damage to or loss or destruction of any or all of the foregoing;

provided, however, that Collateral shall not include (i) those leases identified on Schedule 3.18 of the Loan Agreement, and (ii) liquor and other licenses and permits which are not transferable without the consent of the applicable regulatory authority. Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. Debtor agrees to use commercially reasonable efforts to obtain any such required consent with respect to any material items of such Collateral.

            "Event of Default" shall have the meaning assigned to such term in the Loan Agreement.

            "Financing Agreements" shall mean this Agreement, the Loan Agreement, the Note, the Term Note and all other "Loan Documents" (as said term is defined in the Loan Agreement), and all present and future related agreements, documents and instruments, as now existing and as hereafter amended, modified or supplemented.

            "Guarantor" shall mean any person or entity who or which at any time guarantees to Secured Party the payment or performance of all or any portion of the Obligations.

            "Loan Agreement" shall mean that certain Loan Agreement, dated as of September 1, 1998, between the Borrower and Secured Party.

            "Note" shall mean that certain Revolving Loan Note of even date herewith in the principal face amount of $15,000,000.00 executed by the Borrower in favor of Secured Party.

            "Obligations" shall mean all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of Debtor to Secured Party, now or hereafter existing, arising directly between Debtor and Secured Party or acquired outright, conditionally or as collateral security from another by Secured Party, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, whether or not evidenced by any note, agreement or other instrument, including, but without limiting the generality of the foregoing, indebtedness, obligations, covenants, duties and liabilities of Debtor to Secured Party pursuant to the Financing Agreements and, to the extent not otherwise included, all "Obligations" described and defined in the Loan Agreement.

            "Term Note" shall have the meaning assigned to such term in the Loan Agreement.

            All other terms defined in the preamble or the recitals hereto shall have the respective meanings ascribed to them therein. Unless the context otherwise indicates, all terms used without definition in this Agreement shall have the meanings ascribed to them in the Uniform Commercial Code of the State of New York as presently in effect, to the extent the same are used or defined therein.

                                    ARTICLE 2

                                    SECURITY

            2.1 Grant of Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon the Collateral.

                                    ARTICLE 3

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF DEBTOR

            Debtor hereby represents and warrants to, and covenants and agrees with, Secured Party that:

            3.1 Performance of Obligations. The Borrower and its Subsidiaries will pay and perform all of the Obligations according to their terms.

            3.2 Locations of Offices and Collateral. The Schedule A annexed hereto accurately and completely sets forth the mailing addresses of the chief executive office of the Borrower, the principal and other places of business of the Borrower, the office where the Debtor keeps their books and records concerning the Collateral (including accounts and contract rights) and the locations where any of the Collateral is or may hereafter be located, and the Debtor will not change any of the same, nor open or make use of any new place of business or location of Collateral or books and records, without thirty (30) days' prior written notice to Secured Party.

            3.3 Further Assurances; Financing Statements. Upon request of Secured Party, at any time and from time to time, Debtor will, at its own cost and expense, execute and deliver to Secured Party one or more financing statements pursuant to the Uniform Commercial Code, or amendments or continuations thereof, and any other documents required by Secured Party to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, Debtor hereby authorizes Secured Party to execute and file at any time or times one or more financing statements pursuant to the Uniform Commercial Code with respect to any or all of the Collateral, signed only by Secured Party. Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

            3.4 Title to Collateral. The Collateral is, and shall at all times be, owned by Debtor free and clear of any security interests, liens or encumbrances, except for such security interests, liens or encumbrances which are Permitted Liens (as said term is defined in the Loan Agreement).

            3.5 Disposition of Collateral. Except for sales of inventory or equipment in the ordinary course of Debtor's business, Debtor will not sell, exchange or otherwise dispose of any of the Collateral, or any rights thereto, without having obtained Secured Party's prior written consent in each instance.

            3.6 Discharge of Liens. Debtor shall immediately pay and cause the discharge of any liens, taxes or assessments which may be levied upon the Collateral, except for the Permitted Liens.

            3.7 Insurance. Debtor, at its own cost and expense, will insure the Collateral at all times against all hazards specified by Secured Party, including, but not limited to, fire, theft and risks covered by extended coverage insurance, and such policies shall be payable to Secured Party as its interest may appear. Said policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. At Secured Party's request, Debtor shall furnish certificates, policies or endorsements to Secured Party as proof of such insurance, and if it fails to do so Secured Party is authorized, but not required, to obtain such insurance at Debtor's expense. All policies shall provide for at least thirty (30) days' prior written notice of cancellation to Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may act as attorney-in-fact for Debtor in making, adjusting and settling any claims under any such insurance policies. Debtor hereby assigns to Secured Party all of its right, title and interest in and to any insurance policies insuring the Collateral, including all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Secured Party and authorizes Secured Party to endorse Debtor's name on any instrument for such payment. Notwithstanding the foregoing, so long as no Default or Event of Default exists under the Loan Agreement, upon the Borrower's written request Secured Party shall hold such proceeds, without interest (except that insurance proceeds in excess of $10,000 for any occurrence shall be held by Secured Party at the prevailing rate of interest as determined by Secured Party in its sole discretion), and make such proceeds available to the Borrower to replace or repair the Collateral in question, upon such terms and conditions as Secured Party may reasonably require.

            3.8 Condition of Collateral. Debtor will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will furnish all required parts and servicing (including any contract service necessary to maintain the benefit of any warranty of the manufacturer). Debtor will promptly notify Secured Party of any destruction of or any substantial damage to any of the Collateral.

            3.9 Actions by Secured Party. Secured Party may, in its sole discretion and at any time, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or reasonably requested by Secured Party to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interest granted herein, and which Debtor fails to do or pay after notice from Secured Party, including, without limitation, payment of any judgment against Debtor, any insurance premium, any warehouse charge and any lien, claim or encumbrance upon or with respect to the Collateral, and any such payment shall be added to the Obligations and shall be payable upon demand.

            3.10 Adverse Changes. Debtor shall promptly notify Secured Party in writing of any material adverse change in Debtor's financial condition or any event which materially adversely affects the value of the Collateral or the rights or remedies of Secured Party in relation to any Debtor or any Collateral.

            3.11 Inspection of Collateral. Debtor will at all times during normal business hours allow Secured Party or its agents to examine and inspect the Collateral as well as Debtor's books and records pertaining thereto, and to make extracts and copies thereof.

            3.12 Reports. Debtor will report, in form satisfactory to Secured Party, such information as Secured Party may request from time to time regarding the Collateral.

            3.13 Changes in Structure. Debtor shall not become a party to any consolidation, merger, liquidation or dissolution, except as permitted by the Loan Agreement.

            3.14 Name Changes. Debtor will notify Secured Party of any intended change in Debtor's name, and will notify Secured Party when such change becomes effective.

            3.15 Former or Fictitious Names. Schedule A annexed hereto accurately and completely sets forth all corporate or fictitious names, and tradenames used by Debtor or by which Debtor has been known during the preceding five (5) years, and Debtor will give Secured Party prior written notice of Debtor's use of any fictitious name or tradename not listed on the annexed Schedule A.

            3.16 Required Consents. No consent or approval of any governmental body or regulatory authority or of any other person, corporation or entity is or will be necessary or required for the execution, delivery and performance of this Agreement, or for the grant of a security interest in the Collateral to Secured Party, or the exercise by Secured Party of any rights with respect to the Collateral, except for such consents as have heretofore been obtained and delivered to Secured Party.

            3.17 No Litigation. There are no pending or threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which, if adversely determined, could reasonably be expected to materially adversely affect (a) the financial condition or operations of Debtor, (b) the Collateral, or (c) the ability of Debtor to perform hereunder.

            3.18 Delivery and Marking of Certain Collateral. Debtor will, upon the reasonable request of the Secured Party (a) deliver and pledge to Secured Party, duly endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as Secured Party may request, any and all instruments, documents, securities and chattel paper which are included in the Collateral, (b) cause the issuance of a document in the name of Secured Party in respect of any goods in the possession of a bailee (other than a bailee who has issued a negotiable document therefor), and (c) keep and stamp or otherwise mark any and all documents and chattel paper, and its individual books and records relating to inventory, accounts, chattel paper, securities and contract rights, in such manner as Secured Party may reasonably require.

            3.19 No Filing Required. No action of, or filing with, any governmental or public body or authority (other than the filing and recording of Uniform Commercial Code financing statements and other instruments typically required to perfect security interests in the types of property constituting Collateral) is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto.

            3.20 Licenses and Approvals. Debtor has obtained all necessary licenses and approvals and is in compliance in all material respects with all applicable state and federal laws and regulations relating to the conduct of its business as presently conducted or contemplated.

            3.21 Preservation of Corporate Existence, Etc. Debtor will at all times preserve and keep in full force and effect its existence, licenses, permits, rights and franchises, except as permitted by the Loan Agreement.

                                    ARTICLE 4

                        RIGHTS AND REMEDIES UPON DEFAULT

            Upon and after the occurrence of an Event of Default, Secured Party shall have all of the following rights and remedies, in addition to those available to it under other sections of this Agreement, under the other Financing Agreements, by applicable law or otherwise:

            4.1 Acceleration of Obligations. All or any portion of the Obligations shall, at the option of Secured Party and without notice, demand or legal process, become immediately due and payable.

            4.2 Rights Under Uniform Commercial Code. Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and of any state in which Collateral is located from time to time.

            4.3 Possession of Collateral. Secured Party shall have the right:
(a) to enter upon the premises of Debtor or any other place or places where the Collateral is located and kept through self-help and without judicial process without first obtaining a final judgment or giving Debtor notice and opportunity for a hearing on the validity of Secured Party's claim and without any obligation to pay rent; (b) to prepare, assemble or process the Collateral for sale, lease, or other disposition; (c) to remove the Collateral to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order to collect or dispose of the Collateral; and (d) to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party.

            4.4 Action Pending Disposition. Until Secured Party is able to effect a sale or other disposition of the Collateral, Secured Party shall have the right to use or take such action with respect to the Collateral, or any part thereof, as it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to Debtor to maintain or preserve the rights of Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing.

            4.5 Disposition of Collateral. Secured Party shall have the right to sell or otherwise dispose of all or any of the Collateral, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable. Secured Party will give Debtor notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or any other intended disposition thereof is to be made, by sending notice, as provided in Section 6.2 below, at least five
(5) days before the time of the sale or disposition, which provisions for notice Debtor and Secured Party agree are reasonable; provided, however, that no such notice need be given by Secured Party with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Such sales may be adjourned and continued from time to time with or without notice. Secured Party shall have the right to conduct such sales on Debtor's premises or elsewhere and shall have the right to use Debtor's premises without charge for such sales for such time or times as Secured Party deems necessary or advisable. To enable Secured Party to effect any such sale, assignment and/or transfer, Debtor hereby makes, constitutes and appoints Secured Party as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments which Secured Party may deem necessary or proper to effectuate the authority hereby conferred by signing Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by Secured Party to be necessary or proper in connection with any sale, assignment or transfer of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.

            Secured Party may purchase all or any part of the Collateral at public sale or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Except as otherwise provided by law, the proceeds realized from the sale of any of the Collateral may be applied by Secured Party first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral, and then to any of the Obligations in such order and manner as Secured Party, in its sole discretion, deems advisable. If any deficiency shall arise, Debtor shall remain liable to Secured Party therefor.

            4.6 Waiver of Bond. In connection with the foregoing remedies, Debtor hereby waives the posting of any bond which might otherwise be required.

            4.7 Remedies Cumulative. All rights and remedies of Secured Party arising under this Agreement, the other Financing Agreements, or any other agreement with Debtor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.

            4.8. Special Louisiana Provisions. The following provisions of this section 4.8 govern Secured Party's rights and remedies upon an Event of Default to the extent Louisiana law is applicable and are in addition to all other rights and remedies of Secured Party under this Agreement.

            Upon the occurrence of an Event of Default, Secured Party shall have all the rights and remedies of a secured party under Chapter 9 of the Louisiana Commercial Laws, Title 10 of the Louisiana Revised Statutes of 1950, as the same may be amended.

            Debtor hereby acknowledges the indebtedness owed under the Obligations and, for the purposes of Louisiana executory process procedures, confesses judgment in favor of Secured Party for the full amount of the Obligations, consenting that judgment be rendered and signed whether during the court's term or during vacation, in favor of Secured Party for the full amount of the Obligations in principal, interest, and attorneys' fees, together with all charges and expenses whatsoever, as mentioned in this Agreement or in any document, instrument, agreement, or other writing evidencing the Obligations.

            Upon the occurrence of an Event of Default, Debtor declares that it shall be lawful for, and it does hereby authorize, Secured Party to cause all or any part of the Collateral to be seized and sold, under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained on the Obligations, without appraisement to the highest bidder, for cash or on such terms as are acceptable to Secured Party. Debtor waives all and every appraisement of the Collateral and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Collateral seized and sold under executory or other legal process. Debtor agrees to waive, and does hereby specifically waive:

            (i) the benefit of appraisement provided for in Articles 2332, 2336, 2723, and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

            (ii) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

            (iii) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

            (iv) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

            (v) the benefit of the other provisions of Articles 2331,2722, and 2723, Louisiana Code of Civil Procedure;

            (vi) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

            (vii) all rights of division and discussion with respect to all Obligations.

            Pursuant to the authority contained in La. R.S. 9:5136 through 9:5140.1 (La. Act. No. 315 of 1976), Debtor and Secured Party do hereby expressly designate, at this time, Secured Party or its designee to be keeper or receiver for the benefit of Secured Party or any assignee of Secured Party, at its option, to take effect immediately upon any seizure of the Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by Secured Party. The fees of the keeper or receiver shall be secured by the security interest in the Collateral granted in this Agreement.

                                    ARTICLE 5

                  SECURED PARTY'S EXPENSES AND ATTORNEYS' FEES

            5.1 Debtor's Liability for Secured Party's Expenses. Debtor will be liable to Secured Party for any and all sums, costs and expenses which Secured Party may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including without limitation all search, filing and recording fees, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and expenses, all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges, all expenditures in connection with the repossession, holding, preparation for sale and sale of the Collateral, and all such liabilities shall be part of the Obligations and shall be payable upon demand.

                                    ARTICLE 6

                                  MISCELLANEOUS

            6.1 Waivers. Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms or conditions contained herein or in any of the other Financing Agreements shall not affect Secured Party's right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, stockholders or employees, but only by an instrument in writing, signed by an appropriate officer of Secured Party and directed to Debtor, specifying such waiver.

            6.2 Notices.

                  (a) Any notice, demand, consent, approval, disapproval or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepaid, as registered or certified mail or by nationally recognized overnight courier service. Any Notice to Debtor shall be addressed to such party at its address hereinabove set forth, Attention: Mr. Mark K. Levine, with a copy to Hutchins, Wheeler & Dittmar, Attention: Cornelius J. Chapman, Esq. Any Notice to Secured Party shall be addressed to such party at its address hereinabove set forth, Attention: Mr. Judah Zweiter, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104,
Attention: Walter H. Curchack, Esq. By giving the other party at least ten (10) days' prior written notice, any party may, by Notice given as above provided, designate a different address or addresses for Notices.

                  (b) Any Notice shall be deemed given as of the date of delivery, with receipt acknowledged or as indicated by affidavit, in the case of personal delivery; in the case of mailing, any Notice shall be deemed given on the fifth business day after mailing; in the case of delivery by nationally recognized overnight courier service, any Notice shall be deemed given on the next business day after dispatch.

            6.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

            6.4 Successors and Assigns. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

            6.5 Governing Law; Consent to Jurisdiction; Venue Waiver; Waiver of Jury Trial. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York. Debtor hereby consents to the nonexclusive jurisdiction of all courts in said State and hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

            6.6 Articles and Section Titles. The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

            6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 1, 1998.


                                     THE NEW YORK RESTAURANT GROUP, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     THE MANHATTAN OCEAN CLUB
                                      ASSOCIATES, L.L.C., a New York limited
                                      liability company

                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     LA CITE ASSOCIATES, L.L.C.,
                                      a Delaware limited liability company

                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President

                                     ATLANTIC & PACIFIC GRILL
                                      ASSOCIATES, L.L.C., a New York
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     MRS. PARKS SUB, LLC, a Delaware limited
                                      liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     NEW YORK RGI SUB, INC., a Delaware limited
                                      liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President

                                     RESTAURANT GROUP MANAGEMENT
                                      SERVICE, LLC, a New York,
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     S & W Chicago, L.L.C., a Delaware limited
                                      liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     S & W OF MIAMI, L.L.C., a Delaware limited
                                      liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President

                                     MOC D.C., L.L.C., a Delaware
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     S & W LAS VEGAS, LLC, a Delaware
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     S & W NEW ORLEANS, LLC, a Delaware
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President

                                     S & W D.C., LLC, a Delaware
                                      limited liability company


                                     By: The New York Restaurant Group, Inc.,
                                          its Manager


                                         By:
                                             ----------------------------------
                                             Name: Mark K. Levine
                                             Title: Executive Vice President


                                     MANHATTAN OCEAN HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     CITE HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     ATLANTIC & PACIFIC GRILL HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President

                                     MPM HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     NYRGI HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     RESTAURANT GROUP MANAGEMENT
                                      HOLDINGS, INC., a New York corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     S & W CHICAGO HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     MOC D.C. HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President

                                     S & W NEW ORLEANS HOLDINGS, INC.,
                                      a Delaware corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     S & W D.C. HOLDINGS, INC., a Delaware
                                       corporation


                                     By:
                                         --------------------------------------
                                         Name: Mark K. Levine
                                         Title: Executive Vice President


                                     FLEET BANK, N.A., a national banking
                                      association


                                     By:
                                         --------------------------------------
                                         Name: Judah Zweiter
                                         Title: Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the day ___ of September, 1998, before me personally came Mark K. Levine, to me known who, being by me duly sworn, did depose and say that he is employed by The New York Restaurant Group, Inc. at 1114 First Avenue, New York, NY 10021; that he is an Executive Vice President of The New York Restaurant Group, Inc., the Manager of The Manhattan Ocean Club Associates, L.L.C., La Cite Associates, L.L.C., Atlantic & Pacific Grill Associates, L.L.C., Mrs. Parks Sub, LLC, New York RGI Sub, LLC, Restaurant Group Management Service, LLC, S & W Chicago, L.L.C., S & W of Miami, L.L.C., MOC D.C., L.L.C., S & W Las Vegas, L.L.C., S & W New Orleans, L.L.C. and S & W D.C., L.L.C.; and he is the Executive Vice President of Manhattan Ocean Holdings, Inc., Cite Holdings, Inc., Atlantic & Pacific Grill Holdings, Inc., MPM Holdings, Inc., NYRGI Holdings, Inc., Restaurant Group Management Holdings, Inc., S & W Chicago Holdings, Inc., MOC D.C. Holdings, Inc., S & W New Orleans, Inc. and S & W D.C., Inc., the entities described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the members of said limited liability companies.


                       ---------------------------------
                                  Notary Public

                        SCHEDULE A TO SECURITY AGREEMENT

Address of the Borrower's Chief Executive          1114 First Avenue
Office:                                            New York, NY 10021


Address of the Borrower's Principal Place of       1114 First Avenue
Business:                                          New York, NY 10021

Other Places of Business:

Office Where Books and Records                     1114 First Avenue
 re: Collateral Are Kept:                          New York, NY 10021

Locations of Collateral:
(Except for Wine Inventory)

Locations of Wine Inventory:

Former Names, Fictitious
 Names, Tradenames and
 Tradestyles:

                      SCHEDULE B TO THE SECURITY AGREEMENT

Issuer                     Certificate No.   No. Of Shares    % of Issued Shares
------                     ---------------   -------------    ------------------

Cite Holdings, Inc.

Atlantic & Pacific
Grill Holdings, Inc.

Manhattan Ocean
Holdings, Inc.

MPM Holdings, Inc.

NYRGI Holdings, Inc.

Restaurant Group Management
Holdings, Inc.

S&W Chicago Holdings, Inc.

S&W D.C. Holdings, Inc.

MOC D.C. Holdings, Inc.

S&W New Orleans
Holdings, Inc.

                                    GUARANTY

            GUARANTY (this "Guaranty"), dated as of September 1, 1998, by The Manhattan Ocean Club Associates, L.L.C., a New York limited liability company, La Cite Associates, L.L.C., a Delaware limited liability company, Atlantic & Pacific Grill Associates, L.L.C., a New York limited liability company, Mrs. Parks Sub, LLC, a Delaware limited liability company, New York RGI Sub, LLC, a Delaware limited liability company, Restaurant Group Management Service, LLC, a New York limited liability company, S & W Chicago, LLC, a Delaware limited liability company, S & W of Miami, L.L.C., a Delaware limited liability company, MOC D.C., L.L.C., a Delaware limited liability company, S & W Las Vegas, L.L.C., a Delaware limited liability company, S & W New Orleans, L.L.C., a Delaware limited liability company, S & W D.C., L.L.C., a Delaware limited liability company, Manhattan Ocean Holdings, Inc., a Delaware corporation, Cite Holdings, Inc., a Delaware corporation, and Atlantic & Pacific Grill Holdings, Inc., a Delaware corporation, MPM Holdings, Inc., a Delaware corporation, NYRGI Holdings, Inc., a Delaware corporation, Restaurant Group Management Holdings, Inc., a New York corporation, S & W Chicago Holdings, Inc., a Delaware corporation, MOC D.C. Holdings, Inc., a Delaware corporation, S & W New Orleans Holdings, Inc., a Delaware corporation, and S & W D.C. Holdings, Inc., a Delaware corporation (each of the twenty-two (22) foregoing entities is referred to herein as a "Guarantor and collectively as the "Guarantors") in favor of FLEET BANK, N.A., a national banking association organized and existing under and by virtue of the laws of the United States of America, having an office at 1185 Avenue of the Americas, New York, New York 10036 (the "Bank").

                              W I T N E S S E T H:

            WHEREAS, the Bank has agreed to make available to The New York Restaurant Group, Inc., a Delaware corporation (the "Borrower"), a senior secured revolving credit and term loan facility in the principal amount of up to $15,000,000 (the "Facility");

            WHEREAS, in connection with making available such Facility to the Borrower, the Bank and the Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement");

            WHEREAS, the terms of the Loan Agreement include certain affirmative and negative covenants applicable to the Guarantors;

            WHEREAS, each Guarantor is an affiliated entity of the Borrower and will derive substantial benefit as a result of the accommodations to be granted by the Bank pursuant to the Loan Documents (as hereinafter defined);

            WHEREAS, the Bank requires, as a condition to the execution by it of the Loan Documents, that the Guarantors execute and deliver this Guaranty; and

            WHEREAS, each Guarantor desires to execute and deliver to the Bank this Guaranty, to induce the Bank to execute and deliver the Loan Documents and to make available the Facility.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree with the Bank as follows:

             SECTION 1. Defined Terms.

            As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

            "Bank" has the meaning specified in the preamble.

            "Borrower" has the meaning specified in the recitals.

            "Cite Holdings" has the meaning specified in the recitals.

            "Collateral" has the meaning specified in the Security Agreement.

            "Grill Holdings" has the meaning specified in the recitals.

            "Guarantor" and "Guarantors" have the meanings specified in the preamble.

            "Letter of Credit" has the meaning specified in the Loan Agreement.

            "Loan Documents" has the meaning specified in the Loan Agreement.

            "MO Holdings" has the meaning specified in the recitals.

            "Mortgage" has the meaning specified in the Loan Agreement.

            "Obligations" has the meaning specified in Section 2 hereof.

            "Notes" has the meaning specified in the Loan Agreement.

            "Person" has the meaning specified in the Loan Agreement.

            "Post Default Rate" has the meaning specified in the Loan Agreement.

            "Security Agreement" has the meaning specified in the Loan
Agreement.

            SECTION 2. Guaranty.

            The Guarantors hereby jointly and severally irrevocably, absolutely and unconditionally guarantee the prompt payment by the Borrower, as and when due and payable (whether by scheduled maturity, acceleration, demand or otherwise), of the following:

                  a. all principal amounts of the Notes;

                  b. all interest, fees, late charges and penalties, if any, reasonable attorneys' fees, costs and disbursements, and other charges payable under the terms of the Loan Documents; and

                  c. if issued in accordance with the Loan Agreement, all principal amounts drawn under each Letter of Credit.

            Without limiting the generality of subparagraph (b) above, such obligations shall include the payment of any and all interest due under the Loan Documents (including interest calculated at any applicable default or post-maturity rate) including, without limitation, (i) any and all interest due after the occurrence of a default and the acceleration by the Bank of its rights and remedies under the Loan Agreement; and (ii) any and all interest due on the principal portion of any deficiency between the obligations under the Loan Agreement and the amount realized in foreclosure of any Collateral.

The foregoing obligations described in this Section 2 are referred to herein as the "Obligations."

            SECTION 3. Obligations of Guarantors Unconditional.

                  (a) The Guarantors hereby jointly and severally guarantee that the Obligations will be paid strictly in accordance with the terms of the Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The obligations of the Guarantors hereunder shall be absolute and unconditional irrespective of: (i) the validity, regularity or enforceability of the Loan Documents or any other instrument or document executed or delivered in connection therewith; (ii) any alteration, amendment, modification, release, termination or cancellation of any Loan Document, or any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations of the Borrower contained in any of the Loan Documents; (iii) any waiver of, or consent to any departure from, any of the provisions of any Loan Document; (iv) any exchange, addition, subordination or release of, or non-perfection of any lien on or security interest in, any collateral under the Loan Documents; (v) any alteration, modification, amendment, release, termination or cancellation of or waiver of or consent to any departure from, any other indemnity or guaranty given in connection with the Loan Documents; (vi) any negligence by the Bank in the administration or enforcement of the Obligations or any delay in enforcing the Obligations or in realizing on any collateral for the Obligations or any extension of the term of the Notes and any Letter of Credit, if issued; (vii) the insolvency or bankruptcy of the Borrower or any of the signatories of this Guaranty; (viii) any failure by the Bank to advise any Guarantor of adverse changes in the financial condition of the Borrower, any Project (as defined in the Loan Agreement) or any matters relating to any Letter of Credit, if issued; (ix) any sale, transfer, grant, conveyance or assignment of the Borrower's interest in any Project or any part thereof; or (x) any other circumstance which might otherwise constitute a defense (legal, equitable or otherwise) available to, or a discharge of, the Borrower with respect to any or all of the Obligations of the Guarantors in respect hereof. The Guarantors agree that any exculpatory language contained in any of the Loan Documents shall in no event apply to this Guaranty, and will not prevent the Bank from proceeding against the Guarantors to enforce this Guaranty, except with respect to any exculpation from, defense to or discharge of any of the Obligations based solely on the actual gross negligence or willful misconduct of the Bank.

                  (b) This Guaranty (i) is a guaranty of payment and not of collection, (ii) is a continuing guaranty and shall remain in full force and effect until the satisfaction in full of all of the Obligations and the payment in full of all amounts, if any, which become payable pursuant to Section 4 hereof, and (iii) notwithstanding clause (ii) above, shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations (to the extent payable in money) is rescinded or must otherwise be returned by the Bank to the Borrower or any Guarantor or to any guarantor, trustee, receiver or other representative of any of them, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

            SECTION 4. Indemnity.

            Without limiting the generality of Section 2 hereof, the Guarantors shall, jointly and severally, indemnify, defend (with counsel reasonably acceptable to the Bank) and save harmless the Bank from and against all damages, losses, liabilities, obligations, penalties, claims, demands, defenses, judgments, suits, proceedings, penalties, expenditures, costs, disbursements and expenses (including, without limitation, court costs and attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may, at any time or from time to time, be imposed upon, incurred by or asserted or awarded against the Bank by reason of, or arising from or out of, the Bank's enforcement (or attempted enforcement) of this Guaranty or any of the other Loan Documents.

            SECTION 5. Waiver.

            Each Guarantor hereby waives (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any obligation by the Borrower; (iii) notice of any actions taken by the Bank, the Borrower or any interested party under any Loan Document or any other agreement or instrument relating thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of such Guarantor hereunder, the omission of or delay in which, but for the provisions of this
Section 5, might constitute grounds for relieving such Guarantor of its obligations hereunder; (v) the right to a trial by jury of any dispute arising under, or relating to, this Guaranty or the Loan Documents; (vi) any right or claim of right to cause a marshalling of the Borrower's assets or to cause the Bank to proceed against any security for the obligations under the Loan Documents before proceeding against such Guarantor; and (vii) any requirement that the Bank protect, secure, perfect or insure any security interest or lien in or on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral as a precondition to the Bank's right to enforce this Guaranty in accordance with its terms. Without limiting the generality of the foregoing, each Guarantor hereby waives any defense which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any Person, (B) the failure of the Bank to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any Person, or (C) any defense based upon an election of remedies by the Bank.

            SECTION 6. Subrogation; Subordination.

                  (a) No Guarantor shall exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise, until such date on which all of the Obligations and other obligations then due and payable, arising under this Guaranty including, without limitation, the obligations arising under Section 4 hereof, shall have been satisfied in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations and all such other obligations then due and payable shall not have been paid in full, such amount shall be held in trust for the benefit of the Bank, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to the Bank to be applied in whole or in part by the Bank against the Obligations and all such other obligations then due and payable, whether matured or unmatured. If (i) the Guarantors shall make payment to the Bank of all or any portion of the Obligations and/or such other obligations then due and payable and (ii) all of the Obligations and all such other obligations then due and payable shall be paid in full, the Bank shall, at the request of the Guarantors, execute and deliver to the Guarantors (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to any Guarantor of an interest in the Obligations resulting from such payment by such Guarantor, such subrogation to be fully subject and subordinate, however, to the collection by the Bank of all amounts due to the Bank by the Borrower under the Loan Documents and any other guaranties or indemnities executed in connection with the Notes and any Letter of Credit, if issued.

                  (b) If, upon or after the occurrence of an Event of Default, any Guarantor shall advance or become obligated to pay any sums toward the construction, completion or equipment of or on any Project, or in the event that for any reason whatsoever the Borrower or any subsequent owner or user of all or any portion of any Project is now, or shall hereafter become, indebted to any Guarantor, or in the event any Guarantor shall become entitled to cash flow from all or any portion of any Project, such Guarantor agrees that the amount of such sums and of such indebtedness, together with all interest thereon, shall at all times be fully subordinate as to lien (if any), time and right of payment, rights against the collateral therefor (if any) and in all the respects, to all sums, including principal, interest and all fees and other amounts, at any time owing to the Bank under the Loan Agreement or any of the other Loan Documents and that such Guarantor shall not be entitled to enforce or receive payment thereof until all such sums then owing or contingently owed to the Bank have been paid in full. If, upon or after the occurrence of an Event of Default, any amounts shall be paid to any Guarantor on account of any claim set forth at any time when all of the Obligations under the Loan Documents shall not have been satisfied in full, such amount shall be held in trust by such Guarantor, and shall forthwith be paid over to the Bank, to be held or applied, in whole or in part, by the Bank against the Obligations, whether matured or unmatured. Nothing herein contained is intended or shall be construed to give to the Guarantors any right of subrogation in or under the Loan Agreement or any of the Loan Documents or any right to participate in any way therein or in the right, title or interest of the Bank in or to all or any portion of any Project, any improvements on all or any portion of any Project, notwithstanding any payments made by the Guarantors to or toward the construction, completion or equipment of any Project or any payment relating thereto or with respect to the Notes, any Letter of Credit, if issued, or any payments made by the Guarantors under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released by the Guarantors until all Obligations under the Loan Documents have been satisfied in full.

            (c) Notwithstanding any other provision in this Agreement, if any Guarantor is or at any time becomes an "insider" of the Borrower as such term is defined in ss.101 of the Federal Bankruptcy Code, such Guarantor hereby irrevocably waives any and all rights to which it may be entitled by operation of law or otherwise, upon making any payment hereunder, to be subrogated to the rights of the Bank against the Borrower with respect to such payment, or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

            SECTION 7. Events of Default; Remedies.

            a. Each of the following events shall constitute an Event of Default under this Guaranty:

            (i) If any "Event of Default" as defined in the Loan Agreement shall occur;

            (ii) If any representation or warranty by any Guarantor herein or in any writing furnished in connection with or pursuant to this Guaranty shall be false in any material respect with respect to such Guarantor on the date as of which made; or

            (iii) If any Guarantor defaults in the performance or observance of any agreement, covenant, term or condition contained in this Guaranty or in the performance or observance of any agreement, covenant, term or condition contained in the Loan Agreement or in any other Loan Document to which it is a party.

            b. Upon the occurrence of an Event of Default, the Bank, at its option, may declare all sums guaranteed hereunder to be and become forthwith due and payable by the Guarantors, jointly and severally, under the terms of and with the effect provided in this Guaranty, regardless of whether (i) an Event of Default by or with respect to the Borrower shall have occurred under the Loan Agreement or (ii) the Bank shall have exercised any of its rights or remedies under any of the Loan Documents.

            SECTION 8. Representations and Warranties.

            The Guarantors represent and warrant, jointly and severally, to the Bank as follows:

            (a) Ocean Club is a duly organized and validly existing limited liability company under the laws of the State of New York. La Cite is a duly organized and validly existing limited liability company under the laws of the State of Delaware. Atlantic & Pacific is a duly organized and validly existing limited liability company under the laws of the State of New York. MO Holdings is a duly organized and validly existing corporation under the laws of the State of Delaware. Cite is a duly organized and validly existing corporation under the laws of the State of Delaware. Grill is a duly organized and validly existing corporation under the laws of the State of Delaware. Each Guarantor has full power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the execution, delivery and performance of its obligations under this Guaranty, and
(ii) to execute, deliver, perform and secure its obligations under this Guaranty. [S&W Las Vegas, New Orleans and D.C.]

            (b) The execution, delivery and performance of this Guaranty, and the performance of its obligations hereunder, (i) have been duly authorized by all necessary action on the part of each Guarantor, (ii) do not and will not conflict with, or result in a violation of, any provision of law or any order, writ, rule or regulation of any court or governmental or regulatory agency, authority or instrumentality binding upon or applicable to such Guarantor and
(iii) do not and will not conflict with, result in a violation of, or constitute a default under, any order, resolution, agreement or instrument to which such Guarantor is a party or by which such Guarantor or any of its property is bound.

            (c) This Guaranty, when executed by the parties hereto, will be a valid and binding obligation of each Guarantor, enforceable in accordance with its terms, except to the extent, if any, that the enforceability thereof may be limited by (i) any applicable bankruptcy, insolvency or other similar law or enactment affecting the enforcement of creditors' rights generally and (ii) the fact that specific performance and other equitable remedies are granted only in the discretion of a court.

            (d) No consent, approval, permit, authorization or order of, or registration or filing with, any court or governmental agency, authority or other instrumentality not already obtained, given or made is required on the part of any Guarantor for the execution, delivery and performance by such Guarantor of this Guaranty.

            (e) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, arbitrator, governmental or other board, body or official, pending or, to the best knowledge of any Guarantor, threatened against or affecting such Guarantor, questioning the validity of any proceeding taken or to be taken by such Guarantor in connection with the execution, delivery and performance by such Guarantor of this Guaranty, or seeking to prohibit, restrain or enjoin the execution, delivery or performance by such Guarantor of any of the foregoing, nor, to the best knowledge of such Guarantor, is there any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of such Guarantor to perform its obligations, under this Guaranty.

The Guarantors hereby jointly and severally affirm each representation and warranty made by the Borrower to the Bank with respect to the Guarantors in the Loan Agreement.

            SECTION 9. Application of Payments by Borrower.

            For the purposes of this Guaranty, all amounts paid by the Borrower in respect of the Loan Documents, whether such amounts are paid as required to be paid under the Loan Documents, voluntary prepayments, or on acceleration or as the proceeds of a foreclosure under the terms of the Security Agreement or any Mortgage, shall be applied to the Obligations in such manner as the Bank may determine.

            SECTION 10. Right of Setoff.

            Each Guarantor hereby (a) pledges and grants to the Bank a security interest in and to any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any Affiliate thereof to or for the credit or account of such Guarantor (collectively, "Deposits"), and (b) irrevocably authorizes and directs the Bank or any Affiliate thereof, at any time and from time to time upon the occurrence of a default hereunder by such Guarantor, without notice to such Guarantor (any such notice being expressly waived by such Guarantor) and to the fullest extent permitted by law, to setoff and apply any such Deposits against any and all Obligations of such Guarantor now or hereafter existing under the Loan Documents, or to hold such Deposits for future application against obligations thereafter arising under any of the Loan Documents, irrespective of whether or not the Bank shall have made any demand under the Loan Documents and although such obligations maybe contingent or unmatured. From and after the date of the occurrence of any Event of Default under any of the Loan Documents, the Bank shall have dominion and control over such Deposits and shall have the sole ability to make withdrawals with respect to such Deposits. The Bank agrees to promptly notify such Guarantor after any such application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such application. The rights of the Bank under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have hereunder or under applicable law.

            SECTION 11. Notices, Etc.

            All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted by telecopier, delivered by overnight courier, or mailed by registered or certified mail, postage prepaid, with return receipt requested and addressed as follows:

                         If to any Guarantor:

                         The New York Restaurant Group, Inc.
                         1114 First Avenue
                         New York, NY 10021
                         Attn: Mark K. Levine
                               Executive Vice President

                         Copies of any notice to any Guarantor
                         shall be delivered to:

                         Hutchins, Wheeler & Dittmar
                         101 Federal Street
                         Boston, MA 02110
                         Attn: Cornelius J. Chapman, Esq.

                         if to the Bank:

                         Fleet Bank, N.A.
                         1185 Avenue of the Americas
                         New York, New York 10036
                         Attn: Judah Zweiter
                               Vice President

                         with a copy to:

                         Robinson Silverman Pearce
                          Aronsohn & Berman LLP
                         1290 Avenue of the Americas
                         New York, New York 10104
                         Attn: Walter H. Curchack, Esq.

Any party may change the person or address to whom or which notices are given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Any notice or other communication given hereunder shall be deemed to have been given or delivered: if personally delivered, upon delivery, if transmitted by telecopier, upon transmission thereof as indicated on the transmission receipts, if sent by overnight courier, on the first (1st) business day of the Bank after being sent, and if sent by mail, on the third (3rd) business day of the Bank after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party or the above-indicated attorneys.

            SECTION 12. Payments Free and Clear of Taxes, Etc.

            All payments by the Guarantors under this Guaranty shall be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, liabilities, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, assessed or withheld by any jurisdiction or by any political subdivision or taxing authority thereof or therein (whether pursuant to United States federal, state or local law or foreign law), and all interest, penalties or similar liabilities, but excluding any and all taxes on the Bank's overall net income (all such non-excluded taxes, levies, imposts, deductions, charges, fees, withholdings, liabilities, restrictions and conditions hereinafter referred to as "Taxes"). In the event that any withholding or deduction from any payment to be made by the Guarantors hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Guarantors will, jointly and severally:

                  (a) pay to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

                  (c) pay to the Bank such additional amount as is necessary to ensure that the net amount actually received by the Bank after such withholding or deduction (including withholdings or deductions on amounts payable under this subsection (c) of this Section) will equal the full amount the Bank would have received had no such withholding or deduction been required. If the Guarantors fail to perform their obligations under subsections (a) and (b) above, the Guarantors shall, jointly and severally, indemnify, defend (with counsel reasonably acceptable to the Bank) and save harmless the Bank from and against any incremental taxes, interest or penalties that may become payable as a result to any such failure.

            SECTION 13. Waiver of Automatic Bankruptcy Stay.

            Each Guarantor hereby waives any provisions applicable in connection with any voluntary or involuntary insolvency, bankruptcy, reorganization, fraudulent conveyance or similar proceeding involving the Borrower (or otherwise affecting any Project) under any state or federal law regarding creditors' rights or debtors' obligations imposing against the Bank, or otherwise providing for, an automatic stay under Section 362 (a) of the Bankruptcy Code or any other prohibition against the Bank's commencing, maintaining, completing any proceedings in connection with or the exercise or enforcement of any of the Bank's rights under the Loan Documents or any applicable law. In furtherance thereof, each Guarantor agrees (i) that, in the event of the imposition of any such stay or other prohibition, the Bank may seek to lift any such stay or other prohibition or seek exemption therefrom, (ii) not to contest any motion made by the Bank for the lifting thereof or for exemption therefrom and (iii) to cooperate with the Bank, in any manner requested by the Bank, in its efforts to obtain relief from any such stay or other prohibition.

            SECTION 14. Miscellaneous.

                  (a) The Guarantors shall make any payment required to be made hereunder in lawful money of the United States of America and in immediately available funds to the Bank at its address specified in Section 11 hereof.

                  (b) In the event that any amount payable hereunder by the Guarantors to the Bank is not paid when due, the Guarantors shall pay interest on such amount at an annual rate equal to the Post Default Rate, calculated on the basis of a 360-day year, until such time as such amount, together with any accrued interest thereon, shall have been paid in full to the Bank.

                  (c) No provision of this Guaranty may be waived, changed, amended, modified or discharged without an agreement in writing and signed by the Guarantors and the Bank, and no waiver of, or consent to any departure by any Guarantor from, any provision of this Guaranty shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and, notwithstanding anything contained to the contrary herein, all such waivers and modifications may be given or withheld in the sole judgment of the Bank. The Guarantors hereby irrevocably waive any right to claim that any provision of this Guaranty, including the provisions set forth in this subsection, have been waived orally or by the acts or omissions of the Bank.

                  (d) The Bank may take or release other security for the payment of the Obligations, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Obligations without prejudice to any of its rights under this Guaranty.

                  (e) No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank provided herein and in the Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Bank under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Bank to exercise any of its rights under any other Loan Document against such party or against any other person or entity or collateral.

                  (f) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction or person or entity, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other person or entity.

                  (g) This Guaranty shall (i) be binding upon each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Bank may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document, to the extent provided in and subject to the terms of the Loan Agreement, to any other Person, and such other Person shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Bank herein or otherwise. None of the rights or obligations of the Guarantors hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

                  (h) Without limiting the generality of clause (g) above, the Guarantors hereby acknowledge that the Bank may sell, grant or assign participation interest(s) in the Notes, any Letter of Credit, if issued, and the Loan Agreement and in the Bank's rights and obligations in respect of the Loan Documents, including, without limitation, this Guaranty, to one or more lending institutions satisfactory to the Bank, on terms satisfactory to the Bank. In the event the Bank shall sell, grant or assign participation interest(s) in the Notes, any Letter of Credit, if issued, and in the Bank's rights and obligations in respect of the Loan Documents, (i) the Bank may, in its sole discretion, disclose financial and other information to prospective participant(s) with respect to the Guarantors, (ii) the Guarantors shall cooperate with the Bank in connection with any such participation and shall execute any and all documents which may be required or desirable, in the Bank's or such participants' judgment, to effectuate any such participation(s), and (iii) each representation and agreement made by the Guarantors in this Guaranty or in the other Loan Documents shall run to, and each reference to the Bank shall be deemed to refer to, the Bank and all of its participant(s).

                  (i) Each Guarantor hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof, (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court, including, without limitation, any objection that such action or proceeding was brought in an inconvenient court and agrees not be plead or claim the same, (iii) agrees not to commence any legal action or proceeding relating to this Guaranty in any jurisdiction other than those set forth in clause (i) above, (iv) agrees to service of any and all process in any such action or proceeding to the address set forth in Section 11 hereof, (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and (vi) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (j) Each Guarantor hereby acknowledges that this Guaranty is an instrument for the payment of money only and hereby agrees that in any action brought by the Bank in order to enforce the terms of this Guaranty, the Bank may serve with the summons a notice of motion for summary judgment in lieu of a complaint in accordance with the provisions of Section 3213 of the New York Civil Practice Law and Rules.

                  (k) The title of this document and the captions used herein are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope or the intent of this Guaranty or any of the provisions hereof.

                  (l) The obligations of the signatories to this Guaranty shall be joint and several.

                  (m) This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

            IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty as of the date first written above.

                               THE MANHATTAN OCEAN CLUB
                                ASSOCIATES, L.L.C., a New York limited
                                liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               LA CITE ASSOCIATES, L.L.C.,
                                a Delaware limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               ATLANTIC & PACIFIC GRILL
                                ASSOCIATES, L.L.C., a New York
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               MRS. PARKS SUB, LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               NEW YORK RGI SUB, INC., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               RESTAURANT GROUP MANAGEMENT
                                SERVICE, LLC, a New York,
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               S & W Chicago, L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W OF MIAMI, L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               MOC D.C., L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               S & W LAS VEGAS, LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W NEW ORLEANS, LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W D.C., LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               MANHATTAN OCEAN HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               CITE HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               ATLANTIC & PACIFIC GRILL HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               MPM HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               NYRGI HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               RESTAURANT GROUP MANAGEMENT
                                HOLDINGS, INC., a New York corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W CHICAGO HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               MOC D.C. HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W NEW ORLEANS HOLDINGS, INC.,
                                a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W D.C. HOLDINGS, INC., a Delaware
                                corporation

                                    By:
                                       ----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               FLEET BANK, N.A., a national banking
                                association

                                    By:
                                       ----------------------------------------
                                       Name: Judah Zweiter
                                       Title: Vice President

                                    EXHIBIT E

                                Form of Mortgage

                                 [SEE ATTACHED]

         ACT OF MORTGAGE                *       UNITED STATES OF AMERICA
      AND SECURITY AGREEMENT            *
                                        *           STATE OF NEW YORK
              BY                        *
                                        *          COUNTY OF NEW YORK

      S&W NEW ORLEANS, L.L.C.           *
                                        *
          IN FAVOR OF                   *
                                        *
       FLEET BANK, N.A.                 *
                                        *

            BE IT KNOWN, that on this ____ day of September, 1998, before me, the undersigned Notary Public, duly commissioned and qualified for the State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned, personally came and appeared:

            S&W NEW ORLEANS, L.L.C., a Delaware limited liability company (the "Mortgagor"), domiciled at Wilmington, Delaware, organized pursuant to Certificate of Formation dated February 4, 1997, filed in the office of the Secretary of State, State of Delaware, on February 4, 1997, and Limited Liability Company Agreement dated February 12, 1997, for which a Certificate of Authority was issued by the Secretary of State, State of Louisiana, on March 12, 1997; appearing herein through its members, duly authorized pursuant to written authorization annexed hereto; and whose tax identification number is 13-3932811, and mailing address is 1114 First Avenue, New York, New York, 10021;

                                   WITNESSETH:

            WHEREAS, FLEET BANK, N.A., a national banking association organized under the laws of the United States having an address at 1185 Avenue of the Americas, New York, New York 10036 (the "Mortgagee") are parties to a Loan Agreement dated as of September __, 1998 (as modified, supplemented and in effect from time to time, the "Loan Agreement") providing for revolving credit and term loans to be made to the Company in an aggregate principal or face amount of up to $15,000,000 to be evidenced by, and repayable with, interest thereon in accordance with various promissory notes (collectively, the "Notes") to be executed and delivered by the Company to the Mortgagee; and

            WHEREAS, Mortgagor has executed and delivered to the Mortgagee its Subsidiary Guarantee, dated as of the date hereof (the "Subsidiary Guarantee"), pursuant to which Mortgagor, together with the other Subsidiaries (as defined in the Loan Agreement) of the Company agreed to jointly and severally guarantee (the "Guarantee Obligations") the prompt payment in full of the obligations of the Company to the Mortgagee under the Loan Agreement; and

            WHEREAS, it is a condition to the obligation of the Mortgagee to extend credit to the Company pursuant to the Loan Agreement that the Mortgagor execute and deliver this Deed of Trust.

            NOW, THEREFORE, to secure the following (collectively, the "Obligations"): (i) the payment of all obligations evidenced by the Notes and any and all reborrowings, future advances and readvances under the Loan Agreement (each of which reborrowings, future advances and readvances shall enjoy the same priority as the initial advances evidenced by the Notes); (ii) the obligations of the Mortgagor to the Mortgagee constituting Guarantee Obligations; (iii) the performance and payment of the covenants and agreements hereinafter contained; and (iv) the payment of all other obligations of the Mortgagor to the Mortgagee under the Subsidiary, the Mortgagor does hereby specially, affect and hypothecate unto the Mortgagee, the lands and premises described in Schedule A;

            TOGETHER with the appurtenances and all the estate and rights of Mortgagor in and to said premises, together with all of the servitudes, rights, ways, privileges, and appurtenances now or hereafter thereunto belonging or in any way appertaining; and the buildings and other improvements thereon; and all fixtures now or hereafter used or intended to be used in connection with said premises, which fixtures are now or hereafter owned by the Mortgagor; and all the right, title and interest of Mortgagor in and to all streets, alleys, roads, waterways and public places adjoining the said premises and all easements, servitudes and rights of way, now or hereafter used or existing in connection therewith; and all the proceeds of the insurance required to be maintained hereunder and all awards made for any taking by eminent domain or in any condemnation proceeding including any awards for changes of the grades of streets, or for consequential damages on account thereof, which awards are hereby assigned to the Mortgagee with power to collect, receive and apply the same to the Obligations, whether or not then due and payable, but such application shall not affect the obligation to continue making payments in accordance with the terms of the Loan Agreement and the Notes or any other obligation evidencing the Obligations. All of said premises, property, rights and interests, however denominated, are herein called the "Premises."

            THE PREMISES TO REMAIN SO SPECIALLY MORTGAGED, AFFECTED AND HYPOTHECATED UNTO AND) IN FAVOR OF THE MORTGAGEE AND) ANY FUTURE HOLDER OR HOLDERS OF THE OBLIGATIONS SECURED HEREBY UNTIL THE FULL AND FINAL PAYMENT THEREOF, MORTGAGOR BEING HEREBY OBLIGATED NOT TO SELL, ALIENATE, DETERIORATE OR OTHERWISE ENCUMBER THE PREMISES TO THE PREJUDICE OF THIS ACT, AND NOT TO PERMIT OR SUFFER THE SAME TO BE SO SOLD, ALIENATED, DETERIORATED OR ENCUMBERED.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE MAXIMUM AMOUNT OF THE OBLIGATIONS THAT MAY BE OUTSTANDING AT ANY TIME AND FROM TIME TO TIME THAT THIS MORTGAGE SECURES, INCLUDING WITHOUT LIMITATION AS A MORTGAGE, AS A SECURITY AGREEMENT AND AS AN ASSIGNMENT OF LEASES AND RENTS, INCLUDING ALL PRINCIPAL, INTEREST AND ANY EXPENSES INCURRED BY MORTGAGEE AND ALL OTHER AMOUNTS INCLUDED WITHIN THE OBLIGATIONS, IS FIFTEEN MILLION DOLLARS ($15,000,000). IT IS AGREED THAT THIS MORTGAGE SHALL BE ENTITLED TO THE CONTINUING PREFERENCE AND PRIORITY

PROVIDED BY LOUISIANA CIVIL CODE ARTICLE 3298 AND ALL OBLIGATIONS ARISING AFTER THE DATE HEREOF SHALL BE EQUALLY SECURED BY THIS MORTGAGE AND SHALL HAVE THE SAME PRIORITY AS TO ALL OBLIGATIONS EXISTING AS OF THE DATE HEREOF AND SHALL BE SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS MORTGAGE.

            AND MORTGAGOR covenants and agrees with and represents to the Mortgagee as follows:

            1. Mortgagor will pay the Obligations in accordance with the terms thereof, and Mortgagor will pay all taxes or payments in lieu of taxes, assessments or water rates (collectively herein called "Taxes"), and in default thereof, the Mortgagee may pay the same. The making of such payments by the Mortgagee shall not be deemed a waiver of any of its rights under this Mortgage, the Notes, the Loan Agreement, or any other agreements, instruments and documents executed pursuant hereto or thereto. Mortgagor will, upon demand, exhibit to the Mortgagee, receipts for the payment of any Taxes.

            2. (a) Mortgagor will keep the Premises insured for the benefit of, and by insurers reasonably acceptable to, the Mortgagee against such hazards and in such form and amount as the Mortgagee may reasonably require with responsible and reputable insurance companies covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties and naming Mortgagee as loss payee and additional insured as its interest may appear. Mortgagor will assign and deliver the certificates as to such insurance to the Mortgagee. Acceptance of any certificate of insurance shall not constitute approval by the Mortgagee of the insurer, coverage, form, amount or sufficiency of the insurance. Mortgagor will give immediate notice to the Mortgagee of any damage by fire or other casualty to the Premises.

                  (b) The proceeds of any insurance on the Premises received by Mortgagee shall be applied, at Mortgagee's election, to the prepayment of the Obligations, without premium or penalty; provided, that so long as (i) no Default (as hereafter defined) has occurred and is continuing and (ii) the cost to restore the improvements to the Premises in the reasonable judgment of the Mortgagee does not exceed Three Hundred and Fifty Thousand ($350,000) Dollars, the Mortgagee shall make the insurance proceeds available to reimburse Mortgagor for cost and expenses incurred by Mortgagor to restore the improvements to the Premises.

                  (c) If the Mortgagee shall apply any insurance proceeds to the restoration, repair or replacement of the improvements, then the Mortgagor shall restore, repair or replace the same promptly and with all reasonable speed so that the improvements when restored, repaired or replaced shall be at least equal in quality and value to the improvements immediately prior to the damage or destruction, in a good and workmanlike manner, free and clear of all mortgages, liens, charges and encumbrances. The insurance proceeds shall be disbursed by the Mortgagee from time to time as the work progresses, such disbursements to be made upon request by the Mortgagor and upon compliance by the Mortgagor with such conditions as the Mortgagee shall reasonably require to effect the result referred to in the preceding sentence.

            3. Mortgagor within five days upon request in person or within ten days upon request by mail will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the Obligations.

            4. All notices, demands, consents, statements, requests, approvals and other communications hereunder (collectively, "notices") shall be in writing. All notices shall be deemed properly given when delivered, or, if mailed registered or certified mail, return receipt requested, five calendar days thereafter, addressed to the parties hereto at their respective addresses set forth above. Any party may by notice to the other designate a new address to which all notices shall thereafter be delivered or mailed.

            5. (a) No building or fixture of the Premises will be removed, demolished or altered without written consent of the Mortgagee. The foregoing shall not be applicable to minor, interior non-structural alterations or to fixtures constituting machinery and equipment used specifically for the Mortgagor's distribution business. The Mortgagee shall have the right to enter and inspect the Premises at any reasonable time and from time to time, upon prior written notice (except in an emergency) and during normal business hours.

            6. Mortgagor warrants the title of Mortgagor to the Premises subject to the matters set forth in the title insurance policy insuring the Mortgagee's interest therein and warrants that this Mortgage is and will be maintained as a valid perfected first lien upon the Premises.

            7. Mortgagee may take such action as the Mortgagee deems appropriate to protect the Premises or the status or priority of the lien of this Mortgage thereon including, but not limited to, entry upon the Premises to protect them from deterioration or damage or to cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; payments of amounts due on liens having priority over this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; obtaining insurance on the Premises or commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage. Mortgagor shall reimburse the Mortgagee for all expenses in taking any such action, on demand, with interest at the rate equal to the default rate applicable to the loans evidenced by the Notes, but in no event more than the highest rate permitted under the applicable usury law, and the amount thereof shall be secured by this Mortgage.

            8. (a) The Mortgagor hereby assigns, transfers and sets over to the Mortgagee all of its right, title and interest in, to and under all present and future leases, occupancy agreements and rents arising out of the Premises as further security for the payment of this Mortgage and the Mortgagee shall have the right to enter upon the Premises for the purpose of collecting the same and to let and operate the Premises or any part thereof and to apply the rents, issues and profits, either in whole or in part, as the Mortgagee elects, to the payment of all charges and expenses of the Premises or in reduction of any part of the Obligations. This assignment and grant shall continue in effect until the Obligations secured by this Mortgage are paid in full. The Mortgagee hereby waives the right to enter upon the Premises for the purpose of collecting said rents, issues and profits, and the Mortgagor shall have a license to collect and receive said rents, issues and profits until a Default occurs hereunder, but such license of the Mortgagor may be revoked by the Mortgagee upon a Default. Upon the occurrence of a Default hereunder, the Mortgagor will pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Premises, or of such part thereof as may be in the possession of the Mortgagor, and upon default in such payments will vacate and surrender the possession of the Premises to the Mortgagee or such receiver.

                  (b) The Mortgagor shall not, without the consent of the Mortgagee, lease the Premises or any part thereof, modify or cancel any new lease ("New Lease") of the Premises or any part thereof, accept prepayments of installments of the rent under any existing or New Lease for a period of more than one (1) month in advance or further assign the whole or any part of the rents under any existing lease or New Lease.

            9. Defaults. If any Event of Default (herein a "Default") under the Loan Agreement shall occur and be continuing then, as more particularly provided in the Loan Agreement, the principal of and accrued interest on the Notes and all other Obligations under the Loan Agreement may be declared, or may become, due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Loan Agreement.

            10. If Mortgagee institutes foreclosure proceedings, Mortgagee at its option may have a keeper appointed by the court to take possession of the Property to manage, operate and conserve the value and to collect its rents, issues and profits. The right to take possession of the Property, to manage, operate and conserve the Property and to collect the rents, issues and profits, shall be in addition to all other rights or remedies of Mortgagee. After paying costs of collection and any other expenses incurred, the proceeds shall be applied to the payment of the Obligations in any order as Mortgagee shall elect. Mortgagee shall not be liable to account to Mortgagor for any of these actions other than to account for any rents actually received by Mortgagee. Mortgagee shall have the option, at its discretion, of appointing itself or its agent as keeper of the Property pursuant to the provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. If the Mortgagee avails himself of this right, the keeper named shall be Mortgagee, or an agent appointed by him. The method by which the agent, if any, is to be selected is as follows:

                  (a) The agent chosen by Mortgagee shall be a person, an individual, a partnership, a corporation or an unincorporated association;

                  (b) The agent shall be one who, according to the discretion of Mortgagee, is properly knowledgeable and equipped to keep the Property and manage it;

                  (c) The reasons for appointing the agent named, pursuant to the criteria set forth above, shall also be set forth in the petition to the court requesting the agent be appointed as keeper; and

                  (d) No notice of the choosing of the agent need be given to Mortgagor, and Mortgagor expressly waives any right to receive such notification.

            The keeper appointed pursuant to these provisions shall have all the powers, duties and compensation provided for in La. R.S. 9:5133 and R.S. 9:5138, and shall not be required to provide any bond otherwise than as required by law in such proceedings, pursuant to La. R.S. 9:5134 and R.S. 9:5139. Such keeper shall be entitled to reimbursement for all reasonable out-of-pocket expenses and for a reasonable fee for its services equal to four (4%) percent of the revenues received. This clause shall be expressly governed by the provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq.

            11. If any action or proceeding be commenced to foreclose this Mortgage or to collect the Obligations, or in which it becomes necessary to defend or uphold the lien of this Mortgage, Mortgagor agrees to pay to the Mortgagee its reasonable attorney's fees in connection with such action or proceeding, which fees may be collected in such action or proceeding and shall, to the extent permitted by law, be a lien on the Premises prior to any interest in, or claim upon the Premises arising subsequent to the lien hereof.

            12. Upon the occurrence of a Default, the Mortgagee may, in addition to any rights or remedies available to it hereunder or elsewhere, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Premises, including, but not limited to, the following actions, each of which may be pursued, to the extent permitted by applicable law, concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee: (A) enter into or upon the Premises, either personally or by its agents, nominees or attorneys, and dispossess the Mortgagor and its agents and servants therefrom, and thereupon the Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (ii) complete any construction on the Premises in such manner and form as the Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Premises; (iv) exercise all rights and powers of the Mortgagor with respect to the Premises, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof; and (v) apply the receipts from the Premises to the payment of the Obligations after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, payments in lieu of taxes, assessments, insurance and other charges in connection with the Premises as well as just and reasonable compensation for the services of the Mortgagee, its counsel, agents and employees; or (B) with or without entry, institute proceedings for the foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing lien of this Mortgage for the balance of the Obligations then due and payable, and subject to the continuing lien of this Mortgage for the balance of the Obligations not then due; or (C) institute proceedings to foreclose the lien of this Mortgage against all or, from time to time, against any part of the Premises and to have the same sold under the judgment or decree of a court of competent jurisdiction; or (D) sell, assign or transfer the Premises or any part thereof and all estate, claim, demand, right, title and interest of the Mortgagor therein and right of redemption thereof, pursuant to power of sale or otherwise, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law for such price and form of consideration as the Mortgagee may determine or as may be required by law; or (E) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein; or (F) apply for the appointment of a trustee, receiver, liquidator or conservator of the Premises, without regard for the adequacy of the security for the Obligations and without regard for the solvency of any person, firm or other entity liable for the payment of the Obligations; or (G) pursue such other remedies as the Mortgagee may have under applicable law.

            13. Upon the occurrence of a Default and at the option of the Mortgagee the Premises may be seized and sold under executory process issued by any court of competent jurisdiction, with or without appraisement, to the highest bidder, for cash or Mortgagee may, at its option, proceed to enforce this Mortgage in any other manner provided by law.

            14. For the purpose of Louisiana executory process procedures, the Mortgagor expressly confesses judgment in favor of the Mortgagee and any future holder(s) of the Obligations in the full amount of the Obligations. The Mortgagor hereby expressly waives the benefit of appraisement, as provided in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure, and all other laws conferring the same; time being of the essence, the Mortgagor further expressly waives demand, putting in default, citation and all notices and delays, including the three-day notice provided by Article 2639 of the Louisiana Code of Civil Procedure. The Mortgagor further expressly consents to the use of executory process to enforce the Obligations and this Mortgage.

            15. The Mortgagee may, pursuant to the terms and conditions of the Loan Agreement, and without affecting the lien hereof or the Mortgagor's obligations hereunder, renew, extend, accelerate or otherwise change the terms of payment of the Obligations, grant waivers of the provisions thereof or other indulgences, release any person liable, or collateral held as security, for payment of the Obligations, and upon any default in payment of any of the Obligations, pursue, take or refrain from pursuing any remedy for the collection of the Obligations, including the enforcement of the lien of this Mortgage. No act or failure to act by the Mortgagee, including acceptance of any partial payment on the Obligations, shall constitute or be construed as a waiver of the Mortgagee's right to pursue each and every right and remedy hereunder. This Mortgage may be modified or discharged only by a written agreement executed by the party against whom such modification or discharge is sought to be enforced.

            16. In case of a sale in foreclosure, the Premises and the rights and interests of the Mortgagor may be sold in one or more parcels and in one or more transactions. The Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent the Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

            17. Should Mortgagor, without the consent in writing of Mortgagee, voluntarily, involuntarily or otherwise, lease, sell, transfer, or convey any interest in the Premises or any part thereof, or if by operation of law the Premises be sold, transferred or pledged, then the Mortgagee may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. A transfer or disposition of the Premises or any part thereof or interest therein shall include, without limitation, execution of any lease for space in the Premises for purposes other than occupancy by the lessee named therein, any lease of space in the Premises containing an option to purchase, a right of first refusal or offer or similar right, or any direct or indirect sale, assignment, conveyance, transfer (including a transfer as a result of or in lieu of a condemnation) or other alienation of all or any part of the Premises or any interest therein, and including any assignment, pledge, grant of security interest in, conditional sale, or the execution of a title retention agreement with regard to the Premises. Any transfer or other disposition (whether by operation of law or otherwise) of (i) the Majority Member interest in the Grantor, other than as expressly permitted under the Loan Agreement, or (ii) more than 49% of the outstanding voting stock of the Mortgagor shall also constitute a transfer of the Premises, whether made directly or through an intermediary and whether made in a single transaction or in a series of transactions.

            18. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage, the Notes, the Loan Agreement, any guaranty of the Obligations secured hereby or any other agreement, if any, between the Mortgagor and the Mortgagee executed simultaneously or in connection herewith, or afforded by law or equity, and may be exercised concurrently, independently or successively. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. Any such consents shall be in writing.

            19. Any forbearance by the Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee shall not be a waiver of the Mortgagee's right to accelerate the maturity of the Obligations secured hereby.

            20. The covenants, agreements and options herein contained shall bind and inure to the benefit of the successors and assigns of the parties hereto.

            21. The Mortgagee is hereby granted the right, at its option, to cure all defaults claimed by it to have occurred hereunder and all sums reasonably expended by the Mortgagee in furtherance of its rights hereunder shall be secured hereby and shall bear interest at the default rate applicable to the loan evidenced by the Notes. Such sums and interest shall be payable by Mortgagor on demand by Mortgagee or, if not earlier demanded, at the date set forth for final payment of all sums secured hereby.

            22. The execution of this Mortgage has been duly authorized by the Mortgagor.

            23. If Mortgagor shall receive any notice of (i) the happening of any event involving the use, spill, discharge or clean-up of any hazardous or toxic substance or waste or any oil or pesticide on or about any property of Mortgagor or caused by the Mortgagor (a "Hazardous Discharge") or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Mortgagor, or the Premises or its operations (an "Environmental Complaint") from any governmental or regulatory entity, including without limitation the Department of Environmental Protection of the State in which the Premises is located ("DEP"), the United States Environmental Protection Agency ("EPA"), the United States Army Corps of Engineers (the "Corps"), or the United States Coast Guard (the "Coast Guard"), then Mortgagor shall give written notice of the same to Mortgagee within ten (10) days of receipt thereof and shall promptly comply with its obligations under law with regard to such Hazardous Discharge or Environmental Complaint at the sole cost and expense of the Mortgagor.

            24. Without limitation of Mortgagee's rights under this Mortgage, to the extent permitted by applicable law, Mortgagee shall have the right, but not the obligation, to exercise any of its rights to cure as provided in this Mortgage or to enter onto the Premises or to take such other actions as it deems necessary or advisable, to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any governmental or regulatory entity, including without limitation the DEP, the EPA, the Corps or the Coast Guard, asserting the happening of a Hazardous Discharge or Environmental Complaint which, if true, could result in any order, suit or other action against Mortgagor and/or any part of the Premises by any governmental or regulatory entity or otherwise which, in the sole opinion of Mortgagee, could jeopardize its collateral security under this Mortgage. All reasonable costs and expenses incurred and paid by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and all other collateral granted to Mortgagee and shall be payable by Mortgagor upon demand.

            25. In addition to those Events of Default specified in the Loan Agreement, the occurrence of any of the following events shall constitute a Default under this Mortgage and the Loan Agreement, entitling Mortgagee to all rights and remedies provided therefor:

                  (a) If Mortgagor shall fail to comply with provisions of Paragraph 22 hereof, and, in each such case, such failure is not cured by Mortgagor within 30 days after receipt by Mortgagor of notice of such failure from Mortgagee; or

                  (b) If the DEP, EPA or any other state or federal agency imposes a lien upon any or all of the Premises by reason of the occurrence of a Hazardous Discharge or Environmental Complaint or otherwise, and such lien is not discharged or bonded over within 90 days after the earlier of (i) the date upon which Mortgagor has actual notice of such lien and (ii) the date Mortgagor receives notice of such lien from Mortgagee; or

                  (c) If the DEP, EPA or any other state or federal agency asserts a claim against Mortgagor, the Premises or Mortgagee for damages or cleanup costs related to a Hazardous Discharge or Environmental Complaint; provided, however, such claim shall not constitute a default if, within thirty
(30) business days of Mortgagor's receipt of notice of same:

                        (1) The Mortgagor can prove to Mortgagee's satisfaction that Mortgagor has commenced and is diligently pursuing either: (A) a cure or correction of the event which constitutes the basis for the claim, and Mortgagor is continuing diligently to pursue such cure or correction to completion, or (B) proceedings for injunction, a restraining order or other appropriate emergency relief to prevent such agency or agencies from asserting such claim, which relief is granted within sixty (60) days of the assertion of the claim and the injunction, order or emergency relief is not thereafter dissolved or reversed on appeal; and

                        (2) In either of the foregoing events, Mortgagor has posted a bond, letter of credit or other security, at the sole cost and expense of the Mortgagor, satisfactory in form, substance and amount to both Mortgagee and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim.

            26. (a) Mortgagor shall comply (should same become appropriate), with the provisions of the federal Occupational Safety and Health Act and all environmental, health and safety laws governing Mortgagor, Mortgagor's business, and/or the Premises, and all rules and regulations thereunder and all similar state and local laws, rules and regulations. To the best of Mortgagor's knowledge, there are not now any outstanding citations, notices or orders of violation or noncompliance issued to Mortgagor or relating to Mortgagor's business assets, property or leaseholds under any such laws, rules or regulations, nor any conditions which, if known by the proper authorities, could result in any of the foregoing.

                  (b) Mortgagor has, and will continue to have, all necessary federal, state and local licenses, certificates and permits relating to Mortgagor and Mortgagor's facilities, business, Premises and leaseholds and, to the best of Mortgagor's knowledge, the foregoing are in compliance with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage and disposal, hazardous or toxic waste or substances and other environmental, health and safety matters.

                  (c) Upon written request, Mortgagor shall provide to Mortgagee the following information pertaining to all operations conducted in or on the
Premises:

                        (1) Copies of any and all permits obtained from any local, state or federal agency.

                        (2) Material safety data sheets for any and all chemicals in use at, manufactured at, imported to or stored at the Premises.

                        (3) Copies of any and all materials filed with Federal Occupational Safety and Health Agency under the OSHA Hazard Communication Standard and all materials filed with the Department of Health, Department of Environmental Protection or any other federal, state or local agency or entity.

                  (d) Maps, diagrams and site plans showing the, location of all storage areas and storage tanks for hazardous substances and wastes and the location of processes using any of them, including details as to the amounts stored or used, if any.

                  (e) Any other information which Mortgagee may reasonably require.

            27. The parties hereto acknowledge that this Mortgage is being delivered to the Mortgagee as a condition of the Loan Agreement and the making of the loans provided for therein.

            28. The Mortgagor hereby grants to the Mortgagee a security interest in all property, whether intangible or intangible, including without limitation all fixtures, accounts, equipment, inventory and general intangibles now or hereafter located on, included in, arising out of or related to the Premises, to which a security interest can attach under the Uniform Commercial Code, as in effect from time to time, in the state in which the Premises are located (the "U.C.C.") in order to secure the Obligations. The Mortgagee shall have, in addition to all other rights and remedies provided herein, in any other document executed in connection with the transactions contemplated hereby, in law, at equity or otherwise, all rights and remedies of a secured party under the U.C.C. This Mortgage shall constitute a security agreement as such term is used in the U.C.C., and information concerning the security interest created hereby may be obtained by application to the Mortgagee (secured party) at the address specified in the introduction hereto. The mailing address of the Mortgagor is also set forth in the introduction hereto. The Mortgagor irrevocably authorizes the Mortgagee, without the signature of the Mortgagor, to execute and file any financing or continuation statement which the Mortgagee deems necessary or advisable to perfect or continue the perfection of the security interest granted hereby, or to preserve and maintain the priority of the lien hereof, and the Mortgagor, upon demand, shall pay, or shall reimburse the Mortgagee for paying, any and all costs and expenses from time to time incurred in connection with the preparation, execution and filing of any such statements, and all payments made by the Mortgagee shall be a lien on the Premises and shall be deemed secured by this Mortgage. The filing of such statements shall under no circumstance be construed as impairing either the Mortgagee's remedies or the priority of the mortgage lien granted hereby, and the Mortgagor agrees that all items of personal property included within the Premises are, and at all times, for all purposes and in all proceedings (both legal and equitable) shall be, at the election of the Mortgagee, regarded as part of the real estate covered by this Mortgage.

            28. THE PROVISIONS OF THIS MORTGAGE WHICH RELATE TO THE REALIZATION UPON THE SECURITY COVERED BY THIS MORTGAGE SHALL BE GOVERNED BY THE STATE IN WHICH THE PREMISES IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF THIS MORTGAGE, AND THE OBLIGATIONS ARISING HEREUNDER. IF ANY PROVISION OF THIS MORTGAGE SHALL BE PROHIBITED BY OR INVALID UNDER THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS MORTGAGE.

            THUS DONE AND PASSED, on the day, month and year first written above, in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

                                    MORTGAGOR:

WITNESSES:
                                    S & W NEW ORLEANS, L.L.C., a Delaware
                                     limited liability company

-------------------------------     BY: THE NEW YORK RESTAURANT
                                        GROUP, INC., a Delaware corporation,
                                        Majority Member

-------------------------------
                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                    BY: S&W NEW ORLEANS HOLDINGS,
                                        INC., a Delaware corporation, Member

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                        -------------------------------
                                  NOTARY PUBLIC

                                   SCHEDULE A

                             DESCRIPTION OF PREMISES

                INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

            INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS (this "Agreement") made as of the 1st day of September, 1998 by THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation having its chief place of business at 1114 First Avenue, New York, New York 10021 (the "Borrower"), the Borrower, The Manhattan Ocean Club Associates, L.L.C., a New York limited liability company, La Cite Associates, L.L.C., a Delaware limited liability company, Atlantic & Pacific Grill Associates, L.L.C., a New York limited liability company, Mrs. Parks Sub, LLC, a Delaware limited liability company, New York RGI Sub, LLC, a Delaware limited liability company, Restaurant Group Management Service, LLC, a New York limited liability company, S & W Chicago, LLC, a Delaware limited liability company, S & W of Miami, L.L.C., a Delaware limited liability company, MOC D.C., L.L.C., a Delaware limited liability company, S & W Las Vegas, L.L.C., a Delaware limited liability company, S & W New Orleans, L.L.C., a Delaware limited liability company, S & W D.C., L.L.C., a Delaware limited liability company, Manhattan Ocean Holdings, Inc., a Delaware corporation, Cite Holdings, Inc., a Delaware corporation, Atlantic & Pacific Grill Holdings, Inc., a Delaware corporation, MPM Holdings, Inc., a Delaware corporation, NYRGI Holdings, Inc., a Delaware corporation, Restaurant Group Management Holdings, Inc., a New York corporation, S & W Chicago Holdings, Inc., a Delaware corporation, MOC D.C. Holdings, Inc., a Delaware corporation, S & W New Orleans Holdings, Inc., a Delaware corporation, and S & W D.C. Holdings, Inc., a Delaware corporation (the twenty-two (22) foregoing entities referred to herein as the "Subsidiaries") (the Borrower and the Subsidiaries collectively referred to as "Indemnitor") in favor of FLEET BANK, N.A., a national banking association ("Indemnitee") and other Indemnified Parties (defined below).

                                    RECITALS:

            A. Indemnitee has agreed to make a senior secured revolving credit and term loan facility (the "Loan") to Borrower in the aggregate principal amount of $15,000,000 pursuant to a Loan Agreement dated as of the date hereof between Indemnitor and Indemnitee (as same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Loan Agreement.

            B. The Loan is evidenced by a Note issued by the Indemnitor in favor of the Indemnitee, dated the date hereof in the amount of the Loan, and secured by, among other things, the Mortgages between Lender and certain Subsidiaries, as described on Schedule A hereto (as the same may be amended, restated, supplemented, extended, renewed, split, modified, assigned or replaced from time to time), respectively encumbering such Subsidiary's interest, as a fee owner in the land and improvements commonly known as 3767 Las Vegas Boulevard South, Las Vegas, Nevada and 1009-1015 Poydras Street, New Orleans, Louisiana (collectively, the "Property").

            C. Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnitee.

            D. Indemnitor enters into this Agreement to induce Indemnitee to make the Loan.

                                   AGREEMENT:

            NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

            1. Environmental Representations and Warranties. To the best of Indemnitor's knowledge, based upon the Environmental Reports (as hereinafter defined) and after due inquiry, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the written reports described on Schedule B hereto resulting from the environmental assessments of the Property delivered to Indemnitee (the "Environmental Reports"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Reports; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Reports; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in the Environmental Reports; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to, a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

            2. Environmental Covenants. Indemnitor covenants and agrees that:
(a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and permits issued pursuant thereto, and (ii) fully disclosed to Indemnitee in writing or are required for cleaning and/or the customary day-to-day operation of the Property; (d) Indemnitor shall keep the Property free and clear of all Liens imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (collectively, the "Environmental Liens"); (e) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (f) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law;
(iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (g) Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity, impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property in connection with any environmental matter applicable to the Property; and (h) Indemnitor upon obtaining knowledge thereof shall immediately notify Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

            3. Indemnified Parties' Rights/Cooperation and Access. Indemnified Parties and any other Person designated by Indemnified Parties (including, but not limited to, any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee's sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing, it being understood and agreed that Indemnitor shall use good faith efforts to cooperate with and provide access to Indemnified Parties and any such Person designated by Indemnified Parties.

            4. Indemnification. Indemnitor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below), except for Losses arising from the willful misconduct or gross negligence of any of the Indemnified Parties, imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor or any Affiliate or Subsidiary of Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, or present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Affiliate or Subsidiary of Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any acts of Indemnitor, any Affiliate or Subsidiary of Indemnitor, and any other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by Indemnitor or such other user at any facility or incineration vessel owned or operated by another Person containing such or similar Hazardous Substances; (i) any acts of Indemnitor, any Affiliate or Subsidiary of Indemnitor, and any other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Indemnitor or such other user from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (j) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (k) any material misrepresentation or material inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or the Mortgages except the indemnity provided in this Section 4 shall not inure to the benefit of any third-party purchaser of any of the Property. Notwithstanding the foregoing provisions of this Section 4, if Indemnitee or any of its affiliates take possession of all or any part of the Property (the "Possession") the indemnity provided in this Section 4 shall not apply to the extent that any Losses incurred by any of the Indemnified Parties that is the result of a Release or placement upon the Property of Hazardous Substances (x) caused by the affirmative act or gross negligence of Indemnitee or such affiliate or (y) occurring after the date of Possession.

            5. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.

            6. Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

                  The term "Hazardous Substances" includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

                  The term "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of the Property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other Person, whether or not in connection with transfer of title to or interest in the Property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

                  The term "Release" with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                  The term "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

                  The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

                  The term "Indemnified Parties" includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Mortgages is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and banking business).

                  The term "Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys' fees and expenses, engineers' and environmental consultants' fees and expenses, and investigation costs and expenses (including, but not limited to, costs and expenses for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

            7. Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Term Note, the Mortgages or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, subject to Section 4 hereof, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Term Note, the Mortgages or any of other Loan Document, (ii) except as provided herein, any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Term Note, the Mortgages, or any of other Loan Document limiting Indemnitee's recourse to the Property or to any other security for the Term Note, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Term Note, the Mortgages or any other Loan Document or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Term Note, or (vii) Indemnitee's failure to record the Mortgages or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any Lien given as security for the Term Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

            8. Enforcement. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Term Note, the Mortgages, or any other Loan Document or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Term Note, foreclosing, or exercising any power of sale under the Mortgages, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such debt, which Indemnitee is entitled to do in its sole and absolute discretion. Notwithstanding any provision of any of the Mortgages, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of any of the Mortgages, Indemnitor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

            9. Survival. The obligations and liabilities of Indemnitor under this Indemnity shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgages. This Agreement shall not inure to the benefit of any third-party purchaser of the Property other than an affiliate of Lender.

            10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) the Past Default Rate (as defined in the Loan Agreement) or (b) the maximum interest rate which Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

            11. Waivers. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

                  (b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN AGREEMENT, THE TERM NOTE, THE MORTGAGES, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

            12. Subrogation. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

            13. Indemnitor's Representations and Warranties. Indemnitor hereby affirms each representation and warranty made by Indemnitor to Indemnitee in respect of this Agreement in the Loan Agreement as if such representation or warranty were stated in its entirety in this Agreement.

            14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

            15. Notice of Legal Actions. Each party hereto shall, within five
(5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or other source with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof

            16. Notices. All notices or other written communications hereunder shall be given in accordance with Section 9.1 of the Loan Agreement to the address set forth therein.

            17. Submission to Jurisdiction. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            18. No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

            19. Duplicate Originals: Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

            20. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            21. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            22. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

            23. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Loan Agreement, Mortgages or other Loan Documents or would otherwise have at law or in equity.

            24. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

            25. Governing Law. This Agreement shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

            IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                               THE NEW YORK RESTAURANT GROUP, INC.,
                                a Delaware corporation

                               By:
                                  -----------------------------------------
                                  Name: Mark K. Levine
                                  Title: Executive Vice President

                               THE MANHATTAN OCEAN CLUB
                                ASSOCIATES, L.L.C., a New York limited
                                liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               LA CITE ASSOCIATES, L.L.C.,
                                a Delaware limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               ATLANTIC & PACIFIC GRILL
                                ASSOCIATES, L.L.C., a New York
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               MRS. PARKS SUB, LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               NEW YORK RGI SUB, INC., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               RESTAURANT GROUP MANAGEMENT
                                SERVICE, LLC, a New York,
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President

                               S & W Chicago, L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W OF MIAMI, L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               MOC D.C., L.L.C., a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                    By:
                                       -----------------------------------------
                                       Name: Mark K. Levine
                                       Title: Executive Vice President


                               S & W LAS VEGAS, LLC, a Delaware
                                limited liability company

                               By:  The New York Restaurant Group, Inc.,
                                     its Manager

                                          By:
                                              --------------------------------
                                              Name:  Mark K. Levine
                                              Title: Executive Vice President


                                    S & W NEW ORLEANS, LLC, a Delaware
                                     limited liability company

                                    By: The New York Restaurant Group, Inc.,
                                         its Manager

                                          By:
                                              --------------------------------
                                              Name:  Mark K. Levine
                                              Title: Executive Vice President


                                    S & W D.C., LLC, a Delaware
                                     limited liability company

                                    By: The New York Restaurant Group, Inc.,
                                         its Manager

                                          By:
                                              --------------------------------
                                              Name:  Mark K. Levine
                                              Title: Executive Vice President


                                    MANHATTAN OCEAN HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    CITE HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------

                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    ATLANTIC & PACIFIC GRILL HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    MPM HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President

                                    NYRGI HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    RESTAURANT GROUP MANAGEMENT
                                     HOLDINGS, INC., a New York corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    S & W CHICAGO HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------

                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    MOC D.C. HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    S & W NEW ORLEANS HOLDINGS, INC.,
                                     a Delaware corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    S & W D.C. HOLDINGS, INC., a Delaware
                                     corporation

                                    By:
                                        --------------------------------------
                                        Name:  Mark K. Levine
                                        Title: Executive Vice President


                                    FLEET BANK, N.A., a national banking
                                     association

                                    By:
                                        --------------------------------------
                                        Name:  Judah Zweiter
                                        Title: Vice President

                                   SCHEDULE A

Act of Mortgage and Security Agreement by S & W New Orleans, L.L.C. in favor of Fleet Bank, N.A., dated September 1, 1998.

Deed of Trust, Assignment of Leases and Rents and Security Agreement by S & W of Las Vegas, L.L.C. for the benefit of Fleet Bank, N.A., dated September 1, 1998.

                   [LETTERHEAD OF HUTCHINS, WHEELER & DITTMAR]

                                                               September 1, 1998

Fleet Bank, N.A.
1185 Avenue of the Americas
New York, New York 10036

            Re: The New York Restaurant Group. Inc.

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 4.1(f) of the Loan Agreement between your bank and The New York Restaurant Group, Inc., a Delaware corporation ("Borrower") dated as of September 1, 1998 (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

            We have acted as counsel to Borrower and its subsidiaries listed on
Schedule I hereto (the "Subsidiaries") in connection with the preparation, execution and delivery of the Loan Agreement and the transactions contemplated therein. In connection with such representation, we have examined originals, or copies identified to our satisfaction as being true copies, of the following:

      (1)   The Loan Agreement;

      (2)   The Notes;

      (3)   The Security Agreement;

      (4)   The Indemnity Agreement;

      (5)   The Subsidiaries' Guarantees;

      (6)   Agreement Regarding Fees;

      (7)   Mortgages of S & W of Las Vegas, L.L.C. and S & W New Orleans,
            L.L.C.:

      (8)   Collateral Assignment of Management Agreement;

      (9)   Agreement Regarding Post-Closing Items;

      (10) Financing statements prepared for filing with the filings offices listed in Schedule II hereto (the "Filing Offices"); and

      (11)  Certificates of the Secretary of State of the states listed on
            Schedule I hereto as to the legal existence of each Loan Party.

      The agreements, documents and instruments referred to in clauses (1) through (9) above are referred to in this opinion as the "Loan Documents," the financing statements referred to in clause (10) are referred to in this opinion as the "Financing Statements," and the Borrower and the Subsidiaries that is a signatory to any Loan Document are referred to in this letter collectively as the "Loan Parties."

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and instruments, corporate records, certificates of public officials and of officers of the Loan Parties, and such other documents and records and such matters of law as we have deemed necessary as a basis for the opinions set forth below. As to questions of fact material to such opinions, we have relied, without independent verification, upon certificates of public officials and of officers of the Loan Parties, copies of which have been delivered to you, and the factual accuracy and completeness of all the representations and warranties made by the parties to the Loan Documents and the other documents executed by Borrower in connection with the transactions contemplated by the Loan Documents. The opinions expressed herein as to the valid existence of each Loan Party are as of the date of the certificates referred to in clause (11) above and are based solely on such certificates.

      As used in this opinion and unless otherwise specified herein, the phrases "to our knowledge," "known to us" and the like refer to the actual present knowledge of lawyers currently in this firm who have performed substantive legal services on behalf of Borrower in connection with the transactions referred to herein, without any independent investigation or file or docket review.

      For purposes of this opinion, we have assumed, with your permission and without independent verification, (a) the genuineness of all signatures, (b) the legal capacity of all [ILLEGIBLE] persons who have signed documents examined by us, (c) the authenticity of all documents [ILLEGIBLE] submitted to us as originals and the conformity to original documents of all documents [ILLEGIBLE] to us as certified or photostatic copies, (d) that the parties to the Loan Documents other [ILLEGIBLE] Loan Parties have each duly authorized, executed and delivered such Loan Documents [ILLEGIBLE] other relevant documents and instruments, and (e) that each of the parties to the Loan Documents other than the Loan Parties has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Loan Documents [ILLEGIBLE] which it is a party.

      We call your attention to the fact that we have not previously represented certain of the Loan Parties, and we have not represented any of the Loan Parties prior to 1996. In addition, our representation of the Loan Parties has been limited to certain specified matters, and we understand that the Loan Parties use other counsel.

      We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We call to your attention that the Loan Documents provide that they are to be governed by and construed in accordance with the laws of the State of New York, as to which we have no knowledge, have made no independent investigation and express no opinion. Accordingly, our opinion is based on the assumption, with your consent, that the laws of New York relating to the enforceability of the Loan Documents are substantially similar to the laws of The Commonwealth of Massachusetts. With respect to our opinions set forth in paragraphs 7 and 8 below as they relate to the creation or perfection of security interests in any Collateral located in jurisdictions other than Massachusetts, our opinion is based solely upon our review of a compilation of the Uniform Commercial Code ("UCC") as in effect in such jurisdictions as set forth in the Uniform Commercial Code Reporting Service, Clark Boardman Callaghan (as supplemented 1998) and not upon any special expertise in or independent review of the laws of such jurisdictions.

      Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

      1. Each Loan Party is validly existing under the laws of its jurisdiction of formation. Each Loan Party has all requisite power and authority to own and operate its properties and to carry on its business as to our knowledge it is presently conducted, and to enter into and perform its obligations under each Loan Document to which it is a party.

      2. The execution and delivery by each Loan Party and the performance by each Loan Party of its obligations under each Loan Document to which it is a party have been duly authorized by all requisite action by each Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and each such Loan Document constitutes the valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

      3. The execution and delivery by each Loan Party and the performance by each Loan Party of its obligations under each Loan Document to which it is a party and the consummation of the transactions pursuant thereto do not violate the organizational documents of such Loan Party or violate any of the terms of
(a) any existing statute, rule or regulation binding on any Loan Party, (b) to our knowledge, any order of any court or governmental agency specifically naming any Loan Party, or (c) to our knowledge, constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which any Loan Party is a party.

      4. No governmental consents, approvals, authorizations, registrations, declarations or filings (other than such of the foregoing as (a) are specifically referred to or disclosed in the Loan Documents, (b) which have been obtained or completed prior to the closing of the transactions contemplated by the Loan Documents or (c) are filings required to perfect security interests) are required by any Loan Party in connection with the execution, delivery and performance by any Loan Party of the Loan Documents.

      5. The issuance of the Notes on the date hereof and the application of the proceeds thereof by Borrower, as provided in the Loan Agreement, do not violate Regulation G (12 CFR Part 207), Regulation T (12 CFR Part 220), Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the Board of Governors of the Federal Reserve System.

      6. No Loan Party is (a) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Act of 1935, or (c) subject to any statute or regulation that limits its ability in any material respect to incur indebtedness for money borrowed as contemplated by the Loan Documents.

      7. The Security Agreement creates in favor of the Bank a valid security interest in the Collateral described therein. Assuming the delivery to and possession by the Bank of the shares owned by the Borrower in Atlantic & Pacific Grill Holdings, Inc., Manhattan Ocean Holdings, Inc., Cite Holdings, Inc. S&W New Orleans Holdings, Inc., MOC D.C. Holdings, Inc., S&W D.C. Holdings, Inc., Restaurant Group Management Holdings, Inc., NYRGI Holdings, Inc. and MPM Holdings, Inc. duly endorsed or accompanied by an assignment separate from the certificates evidencing the same duly executed by the Borrower, such security interest will be perfected under the UCC.

      8. Upon the due filing of the Financing Statements duly executed by Borrower in the Filing Offices, a security interest will be perfected in that portion of the Collateral in which a security interest may be perfected by the filing of financing statements under the UCC.

      9. There are to our knowledge no actions, suits, or proceedings pending or overtly threatened against any Loan Party seeking to enjoin or prevent the transactions contemplated by the Loan Agreement.

      The opinions contained herein are subject to the following conditions and qualifications:

      (A) We express no opinion as to the application of any fraudulent conveyance, fraudulent transfer, fraudulent obligation or similar laws.

      (B) We express no opinion as to any provision of the Loan Agreement to the extent it provides that the Lender may set off and apply any deposits at any time held, or any other indebtedness at any time owing, by such Lender or participant to or for the account of any Loan Party.

      (C) Our opinions in paragraph 2 above, with respect to the validity, binding effect and enforceability of the agreements or provisions thereof referred to in such paragraphs, are subject to the following: (i) bankruptcy, insolvency, reorganization, moratorium, receivership and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought and
(iii) public policy considerations or court decisions which may limit the rights of any party to obtain certain remedies and to indemnification, including indemnification for tortious or criminal acts or violations of law.

      (D) Our opinion in paragraph 3 above as to compliance with certain statutes, rules and regulations is limited to those that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

      (E) Our opinions set forth in paragraphs 7 and 8 above are limited to Articles 8 and 9 of the UCC; accordingly, those opinion paragraphs do not address (i) laws other than Articles 8 and 9 of the UCC, (ii) collateral of a type not subject to Articles 8 or 9 of the UCC, and (iii) under ss.9-103 of the UCC, what law governs perfection of the security interests granted in the Collateral covered by this opinion letter.

      The opinions set forth in this letter are limited to the specific issues addressed herein and to statutes, regulations, rules, decisions, decrees and facts existing on the date hereof. In rendering such opinions, we disclaim any obligation to advise any party to whom this opinion is addressed of any change in any of these sources of law or of any subsequent legal or factual developments which might affect any matters addressed or opinions set forth herein.

      The opinions set forth herein are rendered solely to Bank, are solely for the use of [ILLEGIBLE] Bank in connection with the transactions contemplated by the Loan Agreement, and may relied upon by the Bank for any other purpose. This letter is not to be quoted in whole or [ILLEGIBLE] or otherwise referred to in any financial statements or other public releases, nor is it to be filed with any governmental agency or other person or entity, without the prior written consent of this firm. This letter may not be delivered to or relied upon by any other person or entity for any purpose without the prior written consent of this firm.

                                          Very truly yours,


                                          /s/ Hutchins, Wheeler & Dittmar
                                              A Professional Corporation

                                          Hutchins, Wheeler & Dittmar
                                          A Professional Corporation

                                   Schedule I

                                  Subsidiaries

Atlantic & Pacific Grill Holdings, Inc.
Cite Holdings, Inc.
S&W of Las Vegas, L.L.C.
S&W D.C., L.L.C.
S&W New Orleans, L.L.C.
La Cite Associates, LLC
New York RGI Sub, LLC
Mrs. Parks Sub, LLC
Manhattan Ocean Holdings, Inc.
Atlantic & Pacific Grill Holdings, Inc.
Cite Holdings, Inc.
NYRGI Holdings, Inc.
MPM Holdings, Inc.
S&W of Miami, L.L.C.
S&W Chicago, L.L.C.
MOC D.C., L.L.C.
S&W Chicago Holdings Inc.
S&W New Orleans Holdings, Inc.
S&W D.C. Holdings, Inc.
MOC D.C. Holdings, Inc.

                                   Schedule II

                                 Filing Offices

Subsidiary                               Filing Offices
----------                               --------------

Atlantic & Pacific Grill Holdings, Inc.  Secretary of State, New York
                                         City Register, Manhattan

Atlantic & Pacific Associates, LLC       Secretary of State, New York
                                         City Register, Manhattan

Cite Holdings. Inc.                      Secretary of State, New York
                                         City Register, Manhattan

La Cite Associates, LLC                  Secretary of State, New York
                                         City Register, Manhattan

S&W of Las Vegas, L.L.C.                 Secretary of State, Nevada
                                         Recorder of Deeds, Clark County

S&W D.C., L.L.C.                         Recorder of Deeds, District of Columbia

S&W D.C., Holdings, Inc.                 Recorder of Deeds, District of Columbia

MOC D.C., L.L.C.                         Recorder of Deeds, District of Columbia

MOC D.C. Holdings, Inc.                  Recorder of Deeds, District of Columbia

S&W New Orleans, L.L.C.                  Parish of Orleans, Louisiana

S&W New Orleans Holdings, Inc.           Parish of Orleans, Louisiana

S&W Chicago, L.L.C.                      Secretary of State Illinois
                                         Cook County Recorder of Deeds

S&W Chicago Holdings, Inc.               Secretary of State Illinois
                                         Cook County Recorder of Deeds

Mrs. Parks Sub, LLC                      Secretary of State Illinois
                                         Cook County Recorder of Deeds

MPM Holdings, Inc.                       Secretary of State Illinois
                                         Cook County Recorder of Deeds

New York RGI Sub, LLC                          Secretary of State, New York
                                               City Register, Manhattan

NYRGI Holdings, Inc.                           Secretary of State, New York
                                               City Register, Manhattan

Manhattan Ocean Holdings, Inc.                 Secretary of State, New York
                                               City Register, Manhattan

The Manhattan Ocean Club Associates, LLC       Secretary of State, New York
                                               City Register, Manhattan

Restaurant Group Management Service, LLC       Secretary of State, New York
                                               City Register, Manhattan

Restaurant Group Management Holdings, Inc.     Secretary of State, New York
                                               City Register, Manhattan

S&W of Miami, L.L.C.                           Secretary of State, Florida
                                               Dade County Recorder

                                    SCHEDULES

                                       TO

                                 LOAN AGREEMENT

                                     BETWEEN

                       THE NEW YORK RESTAURANT GROUP, INC.

                                       AND

                                FLEET BANK, N.A.

      Unless otherwise defined in these Schedules, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement, dated as of September 1, 1998 (the "Loan Agreement"), between The New York Restaurant Group, Inc. (the "Borrower") and Fleet Bank, N.A. (the "Bank").

      Matters reflected in the Schedules are not necessarily limited to matters required to be reflected in the Schedules. Such additional matters are set forth solely for informational purposes.

      Scheduled references are for convenience only and matters disclosed on one Schedule are deemed disclosed for the purposes of all of the Schedules.

      The Schedules supersede and replace any other disclosure schedules or documents previously provided to the Bank in connection with the Loan Agreement. Any such earlier disclosure schedule or document has no force or effect.

                                   Schedule 1

                                 Permitted Liens

1. S&W of Miami, L.L.C. ("S&W Miami"), a Subsidiary of the Borrower, funded the joint chapter 11 plan of reorganization (the "Plan") of South Pointe Hospitality, Inc. ("South Point") and 1 Washington Avenue Corporation ("1 Washington") (collectively, the "Debtors"). Upon consummation of the Plan, S&W Miami acquired 100% of the newly issued shares of common stock of each of the Debtors, as reorganized, and the existing equity interests in the Debtors were cancelled. As consideration for S&W Miami's acquisition of the new common stock, S&W Miami provided funding for distributions under the Plan in the form of cash and the assumption, by the reorganized Debtors, of certain existing liabilities. Following consummation of the Plan, the Debtors are obligated under the agreements described below, which obligations are secured by substantially all of the assets of the Debtors.

      a.    The Ocean Bank Loan Agreement

      Pursuant to a Leasehold First Mortgage and Security Agreement, dated as of April 12, 1994, by and between the Debtors and Ocean Bank (the "Mortgage"), the Debtors gave Ocean Bank a mortgage in a lease and a ground lease and purchase option, and on fixtures, subleases, rents and personal property. The Mortgage secured a claim held by Ocean Bank in the amount of $1.2 million claim. Under the Plan, and in full settlement of the Ocean Bank claim, the reorganized Debtors assumed such obligations to Ocean Bank (with certain modifications), and S&W Miami and the Borrower guaranteed such obligations.

      b.    SBA

      Pursuant to a Loan Agreement, dated April 12, 1994, by and between the Debtors and the United States Small Business Administration (the "SBA"), the SBA loaned South Pointe $1,000,000. Such loan is secured by a second lien on a portion of the collateral for the Ocean Bank Mortgage. The SBA asserted a $970,000 claim against the Debtors. The reorganized Debtors assumed the SBA loan, and S&W Miami and the Borrower guaranteed such loan.

2. S&W New Orleans, L.L.C.: Mortgage in favor of First Bank & Trust on property located at 1009-1015 Poydras Street, New Orleans, Louisiana.

                                   Schedule 2

                          Subsidiaries of the Borrower

The Manhattan Ocean Club Associates, LLC
Manhattan Ocean Holdings, Inc.
La Cite Associates, L.L.C.
Cite Holdings, Inc.
Atlantic & Pacific Grill Associates, L.L.C.
Atlantic & Pacific Holdings, Inc.
Mrs. Parks Sub, LLC
MPM Holdings, Inc.
New York RGI Sub, LLC
NYRGI Holdings, Inc.
Restaurant Group Management Service, LLC
Restaurant Group Management Holdings, Inc.
S&W Chicago, L.L.C.
S&W Chicago Holdings, Inc.
S&W of Miami, L.L.C.
S&W of Las Vegas, L.L.C.
S&W D.C., L.L.C.
S&W D.C. Holdings, Inc.
MOC D.C., L.L.C.
MOC D.C. Holdings, Inc.
S&W New Orleans, L.L.C.
S&W New Orleans Holdings Inc.

                                  Schedule 2(A)

                        Description of Las Vegas Property

      The South 120 feet of the West Half of the Northwest Quarter of the Southwest Quarter and the North 10 feet of the West One-Half of the Southwest Quarter of Section 21, Township 21 South, Range 61 East, M.D.B & M.

      Excepting therefrom all State and County roads and highways.

      Assessor's Parcel no. 162-21-301-014.

                                  Schedule 2(B)

                       Description of New Orleans Property

      A certain piece or portion of ground, together with all the buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in the First District of the City of New Orleans, State of Louisiana, in the square bounded by Poydras, Rampart, Dryades and Perdido Streets, which said lots are designated by the nos. 7 and 8, square 270, and measure together forty-six feet front on Poydras Street by a depth of sixty-four feet. Said lots are designated nos. 5 and 6 on the assessment rolls of the City of New Orleans.

                                  Schedule 2(C)

                          Description of D.C. Property

        1112 19th Street, N.W., Washington, D.C. (Lot 877, square 117).

                                Schedules 3.1(A)

                       June 30, 1998 Financial Statements

                                      None.

                                Schedule 3.1(B)

                Material Adverse Changes in Financial Condition

                                     None.

                                  Schedule 3.13

                                   Tradenames

1. The Borrower and its Subsidiaries use the following tradenames and/or "doing business as" names:

      a.    "Cite"
      b.    "Cite Grill"
      c.    "Maloney & Porcelli"
      d.    "Mrs. Park's Tavern"
      e.    "Park Avenue Cafe"
      f.    "Manhattan Ocean Club"

2. Pursuant to the License Agreement, dated August 16, 1996, between the Borrower and St. James Associates, L.P., the Borrower licensed the right to use the trademark "Smith & Wollensky" and related marks in certain geographic areas.

                                  Schedule 3.16

                              Management Agreements

1. Restaurant Management Agreement, dated January 24, 1993, among Nabil Chartouni and Fouad Chartouni and The New York Restaurant Group, Inc., as amended by First Amendment to Restaurant management Agreement, dated December 6, 1994, between Post House Investors, L.P. and The New York Restaurant Group, Inc. and Second Amendment to Restaurant Management Agreement, dated October 29, 1996, between Post House Investors, L.P. and The New York Restaurant Group, L.L.C.

2. Restaurant Management Agreement, dated April 18, 1996, between 37 East 50th Street Corp. and Restaurant Group Management Services, L.L.C.

3. Submanagement Agreement dated June 9, 1995, between Doubletree Partners and Mrs. Parks Management Company, L.L.C.

4. Management Agreement, dated as of January 1, 1996, between Thomas H. Lee Capital, LLC and The New York Restaurant Group, L.L.C., as amended.

                                 Schedules 3.18

                                     Leases

1. Agreement of Lease, dated as of November 1, 1991, between Beekman Tenants Corporation and White & Witkowsky, Inc., for space at 575 Park Avenue, New York, New York, as modified by Letter Agreement, dated November 21, 1991, between Beekman Tenants Corporation and White & Witkowsky, Inc. and Assignment and Assumption of Lease, dated September 9, 1992, between White & Witkowsky, Inc., as assignor, and Atlantic & Pacific Grill Associates, L.P., as assignee.

2. Agreement of Lease, dated as of August 31, 1983, between Holrod Associates and Thursday's Supper Pub, Inc., for space at 7 West 58th Street, New York, New York, as modified by Supplemental Agreement and First Amendment to Lease, dated as of May 3, 1993, among Holrod Associates, Manhattan Ocean Club Associates and Thursday's Supper Pub, Inc., Second Amendment to Lease, dated as of April 1, 1995, between Holrod Associates and Manhattan Ocean Club Associates and Letter of Consent, dated January 10, 1996, between Thursday's Supper Pub, Inc. and Holrod Associates.

3. Lease, dated June 21, 1988, between Rockefeller Center North, Inc. and White & Witkowsky, Inc., for space at 111 West 50th Street, New York, New York, as modified by Assignment and Assumption of Lease, dated as of June 7, 1990, among La Cite, Inc. (formerly White & Witkowski, Inc.), as assignor, La Cite Associates, L.P., as assignee, and Rockefeller Center North, Inc., as landlord, Supplemental Indenture, dated as of January 1, 1991, between Rockefeller Center North, Inc. and La Cite Associates, L.P. and Supplemental Indenture, dated as of January 1, 1992, between Rockefeller Center North, Inc. and La Cite Associates, L.P.

4. Lease, dated October 19, 1988, between First 61 Partners and The New York Restaurant Group, Inc., for 1114 First Avenue, 6th Floor, New York, New York, as amended by Agreement, dated May 1, 1992, between First 61 Partners and The New York Restaurant Group, Inc. and Assignment and Assumption of Lease, dated January 10, 1996, between The New York Restaurant Group, L.L.C., as assignor, and New York RGI Sub, L.L.C., as assignee.

5. Lease, dated May, 1997, between Marina City Hotel Enterprises, L.L.C. and S&W Chicago, L.L.C., for space at Marina City, Chicago, Illinois.

6. Lease With an Option to Purchase dated February 9, 1998 between S&W of Las Vegas, L.L.C. and The Somphone Limited Partnership for space located at 3767 Las Vegas Boulevard South, Las Vegas, Nevada.

7. Lease between S&W D.C., L.L.C. and 1112 Nineteenth Street Associates for space located at 1112 Nineteenth Street, N.W., Washington, D.C.

                                 Schedule 7.1(b)

                                  Indebtedness

1. In 1995, the IRS agreed with the Borrower and its Subsidiaries and their employees that all employees will report all the tips they receive. The IRS has stated separately that, so long as employees start reporting their tips accurately, the IRS will not make further assessments on the Borrower and its Subsidiaries with respect to FICA relating to underreported tips for prior periods. However, as of December 30, 1996, employees of the Borrower and its Subsidiaries were still underreporting their tips, and the Borrower continues to accrue 7.65% of the underreported amount (the amount of FICA tax the Borrower and its Subsidiaries would owe on those amounts). The Borrower accrued $134,000, in the aggregate, for 1995 and expects to accrue an additional $120,000, in the aggregate, for 1996.

2.    Obligations assumed by S&W of Miami, L.L.C.:

            a.    One Washington Avenue Corporation:

                  i.    Dade County 1995 and 1996 property taxes.
                  ii.   Muskat Group
                  iii.  Ocean Bank loan described in Schedule 1.
                  iv.   SBA loan described in Schedule 1.

            b.    South Pointe Hospitality, Inc.

                  i.    Florida state taxes
                  ii.   Federal taxes
                  iii.  Miscellaneous obligations to trade creditors.

3.    S&W New Orleans, L.L.C.: Mortgage loan by First Bank & Trust described in
      Schedule 1.

                                 Schedule 7.1(d)

                           Permitted Letters of Credit

1. Letter of Credit No. PB-284294, dated March 7, 1994, issued by Morgan Guaranty Trust Company of New York in favor of Beekman Tenants Corporation for the account of Atlantic & Pacific Grill Associates, L.P., for up to an aggregate amount of $50,000, as amended.

2. Letter of Credit No. PB-283538, dated September 14, 1988, issued by Morgan Guaranty Trust Company of New York in favor of Rockefeller Center North, Inc. for the account of La Cite, Inc. (formerly for the account of White & Witkowsky, Inc.) for up to an aggregate amount of $169,125, as amended.

3. Letter of Credit to be issued by Morgan Guaranty Trust Company of New York in favor of First 61 Partners for the account of The New York Restaurant Group, L.L.C. for up to an aggregate amount of $25,000.

                                SECOND AMENDMENT

                                       TO

                                 LOAN AGREEMENT

                                      among

                       THE NEW YORK RESTAURANT GROUP, INC.

                                  as Borrower,

                                 the GUARANTORS

                            that are a party hereto,

                                       and

                                FLEET BANK, N.A.

                                    as Lender

                            Dated as of June 29, 1999

                       SECOND AMENDMENT TO LOAN AGREEMENT

            SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of June 29, 1999, is entered into by and among THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "Borrower"), The Manhattan Ocean Club Associates, L.L.C., a Delaware limited liability company, La Cite Associates, L.L.C., a Delaware limited liability company. Atlantic & Pacific Grill Associates, L.L.C., a Delaware limited liability company, Mrs. Parks Sub, LLC, a Delaware limited liability company, New York RGI Sub, LLC, a Delaware limited liability company, Restaurant Group Management Service, LLC, a Delaware limited liability company, S & W Chicago, LLC, a Delaware limited liability company, S & W of Miami, L.L.C., a Delaware limited liability company, MOC D.C., L.L.C., a Delaware limited liability company, S & W Las Vegas, L.L.C., a Delaware limited liability company, S & W New Orleans, L.L.C., a Delaware limited liability company, S & W D.C., L.L.C., a Delaware limited liability company, and MOC of Miami, L.L.C., a Delaware limited liability company (each of the thirteen (13) foregoing entities is referred to herein as a "Guarantor and collectively as the "Guarantors") and FLEET BANK, N.A., a national banking association organized under the laws of the United States (the "Lender").

                              W I T N E S S E T H :

            WHEREAS, the Borrower entered into a senior secured revolving credit facility for up to an aggregate principal amount not to exceed $15,000,000 (the "Original Commitment") with the Lender pursuant to that certain Loan Agreement dated as of September 1, 1998, and the First Amendment to Loan Agreement dated as of June 8, 1999, which inter alia temporarily increased the Original Commitment to $16,500,000 (the "Revised Commitment") (together the "Agreement"); (all capitalized terms used herein and not defined herein shall have the meanings ascribed respectively thereto in the Agreement);

            WHEREAS, pursuant to Borrower's request, Lender has agreed to decrease the Revised Commitment to $15,000,000 and modify the Agreement and the other Loan Documents, as more particularly hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement and the other Loan Documents are hereby modified as follows:

            1. Commitment. The term "Commitment", as defined in Section 2.1 of the Agreement, is hereby amended to mean S 15,000,000.

            2. Conversion Date. The term "Conversion Date", as defined in
Section 2.6 of the Agreement is hereby amended to mean January 15, 2000.

            3. EBITDA. The definition of EBITDA in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

            "'EBITDA' shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a)

            Adjusted Net Income, plus (b) Interest Expense, plus (c) depreciation and amortization, plus (d) any non-cash extraordinary or nonrecurring charges, plus (e) deferred rent, plus (f) Federal, state and local income taxes, computed in accordance with GAAP."

            4. Termination Date. The term "Termination Date", as defined in
Section 1.1 of the Agreement is hereby amended to mean January 15, 2000.

            5. Final Term Loan Maturity Date. The final Maturity Date of the Term Loan as set forth in Section 27 of the Agreement is hereby amended to mean January 15, 2003.

            6. Rolling Four Quarter EBITDA. Section 1.1 is hereby amended to add the following definition after the definition of Revolving Loan Note:

            "'Rolling Four Quarter EBITDA' shall mean the EBITDA for the prior four consecutive fiscal quarters ending with the most recent fiscal quarter:"

            7. Working Capital Sublimit. The definition of the term "Working Capital Sublimit" in Section 1.1 of the Agreement, is hereby deleted.

            8. Working Capital Advances. Sections 2.5 and 8(c) are hereby deleted in their entirety.

            9. Procedure for Requesting Advances. The second sentence of Section
2.3 of the Agreement is hereby amended in its entirety to read as follows:

            "Such Borrowing Notice shall (a) identify the Project to which such proposed borrowing relates or identify such proposed borrowing as a Working Capital Advance, (b) state whether the Borrower requests the Advance to bear interest at the Adjusted LIBOR Rate, and if so, for what LIBOR Interest Period, and (e) provide certification from the Chief Financial Officer of the Borrower that taking into account the proposed borrowing, the Borrower will be in compliance with the covenants in Sections 6 and 7 on a pro forma basis."

            10. Amendments to Financial Ratios.

            (a) Section 6.1(a) of the Agreement is hereby amended in its entirety to read as follows:

            "(a) Consolidated Fixed Charge Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis will maintain a Consolidated Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, of not less than 1.50 to 1.0 from the last day of the 1999 fiscal year end and thereafter."

            (b) Section 6.1(b) of the Agreement is hereby amended in its entirety to read as follows:

            "(b) Consolidated EBITDA. The Consolidated EBITDA of the Borrower and its Subsidiaries shall be not less than: $1,500,000 for the second fiscal quarter of 1999, $O for the third fiscal quarter of 1999; $2,750,000 for the fourth fiscal quarter of 1999, $2,750,000 for the first fiscal quarter of 2000; $2,350,000 for the second fiscal quarter of 2000; $1,000,000 for the third fiscal quarter of 2000; and $4,400.000 for the fourth fiscal quarter of 2000 and thereafter."

            (c) Minimum Rolling Four Quarter EBITDA. Section 6.1 of the Agreement is hereby amended to add the following Section 6.1(c) to read as follows:

            "(c) Minimum Rolling Four Quarter EBITDA. The Minimum Rolling Four Quarter EBITDA of the Borrower and its Subsidiaries shall be not less than: $5,850,000 for the fourth fiscal quarter of 1999, $7,125,000 for the first fiscal quarter of 2000; $7,900,000 for the second fiscal quarter of 2000; $8,900,000 for the third fiscal quarter of 2000; and $10,500,000 for the fourth fiscal quarter of 2000 and thereafter."

            11. Fees. In consideration of the Lender agreeing to enter into this Amendment, and granting the waivers set forth in paragraph 15 below, the Borrower hereby agrees to pay to Lender a Loan Fee of $50,000 on the date hereof (the "Closing Date").

            12. Effect of Amendment. All references in the Loan Documents to the "Loan Agreement" shall be deemed to refer to the Agreement as modified pursuant to the terms hereof. All references in any one of the Loan Documents to any of the other Loan Documents shall be deemed to refer to such other Loan Documents as modified pursuant to the terms hereof. In the event of any inconsistency or conflict between the terms and provisions of any of the Loan Documents and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control and be binding, it being the agreement and intent of the Borrower, Guarantors and the Lender that the terms and provisions contained or referred to in the Loan Documents shall hereby be and be deemed to be amended and modified to the extent, but only to the extent, necessary to give effect to the terms and provisions of this Amendment.

            13. Consent of Borrower and Guarantor. By execution of this Amendment, Borrower and Guarantors hereby expressly consent to the modification and amendments relating to the Loan Agreement as set forth herein, and Guarantors and Borrower hereby acknowledge, represent and agree that the Guaranty, the Revolving Note, the Security Agreement and the other Loan Documents to which each is a party remain in full force and effect and constitute the valid and legally binding obligation of Guarantors and Borrowers, enforceable against such Person in accordance with its terms, that the Guaranty, the Revolving Note, the Security Agreement and the other Loan Documents extend to and apply to the Loan Agreement as modified and amended, and that the execution and deliver of this Amendment does not constitute and shall not be deemed to constitute, a release, waiver or satisfaction of Guarantors' or Borrowers' obligations under the Guaranty, the Revolving Note, the Security Agreement or other Loan Documents.

            14. Borrower's Representations, Warranties and Covenants. Borrower and Guarantors hereby certify that the following statements are true on the date hereof:

            (a) No Default or Event of Default has occurred and is continuing;

            (b) All representations and warranties contained in the Agreement and the other Loan Documents, before and after giving affect to this Amendment, are true and correct in all material respects with the same effect as though such representations and warranties are being made as of the date hereof.

            (c) Except with respect to compliance with Sections 5.3 and 6.1, the Borrower, before and after giving effect to this Amendment is in compliance in all material respects with all covenants in Sections 5, 6 and 7 of the Loan Agreement and all other covenants and agreements contained in the Agreement and the other Loan Documents;

            (d) There has been no material adverse change in the financial condition or business of the Borrower and Guarantors;

            (e) Except as expressly modified hereby, the Agreement and other Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects; and

            (f) The Borrower has no offsets, counterclaims or defenses to the enforcement of, or otherwise with respect to, the Agreement and/or other Loan Documents as hereby modified.

            15. Limited Waiver. (a) The Lender hereby waives the failure of Borrower to have provided the timely annual audited financial statements and the financial covenant compliance letter and calculation for the year ending December 28, 1998, provided that the consolidated audited financial statements of the Borrower for the fiscal year ended December 28, 1998, as required by
Section 5.3(a) of the Agreement to be audited by KPMG Peat Marwick shall be received by the Lender on or before July 1, 1999, in form and substance satisfactory to the Lender.

            (b) Lender waives compliance by Borrower of the covenants set forth in Sections 6.1(a) and (b) for the fiscal quarter ending March 29, 1999.

            (c) Except as specifically set forth in this paragraph 15, Lender has not waived any covenant of Borrower or any Guarantor contained in any of the Loan Documents.

            16. New Covenant. Section 7 of the Agreement is amended by adding a
Section 7.13 to read as follows:

            "7.13 New Construction. Borrowers agrees that so long as any of the Loans arc outstanding, Borrower and its Subsidiaries shall not commence construction, conversion or development of any new restaurant without the consent of the Lender, which may be withheld or conditioned in its sole discretion. This section 7.13 shall not apply to Smith & Wollensky in Washington. D.C. or to Maloney & Porcelli in Washington, D.C."

            17. Subordinated Debt Transaction. Simultaneously with the closing of this Amendment, Borrower shall have entered into a subordinated debt transaction with Magnetite Asset Investors, LLC on terms and conditions satisfactory to Lender.

            18. Execution in Counterparts. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            19. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

            20. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                        THE NEW YORK RESTAURANT, INC., a Delaware corporation

                        By:
                           -------------------------------------------
                           Name:  Mark K. Levine
                           Title: Executive Vice President


                        THE MANHATTAN OCEAN CLUB
                         ASSOCIATES, L.L.C., a Delaware Limited
                         liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        LA CITE ASSOCIATES, L.L.C.,
                         a Delaware limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        ATLANTIC & PACIFIC GRILL
                         ASSOCIATES, L.L.C., a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        MRS. PARKS SUB, LLC, a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        NEW YORK RGI SUB, LLC., a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President

                        RESTAURANT GROUP MANAGEMENT
                         SERVICE, LLC, a Delaware, limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        S & W Chicago, L.L.C., a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        S & W OF MIAMI, L.L.C., a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        MOC D.C., L.L.C., a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President

                        S & W LAS VEGAS, LLC, a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        S & W NEW ORLEANS, LLC, a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        S & W D.C., LLC, a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President


                        MOC of MIAMI, L.L.C, a Delaware
                         limited liability company

                        By: The New York Restaurant Group, Inc.,
                            its Manager

                              By:
                                 -------------------------------------------
                                 Name:  Mark K. Levine
                                 Title: Executive Vice President

                        FLEET BANK, N.A.


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title: Vice President